As Filed with the Securities and Exchange Commission on January 13, 2009	Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 ON
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Yinlips Technology, Inc.
(Name of Registrant As Specified in its Charter)

Delaware	3571	20-8057623
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

Room 2929-31 NanGuang JieJia Building
No. 3037 Shen South-mid Road, FuTian District
Shenzhen, GuangDong
People’s Republic of China
(86) 755-2601-8046
(Address and Telephone Number of Principal Executive Offices)

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
(800) 222-2122
 (Name, Address and Telephone Number of Agent for Service)

Copies to
Thomas J. Poletti, Esq. Ayla A. Nazli, Esq. K&L Gates LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001	Joseph V. Stubbs, Esq. Scott Galer, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 Telephone (818) 444-4500 Facsimile (818) 444-4520

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
			Proposed		Proposed
			Maximum		Maximum		Amount of
Title of Each Class of	Amount To Be		Offering Price		Aggregate		Registration
Securities To Be Registered	Registered (1)		Per Share		Offering Price		Fee
Common Stock, $0.0001 par value per share	460,000	(2)	$4.00	(2)	$1,840,000	(2)	$72.31
Common Stock, $0.0001 par value per share	229,613	(3)	$4.00	(6)	$918,452	(6)	$36.10
Common Stock, $0.0001 par value per share	135,745	(4)	$4.00	(6)	$542,980	(6)	$21.34
Common Stock, $0.0001 par value per share	4,473,583	(5)	$4.00	(6)	$17,894,332	(6)	$703.25
Total Registration Fee							$833.00	(7)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriter has the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 229,613 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus.

(4)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants that have been previously issued to selling stockholders named in the Resale Prospectus.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the conversion of Series A Convertible Preferred Stock that have been previously issued to selling stockholders named in the Resale Prospectus.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(7)	This amount has been previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•
IPO Prospectus.  A prospectus to be used for the initial public offering by the Registrant of up to 400,000 shares of the Registrant's common stock (in addition to 60,000 shares that may be sold upon exercise of the underwriter’s over-allotment option) (the "IPO Prospectus") through the underwriter named on the cover page of the IPO Prospectus.

•
Resale Prospectus.  A prospectus to be used for the resale by selling stockholders of up to 4,838,941 shares of the Registrant’s common stock (including 135,745 shares that have been or may be acquired upon the exercise of warrants and 4,473,583 shares that have been or may be acquired upon the conversion of Series A Convertible Preferred Stock that have been previously issued to selling stockholders named in the Resale Prospectus) (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section on page 3;

•	they contain different Use of Proceeds sections on page 26;

•	the Capitalization and Dilution sections are deleted from the Resale Prospectus on page 26 and page 27, respectively;

•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 68A;

•	references in the IPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•	the Underwriting section from the IPO Prospectus on page 68 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•	the Legal Matters section in the Resale Prospectus on page 70 deletes the reference to counsel for the underwriter; and

•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

Notwithstanding the Resale Prospectus, certain of the selling stockholders named in the Resale Prospectus holding an aggregate of 4,473,583 shares of common stock underlying Series A Convertible Preferred Stock that were purchased in a private placement that closed on October 31, 2008 have agreed that they will not sell any of such securities until 90 days after our common stock begins to be listed or quoted on either the New York Stock Exchange, NYSE Alternext US (formerly known as the American Stock Exchange), NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, when one-twelfth of their shares will be released from the lock-up restrictions, and after which their shares will automatically be released from the lock-up restrictions every 30 days in eleven equal installments.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated January 13, 2009

400,000 SHARES

Yinlips Technology, Inc.

COMMON STOCK

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange). We propose to obtain the trading symbol "YTI".  We expect that the public offering price of our common stock will be between $3.00 and $4.00 per share.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 4.

	Per Share		Total
Public offering price	$	[____]	$	[____]
Underwriting discounts and commissions	$	[____]	$	[____]
Proceeds, before expenses, to Yinlips Technology, Inc.	$	[____]	$	[____]

The underwriter has a 45-day option to purchase up to 60,000 additional shares of common stock from us solely to cover over-allotments, if any.

The underwriter expects to deliver the shares of common stock to purchasers on or about _______________, 2009.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The Date of this Prospectus is: _______________, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	25
USE OF PROCEEDS	26
DIVIDEND POLICY	26
CAPITALIZATION	26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
DILUTION	27
ACCOUNTING FOR THE SHARE AND EXCHANGE	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
DESCRIPTION OF BUSINESS	39
MANAGEMENT	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
DESCRIPTION OF SECURITIES	61
SHARES ELIGIBLE FOR FUTURE SALE	65
UNDERWRITING	68
LEGAL MATTERS	70
EXPERTS	70
ADDITIONAL INFORMATION	70
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-8

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not, and the underwriter has not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 4.  Unless otherwise indicated, all share and per share information gives effect to the conversion of all of our outstanding shares of Series A Convertible Preferred Stock into shares of our common stock (the “Series A Conversion”).

As used in this prospectus, unless otherwise indicated, the terms “we”, “Company” and “Yinlips” refer to Yinlips Technology, Inc., a Delaware corporation, formerly known as SRKP 17, Inc. (“SRKP 17”), its wholly-owned subsidiary, Podium Technology Limited, a company organized under the laws of the British Virgin Islands (“Podium), and its wholly-owned subsidiary, Yinlips Digital Technology (Shenzhen) Co., Ltd., a company organized under the laws of the People’s Republic of China (“Shenzhen Yinlips”).  “China” or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

Yinlips Technology, Inc.

We design, manufacture and market CRT, LCD, and a series of portable electronic devices, including Micro PCs, HD hard disk multimedia players, MP6s, MP5s, MP4s with gaming features, MP3s and digital photo frames. Our core customer base consists of wholesalers and consumer resellers. With the exception of our sales in China, our products are primarily sold to our other customers through original design manufacturer (ODM) sales where our customers purchase our products to resell under its own brand. To a lesser extent, we also sell our products outside of China under our own brand name in countries such as Japan, Brazil and Andorra.

Corporate Information

We were incorporated in the State of Delaware on December 7, 2006.  We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On October 17, 2008, we closed a share and warrant exchange transaction, pursuant to which we (i) became the 100% parent of Podium Digital Technology, a company organized in the British Virgin Islands (“Podium”) and (ii) assumed the operations of Podium and its wholly-owned subsidiary, Yinlips Digital Technology (Shenzhen) Co., Ltd. (“Shenzhen Yinlips”).  On October 20, 2008, we changed our name from SRKP 17, Inc. to Yinlips Technology, Inc.  Shenzhen Yinlips was founded in April 2001 in Shenzhen, China. Podium is primarily a holding company and was founded in July 2007 in the British Virgin Islands.

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange).

Our corporate offices are located at Room 2929-31 NanGuan JieJia Building, No. 3037 Shen South-mid Road, FuTian District, Shenzhen, GuangDong, People’s Republic of China.  Our telephone number is (86) 755-2601-8046.

Recent Events

Share and Warrant Exchange

On September 22, 2008, we entered into a share and warrant exchange agreement (the “Exchange Agreement”), with Podium, its sole shareholder and all of its warrantholders, pursuant to which the shareholder would transfer all of the issued and outstanding shares of Podium to SRKP 17 in exchange for 65,795 shares of SRKP 17’s common stock and the warrantholders would transfer all of the issued and outstanding warrants of Podium to SRKP 17 in exchange for warrants to purchase 300,000 shares of our common stock at an exercise price of $1.10 per share (the “Share and Warrant Exchange”). On October 17, 2008, the Share and Warrant Exchange closed and Podium became our wholly-owned subsidiary and we which immediately changed our name to “Yinlips Technology, Inc.” A total of 65,795 shares and 300,000 warrants were issued to the former shareholder and warrantholders of Podium, respectively.

Private Placement

In addition, on October 17, 2008, concurrently with the close of the Share and Warrant Exchange, we conducted a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock at $1.10 per share. As a result, we received gross proceeds in the amount of approximately $4.9 million.

Purchase Right

On November 14, 2008, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right (the “SRKP 17 Share and Warrant Cancellation”).  Pursuant to the SRKP 17 Share and Warrant Cancellation, an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by certain of our stockholders and warrantholders prior to the Share and Warrant Exchange were cancelled.

Our BVI subsidiary, Podium, was owned by a non-PRC individual. Podium obtained all the equity interests of Shenzhen Yinlips further to an Equity Transfer Agreement dated December 28, 2007 (the “Original Equity Agreement”) by and among Podium, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, and Zhang Weiqiang. The Original Equity Agreement was amended and restated in September 2008 (the “Restated Equity Agreement”) to increase the total purchase price of the equity interests of Shenzhen Yinlips to RMB 19,200,000.

Following the full exercise of the Purchase Right, Mr. Zhao owned approximately 53.43% of our outstanding common stock. See “Risk Factors” beginning on page 4 for a more complete description of the aforementioned restructuring and risks associated therewith.

The Offering

Common stock we are offering	400,000 shares (1)

Common stock outstanding after the offering	12,564,378 shares (2)

Offering price	$3.00 to $4.00 per share (estimate)

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page 26 for more information on the use of proceeds.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4.

(1)
Excludes up to 60,000 shares that may be sold upon the underwriter’s over-allotment option.  We are also concurrently registering for resale under a separate prospectus up to 4,838,941 shares of our common stock held by the selling stockholders named under such prospectus (including 135,745 shares that have been or may be acquired upon the exercise of warrants and 4,473,583 shares that have been or may be acquired upon the conversion of Series A Convertible Preferred Stock that have been previously issued to selling stockholders named in such prospectus).  None of these securities are being offered by us and we will not receive any proceeds from the sale of these shares.  For additional information, see above under “Prospectus Summary – Recent Events.”

(2)	Based on 12,164,378 shares of common stock issued and outstanding as of January 13, 2009, giving effect to the Series A Conversion.

RISK FACTORS

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information set forth below.

As used in this prospectus, unless otherwise indicated, the terms “we,” “our,” “us,” “Company” and “Yinlips” refer to Yinlips Technology, Inc., a Delaware corporation, formerly known as SRKP 17, Inc. (“SRKP 17”). We conduct our business through our subsidiaries, which include our wholly-owned subsidiary, Podium Technology Limited, a company organized under the laws of the British Virgin Islands (“Podium”), and Yinlips Digital Technology (Shenzhen) Co., Ltd., a company organized under the laws of the PRC (“Shenzhen Yinlips”), which is 100% owned by Podium.

“China” or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

RISKS RELATED TO OUR OPERATIONS

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our products, or if we incur excessive expense promoting and maintaining our brand or our products, our potential revenues could be limited, our costs could increase and our operating results and financial condition would be harmed.

We believe that acceptance of our digital products by an expanding customer base depends in large part on increasing awareness of the Yinlips brand and that brand recognition will be even more important as competition in our market increases. Successful promotion of our brand depends largely on the effectiveness of our marketing efforts and on our ability to develop reliable and quality products at competitive prices. In addition, globalizing and extending our brand and recognition of our products and services is costly and involves extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and some of our competitors already have substantially more brand name recognition and greater marketing resources than we do. Our future brand promotion activities may involve significant expense and may not generate desired levels of increased revenue, and even if such activities generate some increased revenue, such increased revenue may not offset the expenses we incurred in endeavoring to build our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in our attempts to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and as a result our operating results and financial condition would suffer.

We derive a substantial portion of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

A substantial portion of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial proportion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of portable electronic devices are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

We are and will continue to be subject to rapidly declining average selling prices, which may harm our results of operations.

Consumer electronic devices such as those we offer are subject to rapid declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences. Consumer electronics products are subject to rapid technological changes which often cause product obsolescence. Companies within the consumer electronics industry are continuously developing new products with heightened performance and functionality. This puts pricing pressure on existing products and constantly threatens to make them, or causes them to be, obsolete. Our typical product’s life cycle is extremely short, generating lower average selling prices as the cycle matures. If we fail to accurately anticipate the introduction of new technologies, we may possess significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than we anticipated. In addition, if we fail to accurately anticipate the introduction of new technologies, we may be unable to compete effectively due to our failure to offer products most demanded by the marketplace. If any of these failures occur, our sales, profit margins and profitability will be adversely affected.

In addition, electronic device distributors expect suppliers, such as our company, to cut their costs and lower the price of their products to lessen the negative impact on the electronic device distributor’s own profit margins. As a result, we have previously reduced the price of some of our portable electronic products and expect to continue to face market-driven downward pricing pressures in the future. Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

We are subject to intense competition in the industry in which we operate, which could cause material reductions in the selling price of our products or losses of our market share.

The consumer electronics industry is highly competitive, especially with respect to pricing and the introduction of new products and features. Our products compete in the medium- to high- priced sector of the consumer electronics market and compete primarily on the basis of:

•	reliability;

•	brand recognition;

•	quality;

•	price;

•	design;

•	consumer acceptance of our trademark; and

•	quality service and support to retailers and our customers.

In recent years, we and many of our competitors, have regularly lowered prices, and we expect these pricing pressures to continue. If these pricing pressures are not mitigated by increases in volume, cost reductions from our supplier or changes in product mix, our revenues and profits could be substantially reduced. As compared to us, many of our competitors have:

•	significantly longer operating histories;

•	significantly greater managerial, financial, marketing, technical and other competitive resources; and

•	greater brand recognition.

As a result, our competitors may be able to:

•	adapt more quickly to new or emerging technologies and changes in customer requirements;

•	devote greater resources to the promotion and sale of their products and services; and

•	respond more effectively to pricing pressures.

These factors could materially adversely affect our operations and financial condition. In addition, competition could increase if:

•	new companies enter the market;

•	existing competitors expand their product mix; or

•	we expand into new markets.

An increase in competition could result in material price reductions or loss of our market share.

Our revenues and earnings could be materially and adversely affected if we cannot anticipate market trends or enhance existing products or achieve market acceptance of new products.

Consumers for portable electronic devices have many products to choose from and we must compete with these devices in order to sell our products and generate revenues. Our success is dependent on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, as well as expanding into new markets and developing new products. In addition, to increase our penetration of current markets and gain footholds in new markets for our products, we must maintain our existing products as well as integrate them with new products. We may not be successful in developing, marketing and releasing new products that respond to technological developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our sales volume may decline and earnings would be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products, which could also materially and adversely affect our revenues and earnings.

If we do not correctly forecast demand for our products, we could have costly excess production or inventories and we may not be able to secure sufficient or cost effective quantities of our products or production materials and our revenues, cost of revenues and financial condition could be adversely affected.

The demand for our products depends on many factors, including pricing and inventory levels, and is difficult to forecast due in part to variations in economic conditions, changes in consumer and business preferences, relatively short product life cycles, changes in competition, seasonality and reliance on key third party carriers. It is particularly difficult to forecast demand by individual product. Significant unanticipated fluctuations in demand, the timing and disclosure of new product releases or the timing of key sales orders could result in costly excess production or inventories or the inability to secure sufficient, cost-effective quantities of our products or production materials. This could adversely impact our revenues, cost of revenues and financial condition.

Our products may contain errors or defects, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

Our products are complex and must meet stringent user requirements. In addition, we must develop our products to keep pace with the rapidly changing portable electronic device market. Sophisticated electronic products like ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. Our products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products and jeopardize our relationship with carriers. End users may also reject or find issues with our products and have a right to return them even if the products are free from errors or defects. In either case, returns or quality issues could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and warranty claims and litigation which could harm our business, results of operations and financial condition.

The loss or significant reduction in business of any of our key customers, including Shenzhen Yuanjinda Import & Export Co., Ltd and Shenzhen Eway Computer Technology Co., Ltd.,  could materially and adversely affect our revenues and earnings.

We are highly dependent upon sales of our products to certain of our customers, including Shenzhen Wei Tong Industrial Co., Ltd., Shenzhen Yagu Technology Co., Ltd., Zhuhai Gongbei Li Weilin Shenzhen Yuanjinda Import & Export Co., Ltd, Qingdao Tianyue Technology Co., Ltd. and Shenzhen Ao Zhong Industrial Co., Ltd. During the nine months ended September 30, 2008, they accounted for approximately 16%, 11.5%, 11.2%, 10.1%, 8.6%, 6.8% and 6.2% of our net revenue , respectively.   No other customer accounted for greater than 5% of our net revenues for the periods. All purchases of our products by customers are made through purchase orders and we do not have long-term contracts with any of our customers. The loss of the above customers, or any of our other customers to which we sell a significant amount of our products or any significant portion of orders from the above customers, or such other customers or any material adverse change in the financial condition of such customers could negatively affect our revenues and decrease our earnings.

We cannot rely on long-term purchase orders or commitments to protect us from the negative financial effects of a decline in demand for our products. The limited certainty of product orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for the vast majority of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated with a small number of customers. As a result of our lack of long-term purchase orders and purchase commitments we may experience a rapid decline in our sales and profitability.

We depend on a limited number of suppliers for components for our products. The inability to secure components for our products could reduce our revenues and adversely affect our relationship with our customers.

We rely on a limited number of suppliers for our component parts and raw materials. Although there are many suppliers for each of our component parts and raw materials, we are dependent on a limited number of suppliers for many of the significant components and raw materials. This reliance involves a number of significant potential risks, including:

•	lack of availability of materials and interruptions in delivery of components and raw materials from our suppliers;

•	manufacturing delays caused by such lack of availability or interruptions in delivery;

•	fluctuations in the quality and the price of components and raw materials, in particular due to the petroleum price impact on such materials; and

•	risks related to foreign operations.

We generally do not have any long-term or exclusive purchase commitments with any of our suppliers. Shenzhen Lian Run Digital Technology Co., Ltd., Shenzhen Huafuyang Import & Export Co., Ltd., Shenzhen Kamei Electronic Technology Co., Ltd., and Shenzhen Bolang Manufacture Co., Ltd are our largest suppliers of components for our products, each of which accounted for more than 10% of our purchases of components for our products for the fiscal year ended December 31, 2007 and for the nine months ended September 30, 2008.  Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain our components and raw materials used in our products in a timely manner. If we are unable to obtain ample supply of products from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers’ orders which could materially and adversely affect our revenues and our relationship with our customers.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.

We use a broad range of materials and supplies, including displays, control ICs, Flashes, Wifi modules, GPS modules and other electronic components in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products and to ship such products to our customers in a timely fashion, which would adversely affect our sales, margins and customer relations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

In addition, our business is characterized by long periods for collection from our customers and short periods for payment to our suppliers, the combination of which may cause us to have liquidity problems. We experience an average accounts settlement period ranging from one month to as high as four months from the time we sell our products to the time we receive payment from our customers. In contrast, we typically need to place certain deposits and advances with our suppliers on a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders. Because our payment cycle is considerably shorter than our receivable cycle, we may experience working capital shortages. Working capital management, including prompt and diligent billing and collection, is an important factor in our results of operations and liquidity. We cannot assure you that system problems, industry trends or other issues will not extend our collection period, adversely impact our working capital.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products were unavailable at any time, our business would be materially adversely affected.

The seasonality of our business, as well as changes in consumer spending and economic conditions, may cause our quarterly operating results to fluctuate and cause our stock price to decline.

Our net revenue and operating results may vary significantly from quarter to quarter. The main factors that may cause these fluctuations are:

•	seasonal variations in operating results;

•	variations in the sales of our products to our significant customers;

•	increases in returned consumer electronics products in the first quarter which follows our peak third and fourth quarter sales;

•	variations in manufacturing and supplier relationships;

•
if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient inventory to deliver our products to our customers in a timely fashion or we may have excess inventory that we are unable to sell;

•	the discretionary nature of our customers’ demands and spending patterns;

•	changes in market and economic conditions; and

•	competition.

In addition, our quarterly operating results could be materially adversely affected by political instability, war, acts of terrorism or other disasters.

Sales of our products are somewhat seasonal due to consumer spending patterns, which tend to result in significantly stronger sales in our third and fourth fiscal quarters, especially as a result of the holiday season. This pattern will probably not change significantly in the future. Although we believe that the seasonality of our business is based primarily on the timing of consumer demand for our products, fluctuations in operating results can also result from other factors affecting us and our competitors, including new product developments or introductions, availability of products for resale, competitive pricing pressures, changes in product mix, pricing and product reviews and other media coverage. Due to the seasonality of our business, our results for interim periods are not necessarily indicative of our results for the year.

As a result of these and other factors, revenues for any quarter are subject to significant variation, which may adversely affect our results of operations and the market price for our common stock.

We depend upon patents we license from a third party, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board. The loss of these licenses, an increase in the costs of these licenses or Mr. Zhao’s failure to properly maintain or enforce the patents underlying such licenses may require us to suspend our operations until we obtain replacements and/or redesign our products.

We rely upon certain patents licensed from our Chief Executive Officer and Chairman of the Board, Zhao Zifeng, which gives us rights to third party intellectual property that is necessary or useful for our business. We may also enter into additional licenses to third party intellectual property in the future. In addition, because we do not own any patents relating to our technologies, we do not have the right to defend perceived infringements of patents relating to such technologies. Thus, our success will depend in part on the ability and willingness of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications for the intellectual property we have licensed. Even if patents issue in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.

Our ability to compete partly depends on the superiority, uniqueness and value of our technologies, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of trademark, patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite our efforts to protect our intellectual property, any of the following occurrences may reduce the value of our intellectual property:

•	our applications for trademarks or patents may not be granted and, if granted, may be challenged or invalidated;

•	issued patents, copyrights and trademarks may not provide us with any competitive advantages;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology or dilution of our trademarks;

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those that we develop; or

•	another party may obtain a blocking patent that would force us to either obtain a license or design around the patent to continue to offer the contested feature or service in our technologies.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We also rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

We may need additional capital to implement our current business strategy, which may not be available to us, and if we raise additional capital, it may dilute your ownership in us.

We currently depend on bank loans and net revenues to meet our short-term cash requirements. In order to grow revenues and sustain profitability, we will need additional capital.  We are conducting a public offering of shares of common stock registered in a registration statement of which this prospectus is contained, and we may conduct additional financing transactions in the future.  Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive to us. We cannot assure you that we will be able to obtain any additional financing. If we are unable to obtain the financing needed to implement our business strategy, our ability to increase revenues will be impaired and we may not be able to sustain profitability.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. In recent weeks, the volatility and disruption have reached unprecedented levels. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. We have historically relied on credit to fund our business and we need liquidity to pay our operating expenses. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our failure to effectively manage growth could harm our business.

We have rapidly and significantly expanded the number and types of products we sell, and we will endeavor to further expand our product portfolio. We must continually introduce new products and technologies, enhance existing products in order to remain competitive, and effectively stimulate customer demand for new products and upgraded versions of our existing products.

This expansion of our products places a significant strain on our management, operations and engineering resources. Specifically, the areas that are strained most by our growth include the following:

•
New Product Launch: With the growth of our product portfolio, we experience increased complexity in coordinating product development, manufacturing, and shipping. As this complexity increases, it places a strain on our ability to accurately coordinate the commercial launch of our products with adequate supply to meet anticipated customer demand and effective marketing to stimulate demand and market acceptance. If we are unable to scale and improve our product launch coordination, we could frustrate our customers and lose retail shelf space and product sales;

•
Forecasting, Planning and Supply Chain Logistics: With the growth of our product portfolio, we also experience increased complexity in forecasting customer demand and in planning for production, and transportation and logistics management. If we are unable to scale and improve our forecasting, planning and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory; and

•
Support Processes: To manage the growth of our operations, we will need to continue to improve our transaction processing, operational and financial systems, and procedures and controls to effectively manage the increased complexity. If we are unable to scale and improve these areas, the consequences could include: delays in shipment of product, degradation in levels of customer support, lost sales, decreased cash flows, and increased inventory. These difficulties could harm or limit our ability to expand.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of our business. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture our products and provide service support. Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

Our labor costs are likely to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor. Recent changes in Chinese labor laws that became effective January 1, 2008 are likely to increase costs further and impose restrictions on our relationship with our employees. There can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

We do not carry any business interruption insurance, products liability insurance or any other insurance policy except for a limited property insurance policy.  As a result, we may incur uninsured losses, increasing the possibility that you would lose your entire investment in our company.

We could be exposed to liabilities or other claims for which we would have no insurance protection.  We do not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy except for property insurance policies with limited coverage.  As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business.  There can be no guarantee that we will be able to obtain additional insurance coverage in the future, and even if we are able to obtain additional coverage, we may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we do not carry products liability insurance, a failure of any of the products marketed by us may subject us to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of our products.  We cannot assure that we will have enough funds to defend or pay for liabilities arising out of a products liability claim.  To the extent we incur any product liability or other litigation losses, our expenses could materially increase substantially.  There can be no assurance that we will have sufficient funds to pay for such expenses, which could end our operations and you would lose your entire investment.

We are subject to market risk through our sales to international markets.

A growing percentage of our sales are being derived from international markets. These international sales are primarily focused in Europe, Southeast Asia, and North America. These operations are subject to risks that are inherent in operating in foreign countries, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

•	exchange controls;

•	some countries impose burdensome tariffs and quotas;

•	political changes and economic crises may lead to changes in the business environment in which we operate;

•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

In addition, we utilize third-party distributors to act as our representative for the geographic region that they have been assigned. Sales through distributors represent approximately 15% of total revenue. Significant terms and conditions of distributor agreements include FOB source, net 30 days payment terms, with no return or exchange rights, and no price protection. Since the product transfers title to the distributor at the time of shipment by us, the products are not considered inventory on consignment. Our success is dependent on these distributors finding new customers and receiving new orders from existing customers.

Our facilities and information systems could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.

Our headquarters and major facilities including manufacturing plants, sales offices and research and development centers are located in China. We also operate procurement, logistics, sales and marketing facilities in other parts of the world. If major disasters such as earthquakes, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur, or our information system or communications network breaks down or operates improperly as a result of such events, our facilities may be seriously damaged, and we may have to stop or delay production and shipment. We may incur expenses relating to such damages.

Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in quarterly operating results could cause the value of our securities to decline. Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	vulnerability of our business to a general economic downturn in China and globally;

•	fluctuation and unpredictability of costs related to the raw material used to manufacture our products;

•	seasonality of our business;

•	changes in the laws of the PRC that affect our operations;

•	competition from our competitors; and

•	our ability to obtain necessary government certifications and/or licenses to conduct our business.

RISKS RELATED TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiary, Yinlips Digital Technology (Shenzhen) Co., Ltd., (“Shenzhen Yinlips”) is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business license, other licenses or authorities;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacturing and distribution of our products, are conducted in China. Moreover, all of our directors and officers are nationals and residents of China or Hong Kong. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiary, Shenzhen Yinlips, is a wholly foreign-owned enterprise, commonly known as a WFOE. A WFOE can only conduct business within its approved business scope, which ultimately appears on its business license. Our license permits us to design, manufacture, sell and market portable electronic products throughout the PRC. Any amendment to the scope of our business requires further application and government approval. In order for us to expand our business beyond the scope of our license, we will be required to enter into a negotiation with the PRC authorities for the approval to expand the scope of our business. We cannot assure investors that Shenzhen Yinlips will be able to obtain the necessary government approval for any change or expansion of its business.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations that require us to obtain environmental permits for our manufacturing operations. Our environmental permit from the Shenzhen Environment Protection Bureau Nanshan Bureau (the “Bureau”) covering our manufacturing operations are currently in effect and do not expire until February 5, 2010. If we are unable to renew our permit when it expires or we fail to comply with the provisions of the permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

We cannot assure you that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate. Our failure to obtain required prior approval for the share and warrant exchange, and the listing and trading of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies controlled by PRC residents in mergers and acquisitions in China. This circular requires that (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing); (2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change outside of China, such as a change in share capital or merger or acquisition, the PRC resident shall, within 30 days from the occurrence of the event that triggers the change, register such change with a local branch of the SAFE.  In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies.

In connection with the Purchase Right, Mr. Zhao made a SAFE registration with respect to his investment in the Company - however, as of the date hereof, such registration has not been approved and there can be no assurance that it will be approved. If Mr. Zhao's SAFE registration is not approved or if any other PRC resident stockholder fails to make the required SAFE registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. Failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Because of uncertainty in how the SAFE notice will be interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, Shenzhen Yinlips’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by Mr. Zhao and any other of our PRC resident beneficial holders over whom we have no control. In addition, we cannot assure you that either Mr. Zhao or any other such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. Failure by Mr. Zhao or any other PRC resident beneficial holder to register as required with the relevant branch of SAFE could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit Shenzhen Yinlips’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006. These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or a SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

According to the M&A Regulations, a “Related Party Acquisition” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the M&A Regulations, any Related Party Acquisition must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

Our BVI subsidiary, Podium, was owned by a non-PRC individual. Podium obtained all the equity interests of Shenzhen Yinlips further to an Equity Transfer Agreement dated December 28, 2007 (the “Original Equity Agreement”) by and among Podium, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, and Zhang Weiqiang. The Original Equity Agreement received approval by the Shenzhen Bureau of Trade and Industry on January 15, 2008 and Shenzhen Yinlips filed all required applications and received all appropriate SAFE approvals from the Shenzhen branch of MOFCOM. The Original Equity Agreement was amended and restated in September 2008 (the “Restated Equity Agreement”) to increase the total purchase price of the equity interests of Shenzhen Yinlips to RMB 19,200,000 although no additional governmental approvals were obtained for the Restated Equity Agreement.

Our Chief Executive Officer, Zhao Zifeng, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right. As a result of the full exercise of the Purchase Right, Mr. Zhao owns approximately 53.43% of our outstanding common stock.

The PRC regulatory authorities may take the view that the acquisition of Shenzhen Yinlips by Podium, the Share and Warrant Exchange and the Purchase Right are part of an overall series of arrangements which constitute a Related Party Acquisition, because at the end of these transactions, PRC individuals become majority owners and effective controlling parties of a foreign entity that acquired ownership of Shenzhen Yinlips. The PRC regulatory authorities may also take the view that the registration of the acquisition of Shenzhen Yinlips by Podium with the Shenzhen Bureau of Trade and Industry and the filings with the Shenzhen SAFE and MOFCOM may not evidence that the acquisition has been properly approved because the relevant parties did not fully disclose to the Shenzhen Bureau of Trade and Industry, SAFE or MOFCOM of the overall restructuring arrangements, the existence of the Share and Warrant Exchange and its link with the acquisition of Shenzhen Yinlips by Podium. The PRC legal counsel of Shenzhen Yinlips has opined that: (1) the Original Equity Agreement and the transactions thereunder have received all requisite approvals from the competent authorities, and all required registrations, certifications and approvals for the Original Equity Agreement and the transactions thereunder have been received by Shenzhen Yinlips; (2) Shenzhen Yinlips has filed all required applications for the Original Equity Agreement and the transactions thereunder and has received any and all required foreign exchange registrations, certifications and approvals as required, including, but not limited to, those as required from the appropriate national and local branches of SAFE and MOFCOM; (3) to their best knowledge, the Original Equity Agreement and the transactions thereunder do not (a) contravene or circumvent any provision of applicable PRC laws and regulations, including without limitation, the M&A Regulations, the Circular on Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicle effectives as of November 1, 2005 and its implementing rules; or (b) contravene the articles of association, business license or other constituent documents of Shenzhen Yinlips; and (4) to their best knowledge, they are not aware of any issue, fact or circumstance which would lead them to believe that the PRC regulatory authorities would revoke the Original Equity Agreement and the transactions thereunder which the Shenzhen Bureau of Trade and Industry has duly approved and that although approval of the Restated Equity Agreement has not been obtained, the Restated Equity Agreement is in compliance with the applicable PRC laws and regulations.

We, however, cannot assure you that the PRC regulatory authorities, MOFCOM in particular, may take the same view as the PRC legal counsel. If the PRC regulatory authorities take the view that the acquisition constitutes a Related Party Acquisition under the M&A Regulations, we cannot assure you we may be able to obtain the approval required from the national offices of MOFCOM.

If the PRC regulatory authorities take the view that the acquisition of Shenzhen Yinlips by Podium constitutes a Related Party Acquisition without the approval of the national offices of MOFCOM, they could invalidate our acquisition and ownership of Shenzhen Yinlips. Additionally, the PRC regulatory authorities may take the view that the Share and Warrant Exchange constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC. If this takes place, we would attempt to find a way to re-establish control of Shenzhen Yinlips’ business operations through a series of contractual arrangements rather than an outright purchase of Shenzhen Yinlips. But we cannot assure you that any such contractual arrangements will be protected by PRC law or that the Company can receive as complete or effective economic benefit and overall control of Shenzhen Yinlips’ business than if the Company had direct ownership of Shenzhen Yinlips. In addition, we cannot assure you that any such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of Shenzhen Yinlips, our business and financial performance will be materially adversely affected.

If the CSRC approval is not obtained, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock. Furthermore, published news reports in China recently indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies. These news reports have created further uncertainty regarding the approach that the CSRC and other PRC regulators may take with respect to us.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the aforementioned rules and regulations. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to foreign exchange control regulations of China.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China and a substantial majority of our revenues are generated in China, a majority of our revenue being earned and currency received are denominated in Renminbi (RMB).  RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.  Accordingly, Shenzhen Yinlips’ funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert our Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the U.S. Dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. Dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. Dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. Dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.  The People’s Bank of China may cut interest rates in the near future in order to offset the negative effects caused by the worldwide financial crisis.  This action might have a positive effect on our market, but such positive effect will not offset the negative effects on our market caused by financial crisis.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. We intend to adopt an equity compensation plan in the future and make substantial option grants to our officers and directors, most of who are PRC citizens. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens, including or Chief Executive Officer, to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Shenzhen Yinlips has enjoyed certain preferential tax concessions and the loss of these preferential tax concessions may cause our tax liabilities to increase and our profitability to decline.

Under the tax laws of the PRC, Shenzhen Yinlips has had tax advantages granted by local government for corporate income taxes and sales taxes commencing April 6, 2004. As a manufacturing enterprise established in Shenzhen, PRC, the Company was entitled to a preferential Enterprise Income Tax (”EIT”) rate.  Since 2008, the local government has increased the EIT rate from 15% to 18%.  On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies will be subject to enterprise income tax at a uniform rate of 25%. The new law became effective on January 1, 2008. During the transition period for enterprises established before March 16, the tax rate will be gradually increased starting in 2008 and be equal to the new tax rate in 2012. The expiration of the preferential tax treatment will increase our tax liabilities and reduce our profitability.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem in the PRC could adversely affect our operations.

A renewed outbreak of SARS, Avian Flu or another widespread public health problem in China, where our manufacturing facilities are located and where the substantial portion of our sales occur, could have a negative effect on our operations. Our business is dependent upon its ability to continue to manufacture products. Such an outbreak could have an impact on our operations as a result of:

•	quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations;

•	the sickness or death of our key officers and employees; or

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may difficulty hiring new employees in the PRC with such training. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacturing and distribution of our products, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no current trading market for our common stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange) in the future. There is no guarantee that the NYSE Alternext US, or any other exchange or quotation system, will permit our shares to be listed and traded. If we fail to obtain a listing on the NYSE Alternext US, we may seek quotation on the OTC Bulletin Board. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market (the “NASDAQ Global Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Global Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Pursuant to the terms of the Share and Warrant Exchange, we agreed to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission to register the 4,473,583 shares of common stock underlying our Series A Convertible Preferred Stock issued in an equity financing that was conducted in connection with the Share and Warrant Exchange. Each investor may sell or transfer any shares of the common stock after the effective date of the registration statement except that they entered into a lock-up agreement pursuant to which they agreed not to conduct any sales until 90 days after our common stock is listed or quoted on a national securities exchange, at which time one-twelfth of the shares purchased may be sold, and thereafter the shares will be automatically released from the lock-up restrictions every 30 days in eleven equal installments. In addition, WestPark Capital, Inc., in its discretion, may release some or all the shares earlier than the schedule set forth in this section.  Any early release by WestPark Capital, Inc. will apply equally to each of the investors in the Private Placement.

We also are registering with the Private Placement the 1,125,000 shares of common stock and the 665,091 shares of common stock underlying the warrants held by our stockholders immediately prior to the Share and Warrant Exchange. Of the shares, 229,613 shares  of common stock and 135,745 shares of common stock underlying warrants are included in the registration statement of which this prospectus is a part and 895,387 shares of common stock and 529,346 shares of common stock underlying warrants will be included in a subsequent registration statement filed by us on or before July 23, 2009, which is 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement of which this prospectus is a part.  All of the shares included in an effective registration statement may be freely sold and transferred, subject to a lock-up agreement.

Additionally, the former stockholders of Podium and their designees, may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”) as early as October 23, 2009, subject to certain limitations. Under Rule 144, an affiliate stockholder who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the date of this prospectus, 1% of our issued and outstanding shares of common stock was approximately 121,644 shares after taking into effect the Series A Conversion. Non-affiliate stockholders are not subject to volume limitations. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Our Chief Executive Officer and Chairman of the Board exercises significant influence over us.

Our Chief Executive Officer and Chairman of the Board, Zhao Zifeng, beneficially owns or controls approximately 53.43% of our outstanding shares after taking into effect the Series A Conversion. Mr. Zhao has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Mr. Zhao may also have the power to prevent or cause a change in control. In addition, without the consent of Mr. Zhao, we could be prevented from entering into transactions that could be beneficial to us. The interests of Mr. Zhao may differ from the interests of our other stockholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2008 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Because most of our sales are made in U.S. Dollars and most of our expenses are paid in RMB, devaluation of the U.S. Dollar could negatively impact our results of operations.

The value of RMB is subject to changes in China’s governmental policies and to international economic and political developments. In January 1994, the PRC government implemented a unitary managed floating rate system. Under this system, the People’s Bank of China, or PBOC, began publishing a daily base exchange rate with reference primarily to the supply and demand of RMB against the U.S. Dollar and other foreign currencies in the market during the previous day. Authorized banks and financial institutions are allowed to quote buy and sell rates for RMB within a specified band around the central bank’s daily exchange rate. On July 21, 2005, PBOC announced an adjustment of the exchange rate of the U.S. Dollar to RMB from 1:8.27 to 1:8.11 and modified the system by which the exchange rates are determined. This modification has resulted in an approximate 7.3% appreciation of the RMB against the U.S. Dollar from July 21, 2005 to May 2, 2007. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further fluctuations of the exchange rate of the U.S. Dollar against the RMB, including future devaluations. Because most of our net sales are made in U.S. Dollars and most of our expenses are paid in RMB, any future devaluation of the U.S. Dollar against the RMB could negatively impact our results of operations.

We may not be able to achieve the benefits we expect to result from the Share and Warrant Exchange.

On September 22, 2008, we entered into the Exchange Agreement with all of the shareholders and warrantholders of Podium, pursuant to which we agreed to acquire 100% of the issued and outstanding securities of Podium in exchange for shares of our common stock and warrants to purchase our common stock. On October 17, 2008, the Share and Warrant Exchange closed, Podium became our 100%-owned subsidiary and our sole business operations became that of Podium and its subsidiaries. We also have a new Board of Directors and management consisting of persons from Podium and Shenzhen Yinlips and changed our corporate name from SRKP 17, Inc. to Yinlips Technology, Inc.

We may not realize the benefits that we hoped to receive as a result of the Share and Warrant Exchange, which include:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share and Warrant Exchange will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share and Warrant Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”) once, and if, it starts trading. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Yinlips and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including Yinlips’ financial condition, results of operations, and the expected impact of the Share and Warrant Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	our ability to continue to develop and maintain awareness of our brand;

•	our ability to develop and market new products;

•	competitive nature of our industry;

•	market acceptance of our products;

•	compliance and changes in the laws of the PRC that affect our operations;

•	continued maintenance of certificates, permits and licenses required to conduct business in China;

•	vulnerability of our business to general economic downturn, especially in the PRC; and

•
the other factors referenced in this Current Report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

The risks included above are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and operating results.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the Securities and Exchange Commission, completely and with the understanding that our actual future results, levels of activity, performance and achievements may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 400,000 shares of common stock in the offering will be approximately $[_________] after deducting the estimated underwriting discounts and commissions and estimated offering expenses. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[__] million.

The principal purposes of this offering are to increase our working capital, to create a public market for our common stock, and to facilitate our future access to the public capital markets.  The net proceeds will be used for general corporate purposes. We cannot specify with certainty the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses.  Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.  We did not pay cash dividends in the nine months ended September 30, 2008 or the year ended December 31, 2007.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China and a substantial majority of our revenues are generated in China, a majority of our revenue being earned and currency received are denominated in Renminbi (RMB).  RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2008 (unaudited):

•	on an actual basis,

•
on a pro forma basis to give effect to (i) the Private Placement that we closed in October 2008 pursuant to which we sold a total of 4,473,583 shares of Series A Convertible Preferred Stock in the private placement for aggregate gross proceeds of approximately $4.9 million and (ii) the Series A Conversion, and

•
on a pro forma basis as adjusted to give further effect to reflect our receipt of estimated net proceeds from the sale of 400,000 shares of common stock (excluding the 60,000 shares which the underwriter has the option to purchase to cover over-allotments, if any) in this offering at an assumed public offering price of $[______], which is the mid-point of the estimated range of the per share offering price, and after deducting estimated underwriting discounts and commissions and estimated offering expenses of approximately $[__________].

You should read this table in conjunction with “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

September 30, 2008
	Actual		Pro Forma		Pro Forma, As Adjusted
(unaudited, in thousands)
Due to shareholder	$	[______]	$	[______]	$	[______]
Minority interest		[______]		[______]		[______]
Stockholders' equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2008		[______]		[______]		[______]
Common stock, $0.0001 par value, 100,000,000 shares authorized, [______] issued and outstanding on an actual basis, [______] issued and outstanding on a pro forma basis, and [______] issued and outstanding on a pro forma as-adjusted basis (1)
		[______]		[______]		[______]
Additional paid-in capital		[______]		[______]		[______]
Accumulated other comprehensive income		[______]		[______]		[______]
Statutory surplus reserve fund		[______]		[______]		[______]
Retained earnings		[______]		[______]		[______]
Total stockholders' equity	$	[______]	$	[______]	$	[______]
Total capitalization	$	[______]	$	[______]	$	[______]

(1)        The number of our shares of common stock shown above to be outstanding after this offering is based on [______] shares outstanding as of September 30, 2008.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for the listing of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange).  We propose to obtain the trading symbol “YTI.”   As of January 13, 2009, we had 13 stockholders of record.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of September 30, 2008 was $[__] million, or $[_____] per share (unaudited) based on [_____] shares of common stock outstanding.  Assuming the sale by us of [_____] shares of common stock offered in this offering at an assumed public offering price of $[_____] per share, and after deducting the estimated underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2008 would have been $[__] million, or $[_____] per share.  This represents an immediate increase in net tangible book value of $[_____] per share to our existing stockholders and an immediate dilution of $[_____] per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates this per share dilution:

Public offering price per share			$	[_____]
Net tangible book value per share as of September 30, 2008	$	[_____]
Increase per share attributable to new public investors		[_____]

Net tangible book value per share after this offering				[_____]

Dilution per share to new public investors				[_____]

The following table sets forth, on an as adjusted basis as of September 30, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $[_____] per share of common stock:

	Shares Purchased			Total Cash Consideration
	Number	Percent		Amount (in thousands)		Percent		Average Price Per Share
Existing stockholders	[_____]	[_____]	%	$	[_____]	[_____]	%	$	[_____]

New investors	[_____]	[_____]	%	$	[_____]	[_____]	%	$	[_____]

Total	[_____]	100%			[_____]	100%

The total consideration amount for shares of common stock held by our existing stockholders includes total cash paid for our outstanding shares of common stock as of September 30, 2008 and excludes the value of securities that we have issued for services.  If the underwriters’ over-allotment option of 60,000 shares of common stock is exercised in full, the number of shares held by existing stockholders will be reduced to [__]% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to [_____] shares, or [__]%, of the total number of shares of common stock outstanding after this offering.

The discussion and tables above is based on [_________] shares of common stock issued and outstanding as of September 30, 2008.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

ACCOUNTING FOR THE SHARE AND WARRANT EXCHANGE

On October 17, 2008, the Company completed the acquisition of all of the common stock and the warrants to purchase 300,000 shares of Podium pursuant to a Share and Warrant Exchange Agreement.  In consideration, the Company will issue an aggregate of 65,795 shares of the Company’s common stock, $0.0001 par value and warrants to purchase 300,000 shares of the Company to the shareholders and warrantholders of Podium.  As a result of this transaction, Podium became a wholly-owned subsidiary of the company.  The transaction is accounted for using the purchase method (in the form of common stock) of accounting in accordance with FASB Statement of Financial Accounting Standards No. 141R, Business Combinations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this prospectus.

This prospectus contains forward-looking statements.  The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements.  These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow.  Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.  Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

Through Shenzhen Yinlips, we engage in the development, production and sales of portable electronic products such as Micro PCs, HD hard disk multimedia players, MP6s, MP5s, MP4s with gaming features, MP3s and digital photo frames. Our digital products have a solid reputation and established brand name in the PRC and abroad.

We sell our products to wholesalers and distributors of electronic products. For export sales and ODM production, we produce based on customer demand and orders. For products with our own brand names, customers generally do not provide us with any long-term commitments. As a result it is necessary for us to estimate, based in part on non-binding estimates by our customers and potential customers, the requirements for our products. In addition, in some instances, we develop products based on anticipated customer demand with no assurance that we will receive the anticipated orders. To the extent that we do not receive the anticipated orders or that our customers require products in greater quantities than anticipated, our revenue and margins will be affected.

A small number of customers account for a very significant percentage of our revenue. For nine months ended September 30, 2008, we had 8 customers that each accounted for at least 5% of the revenues that we generated. These eight customers accounted for a total of approximately 64% of our revenue for that period. During the year ended December 31, 2007, we had three customers that generated revenues of at least 5% of our revenues. These three customers accounted for a total of approximately 18.56% of our revenue for the year ended December 31, 2007. For the year ended December 31, 2006, we had four customers that accounted for at least 5% of revenue, and these four customers accounted for approximately 24.31% of our revenue. Unless we replace a customer, the loss of any of these customers could have a material adverse effect upon our revenue and net income. We have long term supply contracts with stable supply source. This practice reduces our risk on shortage of raw material supply. But any future purchase price fluctuations will affect our production costs and gross margin

Recent Events

On September 22, 2008, SRKP 17, Inc., a Delaware corporation (“SRKP 17”), entered into a share and warrant exchange agreement (the “Exchange Agreement”), with Podium, its sole shareholder and its warrantholders, pursuant to which the shareholder would transfer all of the issued and outstanding shares of Podium to SRKP 17 in exchange for 65,795 shares of SRKP 17’s common stock and the warrantholders would transfer all of the issued and outstanding warrants of Podium to SRKP 17 in exchange for warrants to purchase 300,000 shares of our common stock at an exercise price of $1.10 per share (the “Share and Warrant Exchange”). On October 17, 2008, the Share and Warrant Exchange closed and Podium became a wholly-owned subsidiary of SRKP 17, which immediately changed its name to “Yinlips Technology, Inc.” A total of 65,795 shares and 300,000 warrants were issued to the former shareholder and warrantholders of Podium, respectively.

In addition, on October 31, 2008, we closed a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock at $1.10 per share. As a result, we received gross proceeds in the amount of approximately $4.9 million.

On November 14, 2008, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right (the “SRKP 17 Share and Warrant Cancellation”). Pursuant to the SRKP 17 Share and Warrant Cancellation, an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by certain of our stockholders and warrantholders prior to the Share and Warrant Exchange were cancelled.

Our BVI subsidiary, Podium, was owned by a non-PRC individual. Podium obtained all the equity interests of Shenzhen Yinlips further to an Equity Transfer Agreement dated December 28, 2007 (the “Original Equity Agreement”) by and among Podium, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, and Zhang Weiqiang. The Original Equity Agreement was amended and restated in September 2008 (the “Restated Equity Agreement”) to increase the total purchase price of the equity interests of Shenzhen Yinlips to RMB 19,200,000.

Upon the consummation of the Purchase Right and SRKP 17 Share and Warrant Cancellation, our Chief Executive Officer and Chairman of the Board, Zhao Zifeng, owned approximately 53.43% of our outstanding common stock, after giving effect to the Series A Conversion. See “Risk Factors” beginning on page 4 above for a more complete description of the aforementioned restructuring and risks associated therewith.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Revenue recognition. We recognize revenue from the sales of products. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectivity is reasonably assured. Sales revenue is presented net of value added tax (VAT), sales rebates and returns. No return allowance is made as product returns are insignificant based on historical experience.

Allowance for doubtful accounts. In estimating the collectability of accounts receivable we analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if we make different judgments or uses difference estimates. Our accounts receivable represent a significant portion of our current assets and total assets. Our realization on accounts receivable, expressed in terms of United States dollars may be affected by fluctuations in currency rates since the customer ’ s currency is frequently a currency other than United States dollars.

Inventories. Inventories comprise raw materials and finished goods are stated at the lower of cost or market. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

Taxation. Under the tax laws of PRC, Shenzhen Yinlips has had tax advantages granted by local government for corporate income taxes and sales taxes commencing from the establishment of the Company.   As a manufacturing enterprise established in Shenzhen, PRC, the Company was entitled to a preferential Enterprise Income Tax (”EIT”) rate, 15%. On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies will be subject to enterprise income tax at a uniform rate of 25%. The new law became effective on January 1, 2008. Since 2008, the local government has increased the EIT rate from 15% to 18%. During the transition period for enterprises established before March 16, the tax rate will be gradually increased starting in 2008 and be equal to the new tax rate in 2012. We believe that our profitability will be negatively affected in the near future as a result of the new EIT Law.

Recently Issued Accounting Pronouncements

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent ’ s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No. 141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have adopted SFAS No. 141R on our consolidated financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities ” . The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity ’ s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS 161 on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that Yinlips has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on our consolidated financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company has adopted the standard effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS 157 is not material to the Company’s consolidated financial position or results of operation.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company has not adopted the standard to measure its assets or liabilities at the fair value option.

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company has not yet determined the impact of the adoption of SFAS No. 160 on its consolidated financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact of adopting SFAS 161 on its consolidated financial statements.

Results of Operations

The following table sets forth information from our statements of operations for the nine months ended September 30, 2008 and 2007 and years ended December 31, 2007 and 2006:

	For Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

Revenue
Sales	$17,829,169	$14,305,912	$21,304,717	$14,136,570
Cost of goods sold	(13,865,754)	(11,607,047)	(16,883,580)	11,690,644
Gross Profit	3,963,416	2,698,864	4,421,137	2,445,926

Selling expenses	469,995	325,439	490,951	372,662
Other general and administrative	411,118	137,536	275,893	141,942
Research and development	716,818	640,929	867,903	236,041
Depreciation of property, plant and equipment	56,726	44,503	27,469	31,768
Total operating expenses	1,654,656	1,148,406	1,662,216	782,413
Income from operations	2,308,759	1,550,458	2,758,921	1,663,513

Other income (expenses)
Interest income (expense), net	1,256	1,793	2,344	(229)
Penalty on renovation contract	(43,011)
Other income (expense), net		50	55	1,783
Total other income (expenses)	(41,755)	1,844	2,399	1,554

Income before income taxes	2,267,004	1,552,302	2,761,320	1,665,067
Income taxes	(399,554)	(232,845)	(411,155)	(249,760)

Net income	1,867,451	1,319,456	2,350,165	1,415,307

Other Comprehensive Income:
Foreign currency translation adjustment	366,492	119,254	254,858	58,306
Comprehensive Income	$2,233,943	$1,438,710	$2,605,023	$1,473,613

Nine months ended September 30, 2008 and 2007

Revenues, which consist of sales of our products, were $17,829,169 for the nine months ended September 30, 2008, an increase of $3,523,258, or 24.63%, compared to $14,305,912 for the same period in 2007. The increase in revenue was attributed mainly to the increased sales of our products.

In the past, we have relied on sales to original equipment manufacturers (ODMs) for a significant portion of our revenues. ODM sales accounted for 60% of our revenues for the nine months ended September 30, 3008 and sales of products with our own brand accounted for 40% of our revenues for the same period. We have increased our focus on and investment of resources in sales of our own brand which we believe will help decrease any reliance on ODM sales.

Cost of sales, which include raw material, labor and manufacturing overhead, were $13,865,754 for the nine months ended September 30, 2008, an increase of $2,258,707, or 19.46%, compared to $11,607,047 for the same period in 2007. This increase in cost of sales was caused by the increase of sales of our products. As a percentage of revenues, cost of sales for the nine months ended September 30, 2008 and 2007 were 77.77% and 81.13%, respectively.

Gross profit for the nine months ended September 30, 2008 was $ 3,963,416, or 22.23% of revenues, compared to $2,698,864, or 18.87% of revenues, for the comparable period in 2007. Management considers gross profit to be a key performance indicator in managing our business. Gross profit margins are a factor of cost of sales, product mix and product demand. The increase in our gross profit margin for the nine months ended September, 2008 is primarily due to the increase of sales and the decrease in the price of raw materials.

Various factors may impact our company’s performance in different ways. For example, the average selling price for certain of our existing products, such as MP3 players, is declining. By upgrading our products, adding functionality, and improving technological specifications, we can increase the value of such products and the resulting product price. This can help compensate for losses associated with decreasing prices for products with simple functions and can help increase our revenue and gross profit.

Also, gross profits and sales of more sophisticated products such as Micro PCs, HP hard disk multimedia players, MP6s and MP5s are currently higher due to higher price command for these products. As our sales mix shifts towards increasing sales of products such as these, our gross margins and profitability should be positively affected.

Selling expenses, which mainly include marketing, shipping, insurance, wage and other expenses, were $469,995 for the nine months ended September 30, 2008, an increase of $144,556, or 44.42%, compared to $325,439 for the same period in 2007. The increase was primarily due to the increase in advertising expenses and the payment of sales commissions.

Research and development expenses, which were approximately $716,818 for the nine months ended September 30, 2008, an increase of approximately $75,889, or 11.84%, compared to $640,929 for the same period in 2007. The increase was primarily due to the development of new products. We expect research and development expenses to increase as a result of increasing efforts to develop more sophisticated technology products.

General and administrative expenses, which include wage, benefit, bad debts, utility, consulting, professional fees, various taxes and levies and other expenses, were $411,118 for the nine months ended September 30, 2008, an increase of $273,582, or 198.92%, compared to $137,536 for the same period in 2007. The increase was primarily a result of an increase in professional service fees and wages. We expect our general and administrative expenses to increase as a result of professional fees incurred as a result of being a publicly reporting company in the United States.

The company did not incur any interest expense for the nine months ended September 30, 2008. The company had received non-interest bearing advances from its parent. The company imputed interest of $14,350 on the advances which was not material and was eliminated in consolidation. There were no loans outstanding for the years ended December 31, 2007 and 2006.

Income tax provisions for the nine months ended September 30, 2008 were approximately $399,554, as compared to approximately $232,845 for the nine months ended September 30, 2007. Shenzhen Yinlips is registered in the PRC and has had tax advantages granted by local government for corporate income taxes and sales taxes commencing in 2001. Our effective income tax rates for the nine months ended September 30, 2008 and September 30, 2007 were 18% and 15%, respectively. On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies will be subject to an enterprise income tax at a uniform rate of 25%. The new law became effective on January 1, 2008. During the transition period for enterprises established before March 16, the tax rate will be gradually increased starting in 2008 and be equal to the new tax rate in 2012. We believe that our profitability will be negatively affected in the near future as a result of the new EIT Law.

We had net income of $1,867,451 for the nine months ended September 30, 2008, an increase of $ 547,995, or 41.53%, compared to $1,319,456 for the same period in 2007.

Years ended December 31, 2007 and 2006

Revenues were $21.3 million for the year ended December 31, 2007, an increase of $7.2 million, or 50.71%, compared to $14.1 million for the year ended December 31, 2006. The increase in revenue was attributed mainly due to the increased demand for our products, which we believe is a result of market expansion efforts. The increase of revenue was also due to an increase of sales of new MP4 players. We believe the increases in sales revenue are a result of our emphasis on brand promotion and utilizing our sales channels to continually increase our market share.

ODM sales accounted for 60% of our revenues for the year ended December 31, 2007 and sales of products with our own brand accounted for 40% of our revenues for the same period.

Cost of sales was $16.9 million for the year ended December 31, 2007, an increase of $5.2 million, or 44.44%, compared to $11.7 million for the year ended December 31, 2006. The increase was primarily a result of the increase in sales and was consistent with the increase in the net revenue. As a percentage of the net revenue, cost of sales for the years ended December 31, 2007 and 2006 were 79.25% and 82.70%, respectively.

Gross profit for the year ended December 31, 2007 was $4.4 million, or 20.75% of revenues, compared to $2.4 million, or 17.73% of revenues, for the year ended December 31, 2006. The increase in our gross profit margin for the year ended December 31, 2007 was primarily due to the increased sales of our new products.

Selling expenses were $490,951 for the year ended December 31, 2007, an increase of $118,289, or 31.74%, compared to $372,662 for the year ended December 31, 2006. The increase in selling expenses was attributable to an increase in wages and sales commissions.

Research and development expenses were approximately $867,903 for the year ended December 31, 2007, an increase of approximately $631,862, or 267.69%, compared to approximately $236,041 for the year ended December 31, 2006. The increase was due to the development of updated versions of the MP4 player.

General and administrative expenses were $275,893 for the year ended December 31, 2007, an increase of $133,951, or 94.37%, compared to $141,942 for the year ended December 31, 2006. The increase is mainly due to an increase in wages and professional service fees.

We do not have loans and therefore, we do not pay any interest. We have $2,344 in interest income from bank deposits for the year ended December 31, 2007 as compared to $1,783 for the year ended December 31, 2006.

For the year ended December 31, 2007, we recorded a provision for income taxes of $411,155, compared to a credit for income taxes of $249,760 for the same period in 2006. The increase is mainly due to the increase of sales revenue and profit. The tax rate for each of the years ended December 31, 2007 and 2006 was 15%.

Net income was $2,350,165 for the year ended December 31, 2007, an increase of $934,858, or 66.05%, compared to $1,415,307 for the year ended December 31, 2006.

Liquidity and Capital Resources

We had working capital of approximately $5,481,193, $2,251,750, $3,374,135 and $926,564 as at September 30, 2008 and 2007 and as of December 31, 2007 and 2006, respectively. The increase of working capital was largely caused by an increase in accounts receivable and inventory.

Our accounts receivable has been an increasingly significant portion of our current assets, representing $4,738,661, $1,731,120, $2,020,275 and $1,479,870, or 60.26%, 41.08%, 39.19%, and 60.19% of current assets, as at September 30, 2008 and 2007 and as of December 31, 2007 and 2006, respectively. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could affect our cash flow and working capital position and could also impact the cost or availability of financing available to us.

We provide our major customers with payment terms ranging from 30 to 90 days. Additionally, our production lead time is approximately three weeks, from the inspection of incoming materials, to production, testing and packaging. We need to keep a large supply of raw materials and work in process and finished goods inventory on hand to ensure timely delivery of our products to our customers. We typically offer certain of our customers 30 to 90 days credit terms for payment. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Allowance for doubtful accounts is based on our assessment of the collectability of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed historical experience, our estimates could change and impact our reported results. We have not experienced any significant amount of bad debt since the inception of our operation.

As of September 30, 2008, inventories amounted to $2,728,223, compared to $1,039,026 at September 30, 2007. As of December 31, 2007, inventories amounted to $1,622,372, compared to $955,021 as of December 31, 2006. As sales volume increases 32.86% semi-annually in 2008 and 50% annually in 2007, inventories increase accordingly. We keep certain reserve amounts of raw materials in our inventories and engage in long-term agreements with certain suppliers to assure minimum additional expense from any condition of rising prices and shortages of raw materials used to manufacture our products.

As of September 30, 2008, accounts receivable amounted to $4,738,661, compared to $1,731,120 at September 30, 2007. As of December 31, 2007, accounts receivable amounted to $2,020,275, compared to $1,479,870 as of December 31, 2006. As our sales volume increases, accounts receivable increases accordingly.

As of September 30, 2008, accounts payable and accrued liabilities amounted to $1,156,428, compared to $1,504,683 at September 30, 2007. As of December 31, 2007, accounts payable and accrued liabilities amounted to $1,120,591, compared to $ 1,097,725 as of December 31, 2006. The increase in accounts payable and accrued liabilities compared to end of last year is due to the increase in payables to our suppliers.

As of September 30, 2008, various taxes payable amounted to $54,267, compared to $ 61,434 at September 30, 2007. As of December 31, 2007, various taxes payable amounted to $81,277, compared to $55,835 as of December 31, 2006. The decrease in various taxes payable is due to the decrease in VAT which was caused by the increase in our purchases.

As of September 30, 2008, wages payable amounted to $523,288, compared to $305,221 at September 30, 2007. As of December 31, 2007, wages payable amounted to $368,594, compared to $184,175 as of December 31, 2006. The increase in wages payable is due to an increase in the number of employees and an increase in wages.

As of September 30, 2008, corporate taxes payable amounted to $129,749, compared to $91,011 at September 30, 2007. As of December 31, 2007, corporate taxes payable amounted to $195,041, compared to $184,511 as of December 31, 2006. The increase in corporate taxes payable is due to the increase in our income.

On October 31, 2008, upon the closing of a private placement, we received gross proceeds of approximately $4.9 million in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at $1.10 per share. We agreed to file a registration statement covering the common stock underlying the Series A Preferred Stock sold in the Private Placement within 60 days of the closing of the Exchange pursuant to the subscription agreement with each investor. For its services as placement agent, the placement agent received an aggregate commission equal to 9% of the gross proceeds from the financing, in addition to a $90,000 success fee for the Exchange, for an aggregate fee of $533,000.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including pension insurance, medical insurance, unemployment insurance, and job injuries insurance, and maternity insurance, in accordance with relevant regulations. Total contributions to the funds are approximately $6,400 and $4,700 for the years ended December 31, 2007 and 2006, respectively. We expect that the amount of our contribution to the government’s social insurance funds will increase in the future as we expand our workforce and operations and commence contributions to an employee housing fund.

The ability of Shenzhen Yinlips to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance. A majority of our revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, we may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars. Accordingly, Shenzhen Yinlips’ funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations.

Net cash used in operating activities was $615,527 for the nine months ended September 30, 2008, compared to net cash provided by operations of $77,434 for the nine months ended September 30, 2007. The $538,089 increase was primarily due to the increase in accounts receivable and inventory. Net cash used in operating activities was $48,314 for the year ended December 31, 2007, compared to net cash provided by operations of $891,120 for the year ended December 31, 2006. The $842,807 decrease was primarily due to the refundable purchase price paid which was advanced for a business cooperation.

Net cash used in investing activities amounted to approximately $172,730 for the nine months ended September 30, 2008, compared to net cash used in investing activities of $151,230 for the nine months ended September 30, 2007. The change was due to the purchase of models and equipment for manufacturing. Net cash used in investing activities amounted to approximately $209,275 for the year ended December 31, 2007, compared to net cash used in investing activities of $906,717 for the year ended December 31, 2006. The change was due to the decrease in purchases of property and equipment.

Net cash provided by financing activities amounted to $518,625 for the nine months ended September 30, 2008, compared to net cash used by financing activities of $7,913 for the nine months ended September 30, 2007. The increase of cash provided was primarily a result of the bridge loans. Net cash used by financing activities amounted to $7,913 for the year ended December 31, 2007, compared to net cash used in financing activities of $2,518 for the year ended December 31, 2006. The increase of cash used was primarily a result of payments due to employees.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Seasonality

Sales of our products are somewhat seasonal due to consumer spending patterns, which tend to result in significantly stronger sales in our third and fourth fiscal quarters, especially as a result of the holiday season. This pattern will probably not change significantly in the future. Although we believe that the seasonality of our business is based primarily on the timing of consumer demand for our products, fluctuations in operating results can also result from other factors affecting us and our competitors, including new product developments or introductions, availability of products for resale, competitive pricing pressures, changes in product mix, pricing and product reviews and other media coverage.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

Change In Accountants

On October 17, 2008, the Company dismissed AJ. Robbins, PC (“AJ Robbins”) as its independent registered public accounting firm following the change in control of the Company on the closing of the Share and Warrant Exchange. The Company engaged AJ Robbins to audit its financial statements for the year ended December 31, 2007. The decision to change accountants was approved and ratified by the Company’s Board of Directors. The report of AJ Robbins on the financial statements of the Company for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern. Additionally, during the Company’s two most recent fiscal years and any subsequent interim period, there were no disagreements with AJ Robbins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

While AJ Robbins was engaged by the Company, there were no disagreements with AJ Robbins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of AJ Robbins would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for the fiscal year ended December 31, 2007.

The Company engaged Kempisty & Company (“Kempisty”) as the Company’s independent registered public accounting firm as of October 17, 2008. Kempisty served as Podium’s independent registered certified public accountants for the fiscal year ended December 31, 2007.

DESCRIPTION OF BUSINESS

Overview

With respect to this discussion, the terms “Yinlips” and the “Company” refer to Yinlips Technology, Inc. and its wholly-owned subsidiary, Podium Technology Limited, a company organized under the laws of the British Virgin Islands (“Podium”), and Yinlips Digital Technology (Shenzhen) Co., Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Podium (“Shenzhen Yinlips”). Shenzhen Yinlips and Podium were founded in 2001 and 2007, respectively, and are based in Shenzhen, China and the British Virgin Islands, respectively.

Our Company

We design, manufacture and market CRT, LCD, and a series of portable electronic devices, including Micro PCs, HD hard disk multimedia players, MP6s, MP5s, MP4s with gaming features, MP3s and digital photo frames. Our core customer base consists of wholesalers and consumer resellers. With the exception of our sales in China, our products are primarily sold to our other customers through original design manufacturer (ODM) sales where our customers purchase our products to resell under its own brand. To a lesser extent, we also sell our products outside of China under our own brand name in countries such as Japan, Brazil and Andorra.

Industry

General

Over the past two decades, technological advancements in the electronic industry have greatly expanded portable device capabilities. Portable electronic devices include portable multimedia players (PMPs), portable computers, PDAs, portable game consoles and other related products. The popularity of these devices is benefiting from reductions in size, weight and construction and improvements in functionality, storage capacity and reliability.

China

China’s market for digital consumer electronics has been growing, due in part to the country’s rapid economic growth. Economic growth in China has led to greater levels of personal disposable income and increased spending among China’s expanding middle-class consumer base. Notwithstanding China’s economic growth, with a population of 1.3 billion people, China’s economic output and consumption rates are still relatively low on a per capita basis compared to developed countries. As China’s economy develops, we believe that disposable income and consumer spending levels will continue to become closer to that of developed countries like the United States.

China’s market share of portable electronic devices is expected to increase. China has a number of benefits in the manufacture of portable electronic devices, which are expected to drive this growth:

•	Low costs. China continues to have a significant low cost of labor as well as easy access to raw materials and land.

•	Proximity to electronics supply chain. Electronics manufacturing in general continues to shift to China, giving China-based manufacturers a further cost and cycle time advantage.

•
Proximity to end-markets. China has focused in recent years on building its research, development and engineering skill base in all aspects of higher end manufacturing, including portable electronic devices.

Competitive Strengths

We believe the following strengths contribute to our competitive advantages and differentiates us from our competitors:

Experienced management team

Our senior management team has extensive business and industry experience, including an understanding of changing market trends, consumer needs, technologies and our ability to capitalize on the opportunities resulting from these market changes. Our Chief Executive Officer, Zhao Zifeng, has over 15 years of experience in the consumer electronics industry, which has been a key factor in establishing long-lasting and valuable business relationships. Other members of our senior management team also have significant experience with respect to key aspects of our operations, including research and development, product design, manufacturing, and sales and marketing.

Design and manufacturing capabilities

We employ a rigorous and systematic approach to product design and manufacturing. We employ a senior design team with members educated by top colleges in China, with an average of 8 to 10 years of experience. Our design team develops and tracks new concepts and ideas from a variety of sources, including direct customer feedback, trade shows, famous domestic universities and research institution and our core chip suppliers. We have our own SMT automatic production line and the SMT machines made by Panasonic and JUKI. To ensure the stability of product quality and timely delivery of goods, we process the procedure of SMT, soldering, assembly and packaging independently. Our modernized production lines include automated processing equipment and procedures that we can rapidly modify to accommodate new customer requests, designs and specifications. Our use of manual labor during the production process benefits from the availability of relatively low-cost, skilled labor in China. We have received several accreditations, including The International Organization for Standardization (ISO) 9001: 2000, and RoHS certification, attesting to our quality management requirements, manufacturing safety, controls, procedures and environmental performance.

Well-established distribution channels

We sell our products through a well-established network of distributors and resellers allowing us to penetrate customer markets worldwide. We have distributors in nearly every province in China. We attended various trade fairs for electronic products, including China Hi-tech Fair (Shenzhen), Canton Fair, Hong Kong Electronics Fair and International CES Las Vegas to promote our products. Our products are now sold in several famous home appliances chain stores like, Gome, Suning, Carrefour and Broadway. Many foreign companies, for example, AMERICA HI FI, KINGSTON, MARSHRL, Mormaii, Victory, GAASA, Sankey, Royal, Manta, Werlisa, National Star, Telefunken, Practika Pro, Aniko are our long-term customers.

Customer first service approach

We provide closed and one-stop services for customers. We offer flexible delivery methods and product feedback opportunities to our customers and the suitable solution will be discussed and provided. We constantly evaluate and identify our strongest customers in each distribution channel and focus our sales efforts towards the largest and fastest growing distributors and resellers. For ODM customers, first hand information will be provided during the production stage and quality assurance issue is closely watched to ensure the quality is guaranteed as promised to the customers. In addition, our sales representatives and marketing personnel undergo extensive training, providing them with the skills necessary to answer product and service-related questions, proactively educate potential customers about our products, and promptly resolve customer inquiries.

Our Strategy

Our goal is to be a global leader in the development and manufacturer of portable electronic devices through the following strategies:

•
Enhance brand awareness. We believe that continuing to strengthen our brand will be critical to increasing demand for, and achieving widespread acceptance of, our portable electronic devices. We believe a strong brand offers a competitive advantage and so we intend to devote additional resources to strategic marketing promotion in an effort to increase brand awareness and product recognition and heighten consumer loyalty. We aim to develop the “Yinlips” name into an internationally recognizable brand.

•
Expand sales network and distribution channels. We continue to seek additional penetration in existing markets as well as in new domestic and global markets. We intend to expand our sales and customer service networks of agents and dealers in China and into new and existing international markets. We also intend to develop relationships with a broader set of wholesalers, distributors and resellers and increase ODM sales globally, all in order to expand the market availability of our products. We expect that these relationships will allow us to diversify our customer base and increase the availability and exposure of our products.

•
Build partnerships with existing clients. To further diversify our product offering and strengthen existing client relationships, we intend to explore opportunities for product expansion with existing clients. Our strategy is to establish partnerships with existing clients whereby we develop and manufacture new products based on client needs with the clients contributing a portion of the research and development expenses. We expect that these partnerships will increase our sales revenue and product offerings.

•
Affordable Products.   We believe that price is a primary factor in determining how quickly portable electronic devices are adopted by consumers. We continue to explore ways to control the cost of product manufacturing in order to provide our products at low prices to our customers while continuing to offer high quality products.

Products

We currently offer a range of portable electronic devices including the following:

Micro PC. The Micro PC combines the advantages of a laptop, PDA, smart phone, MP5, game player and learning machine, with the Win CE operating system, touch panel, WIFI, Bluetooth, instant messaging (like QQ, MSN or SKYPE), 3D gaming and office software. Demand for Micro PCs has grown as consumers seek smaller footprints for portable computers. Micro PCs offer more versatility and enhanced applications over currently available PDAs and heightened portability over laptop computers. In October 2007, we introduced our first Micro PC, the Micro PC YDP-G69, which has been granted the “Electronics Design Award” by Global Sources. The Micro PC YDP-G69 was our first entry into the notebook computer market. We currently offer four models of the Micro PC.

HD Hard Disk Multimedia Player. We introduced a series of HD hard disk multimedia players that support all video formats including MPEG1/2/4, AVI, H.264, VC1, Xvid, TS, TP, WMV9, MKV, ISO, M2TS, and various audio formats including DTS, AAC, FLAG, AC3, MP3, WMA, PCM. With a capacity of 20G to 160G, HD hard disk multimedia players are able to store up to dozens of movies and thousands of pieces of music. It has HOST functions and can be directly connected with a PC so that users are able to download films and music from the internet . It is expected that HD hard disk multimedia players may eventually replace DVDs.

MP6 Player. Our MP6 player has all the functions of the MP5 player and in addition, it has an adopted touch panel and a 2 to 5 megapixel camera so that it can take high definition photos. Our MP6 player also supports long-distance recording and RF functions with a built-in memory of 8G to 16G and a external card of 8G. It can also be used as a hard disk.

MP5 Player. In 2007, we introduced our first MP5 player with the clam-shell design. Our MP5 player has overcome the technical barriers of video conversion and is able to play the popular network video formats, such as 3GP, MP4, Rm and Rmvb. Furthermore, our MP5 player supports 32-bit games and a camera. Additionally, with the use of an audio visual cable, users may record programs on the MP5 players or play games their television sets.

MP4 Player with Gaming Features. We offer a line of MP4 media players with a variety of features and functions. All of our MP4 media players play audio and video in multiple formats and display JPEG, BMP and GIF images. Users can play content from a wide range of sources. Our MP4 media players can play video files in AVI, MP4, 3GP and ASF formats; and audio files in MP3, WMA, OGG, ACC,AMR and DRM formats. Our MP4 media players accommodate USB flash drives and external hard drives. Our MP4 models offer gaming functions which are compatible with thousands of games. We also offer MP4 media players with various screen sizes and memory capabilities. Additionally, memory capacity for any model may be increased by purchasing additional commercially available memory cards. The usage of flash memory allows us to offer our customers the maximum amount of memory at affordable prices and allows them to upgrade their memory as their needs require.

MP3 Player. The Yinlips flash MP3 media player is a portable digital music player. Our Yinlips flash MP3 media player has a memory of 1Gb to 4Gb, can store up to 1000 to 2000 songs and is available with either a 1.1 inch or 1.8 inch screen. The Yinlips flash MP3 media player features up to 12 hours of battery life, supports FM radio and multiple languages, and has a long recording time.

Digital Photo Frame. In May 2006, we introduced our first digital photo frame. We currently offer a line of digital photo frames that includes three different models. Customers can insert a memory card in our digital photo frames for an instant slideshow displayed on high-resolution, active matrix LCD screens, viewable from virtually any angle. Our digital photo frames offer contemporary styling that is ideal for display in homes and offices. Our digital photo frames can support various video formats, and to some extent, it can serve as a DVD player.

Net sales for each of our product segments as a percentage of net sales is set forth below:

	Nine Months Ended	Year Ended December 31,
	September 30, 2008	2007	2006
Micro PCs	28.26%	22%	0%
MP3 Players	9.45%	11%	41%
MP4 Players	20.27%	46%	46%
MP5 Players	34.08%	21%	13%
MP6 Players*	—	—	—
Digital Photo Frames	7.94%	21%	13%
	100%	100%	100%
* We expect to begin sales of our MP6 players in the fourth quarter of 2008.

We are currently devoting research and development and other resources towards the development of new Micro PCs with GPS navigation capabilities, Micro PCs with DVB-T function, and Micro PCs serving network education; HD hard disk multimedia players with higher resolution; and MP5 and MP6 players that are more user-friendly and powerful.

Supply of Raw Materials

Due to our location in Shenzhen which is the center of digital companies and is rich in information, labor and logistics services, we have access to high quality and stable supply chains. Our company has built long-term partnership with key materials suppliers. Raw materials used in the manufacture of our products include liquid crystal displays, control ICs, Flashes, Wifi modules, GPS modules, capacitors, resistors, switches, electrical outlets, batteries, other electrical components, and packaging materials. We procure materials to meet forecasted customer requirements. Special products and large orders are quoted for delivery after receipt of orders at specific lead times. We maintain minimum levels of finished goods based on market demand in addition to inventories of raw materials, work in process, and sub-assemblies and components. We reserve for inventory items determined to be either excess or obsolete.

Our purchasing department locates eligible suppliers of raw materials and strives to use only those suppliers who have previously demonstrated quality control and reliability. For example, we mainly use control IC from Taiwan Sunplus Technology Co., Ltd, Actions Semiconductor (Zhuhai) Co., Ltd., American Sigamatel, MNBT, Samsung and Philips; and displayer mainly from AU Optronics Corp. (AUO), Giantplus Technology Co., Ltd and Samsung; and Flashes are from Samsung. All the companies listed above have designated three to five Shenzhen-based agents to work with the Company, and such stable and long-term cooperation relation ensures the stable supply of key materials. We use operating systems supplied by Microsoft and we intend to sign a software license agreement with Microsoft. Other electrical components and packaging materials have a sound and strong supply resources available in the Pearl River Delta region and we may procure such materials at any time according to our production needs.

Currently, our primary suppliers of raw materials are located in South Korea, Taiwan, United States, and China. We believe that the raw materials and components used in manufacturing our portable electronic devices are available from enough sources to be able to satisfy our manufacturing needs. Presently, our relationships with our current suppliers are generally good and we expect that our suppliers will be able to meet the anticipated demand for our products in the future.

At times, the pricing and availability of raw materials can be volatile, attributable to numerous factors beyond the Company’s control, including general economic conditions, currency exchange rates, industry cycles, production levels or a supplier’s tight supply. To the extent that we experience cost increases we may seek to pass such cost increases on to our customers, but cannot provide any assurance that we will be able to do so successfully or that our business, results of operations and financial condition would not be adversely affected by increased volatility of the cost and availability of raw materials.

Quality Control

We consider quality control an important element of our business practices. We have stringent quality control systems that are implemented by various Company-trained staff members to ensure quality control over of each phase of the production process, from the purchase of raw materials through each step in the manufacturing process. Our quality control department executes the following functions:

•	setting internal controls and regulations for semi-finished and finished products;

•	testing samples of raw materials from suppliers;

•	implementing sampling systems and sample files;

•	maintaining quality of equipment and instruments; and

•	articulating the responsibilities of quality control staff.

We monitor quality and reliability in accordance with the requirements of ISO 9001 systems. We have received European Union’s CE attestation, Certificate for China Compulsory Product Certification, CE Statement of Conformity, FCC Verification of Compliance and ROHS Certification and ISO 9001:2000 certification. We have passed stringent quality reviews and our products meet digital electronic product standards in China, the United States and Europe. With our strong technological capabilities and use of automated equipment for core aspects of manufacturing process, we believe our product quality meets or even exceeds in certain key aspects international industry standards.

Manufacturing

The manufacture of our portable electronic devices requires coordinated use of machinery and raw materials at various stages of manufacturing. We have a large-scale production base that includes a 34,400 square foot factory, a dedicated design, sales and marketing team, and approximately 200 Company-trained employees. We use automated machinery to process key aspects of the manufacturing process to ensure high uniformity and precision, while leaving the non-key aspects of the manufacturing process to manual labor. We intend to further improve our automated production lines and strive to continue investing in our manufacturing infrastructure to further increase our manufacturing capacity, helping us to control the per unit cost of our products.

The flow of our manufacturing process is illustrated below:

Sales and Marketing

We have a broad sales network throughout China. Our sales staff works closely with our customers so that we can better address their needs and improve the quality and features of our products. We train our sales network with a focus on teamwork and instill the attitude that the “customer comes first.” The goal is to provide effective incentive mechanisms in an effort to encourage our sales team to aggressively promote our products both domestically in China and internationally.

Our sales network spans across nearly all major provincial-level cities and a majority of municipal cities in China. Our distribution network includes exclusive provincial and regional distributors, resellers and brand-name counters. Our products are now sold in several famous home appliances chain stores, like, Gome, Suning, Carrefour and Broadway under our own brand name.

With the exception of our sales in China, our products are primarily sold to our other customers through original design manufacturer (ODM) sales where our customers purchase our products to resell under its own brand. Some of our ODM arrangements are with well-known brand-names, including AMERICA HI FI, KINGSTON, MARSHRL, IBM, Victory, GAASA, Sankey, Mormaii, Royal, Manta, Werlisa, National Star, Telefunken, Practika Pro and Aniko. To a lesser extent, we also sell our products under our own brand name outside of China, for example, in Japan, Brazil and Andorra.

Net sales based on the location of our customers as a percentage of net sales is set forth below:

	Nine Months Ended	Year Ended December 31,
	September 30, 2008	2007	2006
China	50%	35%	36%
North America	12%	35%	39%
South America	10%	5%	3%
Asia (China excluded)	8%	6%	4%
Europe	20%	19%	18%
Total	100%	100%	100%

Since 2008, the Company has adjusted its sales policy to increase the Chinese market share. At present, while over 17% of our sales are made to accounts in North America, including the United States and Mexico, our products are distributed both domestically and worldwide, with approximately 47% of our products distributed in China, 20% in Europe, and 16% in South America and Asia (China excluded) .

We engage in marketing activities such as attending electronics trade fairs, including the China Hi-tech Fair (Shenzhen), Canton Fair, Qingdao Sino CES Fair, Hong Kong Global Source Electronics Fair, and International CES Las Vegas, to promote our products and brand name. We also advertise in industry journals and magazines and through the Internet to market our products. We believe these activities help in promote our products and brand name among key industry participants.

Major Customers

During the nine months ended September 30, 2008, approximately 70.09% of our net sales were generated from our ten largest customers as compared to 48.91% and 50.35% for the years ended December 31, 2007 and 2006.   Shenzhen Yuanjinda Import & Export Co., Ltd accounted for 14.96% of our net sales for the nine months ended September 30, 2008 and also accounted for 7.5% of our net sales for the year ended December 31, 2007.  Shenzhen Prance Electronics Technology Co. Ltd. accounted for 7.04% of our net sales for the year ended December 31, 2006.

Research and Development

We focus our product design efforts on both improving our existing products and developing new products. In an effort to enhance our product quality, reduce costs and keep up with emerging digital product trends, we work with our internal research and development center, outsource research institutions and universities and our suppliers to identify emerging digital product trends and implement new solutions intended to meet the current and future needs of the markets we serve. Our Company currently has established cooperation partnership with Philips, Samsung, MNBT and Microsoft. We develop hardware and software for new products according to the specifications and performance of the CPUs supplied by Philips and Samsung, and use the chips with special functions provided by MNBT and the display supplied by Samsung or Taiwan Giantplus   and the operating system supplied by Microsoft. As of September 30, 2008, we employed 18 people in our research and development group.

For the nine months ended September 30, 2008 and years ended December 31, 2007 and 2006 we expended $716,818, $867,903 and $236,041, respectively, in research and development.

Competition

The market for our products is intensely competitive, subject to rapid change and sensitive to new product introductions or enhancements as well as marketing efforts by industry participants. Competition is typically based on design, product innovation, quality, reliability, performance, ease of use and price. The technology behind our portable electronic products has consistently improved over time and we continue to enhance our products to meet the competitive threats from our competitors. Our products primarily compete with products offered by low-cost manufacturers of similar portable digital products, including Beijing Newman Ideal Digital Technology Co., Ltd., Beijing Huaqi Information Digital Technology Co., Ltd. and Shenzhen Jinxing Digital Co., Ltd.

Intellectual Property

We rely on a combination of patent and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the portable electronic product industry. Our Chief Executive Officer, Mr. Zhao Zifeng, has legal ownership of three patents in China, in addition to four patent applications pending in China, which we use in our business operations. These patents include designs and utility models that relate to our products. On October 4, 2008, we entered into a patent license agreement with Mr. Zhao. We intend to file appropriate license certificates with the Bureau of Intellectual Property in the PRC in late October 2008.

Some of our products are also designed to include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of our products and business methods, based on past experience and industry practice we believe that such licenses generally could be obtained on commercially reasonable terms. However, there is no guarantee that such licenses could be obtained at all. Because of technological changes in the portable electronics industry, current extensive patent coverage and the rapid rate of issuance of new patents, it is possible certain components of our products may unknowingly infringe existing patents or intellectual property rights of others.

We have implemented enhanced file management procedures at the company in an effort to protect our proprietary rights; however, there can be no assurance that our patents and other proprietary rights will not be challenged, invalidated, or circumvented, that others will not assert intellectual property rights to technologies that are relevant to us, or that our rights will give us a competitive advantage. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the China.

We have two registered trademarks in China, with expiration dates between April 2015 and November 2015; and two registered trademark applications, one in China and the other in United States.

PRC Government Regulations

Environmental Regulations

The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

We constructed our manufacturing facilities with the PRC’s environmental laws and requirements in mind. We currently outsource the disposal of solid waste to a third party-contractor. We currently hold an environmental permit from the Shenzhen Environment Protection Bureau Nanshan Bureau covering our manufacturing operations.   If we fail to comply with the provisions of the renewed permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations. We have not been named as a defendant in any legal proceedings alleging violation of environmental laws. Other than the expiration of our environmental approval, we have no reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations due to any non-compliance with environmental laws.

Patent Protection in China

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets.  The PRC is also a signatory to most of the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1994); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2001 and 2003, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents, i.e., patents for inventions, utility models and designs respectively. The Chinese patent system adopts the principle of first to file. This means that, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it should not be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license up to now. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. A patent holder who believes his patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. Preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Evidence preservation and property preservation measures are also available both before and during the litigation. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one to three times of the license fee under a contractual license. The infringing party may be also fined by the Administration of Patent Management in an amount of up to three times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB 500,000, or approximately $62,500.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or a full refund of the VAT that it has already paid or borne. Our imported raw materials that are used for manufacturing export products and are deposited in bonded warehouses are exempt from import VAT.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Employees

At September 30, 2008, we had approximately 270 employees. All of our employees are based in China. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including pension insurance, medical insurance, unemployment insurance, and work-related injury insurance, and maternity insurance, in accordance with relevant regulations. Total contributions to the funds are approximately $7,300 for the nine months ended September 30, 2008 and $6,400 and $4,700 for the years ended December 31, 2007 and 2006, respectively. We expect that the amount of our contribution to the government’s social insurance funds will increase in the future as we expand our workforce and operations.

We also provide housing facilities for our employees. At present, approximately 85% of our employees live in company-provided housing facilities. Under PRC laws, we may be required to make contributions to a housing assistance fund for employees. Presently, a housing assistance fund is not required by the Shenzhen Municipal Government and therefore, we provide free housing facilities to all employees who need accommodation. If in the future, a housing assistance fund is required by the Shenzhen Municipal Government, we will commence contributions to the housing assistance fund.

Effective January 1, 2008, the PRC introduced a new labor contract law that enhances rights for the nation's workers, including open-ended work contracts and severance pay. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary laborers and makes it harder to lay off employees. It also requires that employees with a fixed-term contracts shall be entitled to an indefinite-term contract after a fixed-term contract is renewed twice. Although the new labor contract law would increase our labor costs, we do not anticipate there will be any significantly effects on our overall profitability in the near future since such amount was historically not material to our operating cost. Management anticipates this may be a step toward improving candidate retention for skilled workers.

Properties

Our registered office in China is located Room 2929-31, NanGuang JieJia Building, No. 3037 Shen South-mid Road, FuTian District, ShenZhen, GuangDong, China. We own our registered office.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings involving the Company or its assets.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management:

Name	Age	Position
Zhao Zifeng	44	Chairman of the Board of Directors and Chief Executive Officer
Wong Kwok Fu	34	Director
Lawrence Kwok-Yan Chan	40	Director
Li Sen	47	Director
Li Feng	40	Director
Simon Zhang	44	Chief Financial Officer
Guo Mingguo	36	Vice President
Wang Xinggui	39	Financial Controller
Tang Yuchun	25	Secretary
Li Shunde	34	Director of Research and Development
Su Yang	29	Director of Marketing

Zhao Zifeng has been a director and the General Manager of Yinlips since April 2001. Mr. Zhao has over 15 years of experience in the consumer electronics industry. From January 1999 to April 2001, Mr. Zhao served as Project Manager and the Assistant to the General Manager of Shenzhen Yifang Digital Technologies Co., Ltd., a manufacturer of portable storage and media devices. From April 1995 to January 1999, Mr. Zhao served as the Manager of the Quality Department at Action Electronics Co., LTD. (Taiwan), a manufacturer of mobile multimedia devices. Mr. Zhao received a diploma in machinery and electronics in 1990 from the Sichuan University of Science & Engineering and is currently pursuing his MBA from the Guanghua School of Management, Peking University.

Wong Kwok Fu has served as a director of Yinlips since March 2008. Since June 2005, Mr. Wong also served as Executive Vice President of Suny Electronics (Shenzhen) Co., Ltd., a manufacturer of optoelectronics products. From August 2000 to May 2005, Mr. Wong served as the Senior Conversation Director for The Conservancy Association, a non-government environmental organization. Mr. Wong received a Bachelor’s degree in Applied Biology in 1998 and a Master’s degree in Environmental Sciences in 2005, both from the City University of Hong Kong.

Lawrence Kwok-Yan Chan has served as director of Yinlips since August 2008. Mr. Chan also currently serves on the board of directors of China Display Technologies, Inc., a publicly traded company. Since January 2004, Mr. Chan also served as Chief Executive Officer and Chairman of Suny Electronics (Shenzhen) Company Limited, a manufacturer of electronic products. From 2000 to 2004, Mr. Chan served as the general manager of Wai Chi Electronics Co. Mr. Chan received a Bachelor’s degree in Science from Hong Kong Polytechnic University in 1991.

Li Sen has served as a director of Yinlips since August 2008. Since January 2001, Mr. Li was also a Senior Engineer for the Shenzhen Bureau of Science, Technology and Information. Mr. Li received his Bachelor’s degree in Science from Jiangsu Normal University in 1982 and his Master’s degree in Business from New Zealand Engineering and Technology College in 1998.

Li Feng   has served as a director of Yinlips since August 2008. Since April 2001, Mr. Li also served as a Senior Officer of the Institutions Supervisory Division of the CIRC Shenzhen Bureau. Mr. Li received his Master’s and Doctorate degrees in Economics in 1996 and 2004, respectively, both from the School of Economics and Finance of Xi’an Jiaotong University.

Simon Zhang has served as the Chief Financial Officer of Yinlips since January 2008. From July 2007 to December 2007, Mr. Zhang served as Chief Financial Officer of Evergreen Investment Inc., a holding company which focuses on restaurant investment. From January 2006 to July 2007, Mr. Zhang was the financial controller of Kapila Corporation, a company primarily engaged in textile trading. From January 2003 to December 2005, Mr. Zhang was an accountant at Flycomputer, an information technology firm. Mr. Zhang received a diploma in Financial Management in 2004 from the British Columbia Institute of Technology and a Master of Sciences in 1989 from Wuhan University.

Guo Mingguo has served as Vice General Manager of Yinlips since February 2006. From June 2003 to February 2006, Mr. Guo served as the Vice General Manager of ShenZhen Kente Science-Technology Development Co., Ltd., a manufacturer of computer peripheral equipment and digital products. From July 1999 to May 2003, Mr. Guo served as Vice General Manager of Shenzhen Zhuangzheng Electronics Technology Co., Ltd., a manufacturer of color displays. Mr. Guo received a diploma in Applied Electronics from the University of Electronic Science and Technology of China in 1993.

Wang Xinggui has served as Financial Controller of Yinlips since August 2006. From November 1998 to July 2006, Mr. Wang served as Financial Controller of Jintianlong Enterprise (Shenzhen), Co., Ltd., a construction company. Mr. Wang received a diploma in Financial Management from Anhui Normal University in 1991.

Tang Yuchun has served as Secretary of Yinlips since August 2007. From February 2006 to March 2007, Ms. Tang taught civil procedure at the Guangzhou Judicial School. Ms. Tang received her Bachelor’s degree in Law in 2005 and her Master’s degree in International Law in 2007, both from Guangdong University of Foreign Studies.

Li Shunde has served as Director of Research and Development of Yinlips since April 2006. From July 2005 to April 2006, Mr. Li served as the Supervisor of the Research and Development Department of Shenzhen Yifang Digital Technologies Co., Ltd., a manufacturer of digital products such as MP3s, hard disks, PMPs and OIPs. From May 2003 to June 2005, Mr. Li was an engineer for the research and development department at the Shezhen branch of Infospace (China), a developer and manufacturer of digital products. Mr. Li received his Bachelor’s degree in Electronic Engineering from Hunan University in 1997.

Su Yang has served as Director of Marketing for Yinlips since January 2004. From August 2002 to December 2003, Ms. Su was a computer teacher at a high school in the Liaoning province in China. From August 2001 to March 2002, Mr. Su taught at the network educational laboratory of Beijing Normal University.   Mr. Su received a Bachelor’s degree in Computer Applications from Jinzhou Teacher’s College in 2002.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

There have been no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Board of Directors and Committees

Subject to certain exceptions, under the listing standards of the NYSE Alternext US (formerly known as the American Stock Exchange), a listed company’s board of directors must consist of a majority of independent directors. Currently, our board of directors has determined that each of the following non-management directors, Lawrence Kwok-Yan Chan, Li Sen and Li Feng,is an “independent” director as defined by the listing standards of NYSE Alternext US currently in effect and approved by the U.S. Securities and Exchange Commission (“SEC”) and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE Alternext US rules.

Audit Committee

We established our Audit Committee in October 2008. The Audit Committee consists of Lawrence Kwok-Yan Chan, Li Sen and Li Feng, each of whom is an independent director.  Li Feng, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter will be posted on our corporate website at: www.yinlips.com.

Compensation Committee

We established our Compensation Committee in October 2008. The Compensation Committee consists of Lawrence Kwok-Yan Chan, Li Sen and Li Feng, each of whom is an independent director. Lawrence Kwok-Yan Chan is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter will be posted on our corporate website at: www.yinlips.com.

Nominating Committee

We established our Nominating Committee in October 2008.  The Nominating Committee consists of Lawrence Kwok-Yan Chan, Li Sen and Li Feng, each of whom is an independent director. Li Sen is the Chairman of the Nominating Committee. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating Committee.  A copy of the Nominating Committee Charter will be posted on our corporate website at: www.yinlips.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Before the Share and Warrant Exchange

Prior to the closing of the Share and Warrant Exchange on October 17, 2008, we were a “blank check” shell company named SRKP 17, Inc. that was formed to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The only officers and directors of SRKP 17, Inc., Richard Rappaport and Anthony Pintsopoulos, SRKP 17’s President and Chief Financial Officer, respectively, did not receive any compensation or other perquisites for serving in such capacities.  Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with SRKP 17 upon the closing of the Share and Warrant Exchange and are no longer employed by or affiliated with our company.

Prior to the closing of the Share and Warrant Exchange, our current named executive officers were compensated by Shenzhen Yinlips, including for the year ended December 31, 2007.  The Chief Executive Officer and Chairman of the Board of Shenzhen Yinlips, Zhao Zifeng, determined the compensation for himself and the other executive officers of Shenzhen Yinlips that was earned in fiscal 2007 after consulting with the board members of Shenzhen Yinlips. In addition, the Board of Directors of Shenzhen Yinlips approved the compensation. During the fiscal years of 2007, 2006 and 2005, the compensation for Shenzhen Yinlips’ named executive officers consisted solely of each executive officer’s salary and cash bonus.  The Board of Directors of Shenzhen Yinlips believe that the salaries paid to our executive officers during 2007 are indicative of the objectives of its compensation program and reflect the fair value of the services provided to Shenzhen Yinlips, as measured by the local market in China.

Compensation After the Share and Warrant Exchange

Upon the closing of the Share and Warrant Exchange, the executive officers of Shenzhen Yinlips were appointed as our executive officers and we adopted the compensation policies of Shenzhen Yinlips, as modified for a company publicly reporting in the United States.  Compensation for our current executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. For these reasons, the elements of compensation of our executive officers are salary and bonus. Salary is paid to cover an appropriate level of living expenses for the executive officers and the bonus is paid to reward the executive officer for individual and company achievement.

Salary is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect. When setting and adjusting individual executive salary levels, we consider the relevant established salary range, the named executive officer’s responsibilities, experience, potential, individual performance and contribution. We also consider other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

We determine the levels of salary as measured primarily by the local market in China.  We determine market rate by conducting a comparison with the local geographic area averages and industry averages in China. In determining market rate, we review statistical data collected and reported by the Shenzhen Labor Bureau which is published monthly. The statistical data provides the high, median, low and average compensation levels for various positions in various industry sectors. In particular, we use the data for the manufacturing sector as our benchmark to determine compensation levels because we operate in Shenzhen as a consumer electronics manufacturer. Our compensation levels are at roughly the average of the compensation spectrum for the manufacturing sector. Once we determine the overall compensation levels for our officers based on the benchmarks, we allocate a certain portion of the total compensation to salary, which is paid during the fiscal year, and allocate the remainder to bonus, which will be paid after the end of the fiscal year if corporate and individual performance goals are met.

Corporate performance goals include sales targets, research and development targets, production yields, and equipment utilization. Additional key areas of corporate performance taken into account in setting compensation policies and decisions are cost control, profitability, and innovation. The key factors may vary depending on which area of business a particular executive officer’s work is focused.  Individual performance goals include subjective evaluation, based on an employee’s team-work, creativity and management capability, and objective goals such as sales targets.

Our board of directors established a compensation committee in October 2008 comprised of non-employee directors. The compensation committee will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. Those companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in a similar business. Prior to the formation of the compensation committee, Zhao Zifeng, upon consulting with our board members, determined the compensation for himself and our other current executive officers. Beginning in 2008, our compensation committee will determine compensation levels for our executive officers. We have established a compensation program for executive officers for 2008 that is designed to attract, as needed, individuals with the skills necessary for us achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect.  For 2008, bonuses for executive officers will be based on company and individual performance factors, as described above.

If we successfully complete our proposed listing on NYSE Alternext US (formerly known as the American Stock Exchange) in 2008, we intend to adjust our bonus evaluations upwards in 2008, but, in such case, we do not intend to increase it by more than 20%. We believe that adopting higher compensation in the future may be based on the increased amount of responsibilities to be assumed by each of the executive officers after we become a publicly listed company.

We also intend to expand the scope of our compensation, such as the possibility of granting options to executive officers and tying compensation to predetermined performance goals.  We intend to adopt an equity incentive plan in the near future and issue stock-based awards under the plan to aid our company’s long-term performance, which we believe will create an ownership culture among our named executive officers that fosters beneficial, long-term performance by our company.  We do not currently have a general equity grant policy with respect to the size and terms of grants that we intend to make in the future, but we expect that our compensation committee will evaluate our achievements for each fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, and net income.

Summary Compensation Tables

The following table sets forth information concerning the compensation for the two fiscal years ended December 31, 2007 of the principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Position	Year	Salary	Bonus	All other compensation (1)	Total

Zhao Zifeng	2007	$18,700	$-	$-	$18,700
Chief Executive Officer	2006	18,700	-	-	18,700

Simon Zhang	2007	$-	$-	$-	$-
Chief Financial Officer	2006	-	-	-	-

Richard Rappaport(2)	2007	$-	$-	$-	$-
Former Chief Executive Officer	2006	-	-	-	-
and Former Director

Anthony Pintsopoulos (2)	2007	$-	$-	$-	$-
Former Chief Financial Officer,	2006	-	-	-	-
Former Secretary, and
Former Director

(1) Relates to automobile, housing and medical personal benefits.
(2) Messrs. Rappaport and Pintsopoulos resigned from all positions with the Company upon the close of the Share and Warrant Exchange on October 17, 2008.

Grants of Plan-Based Awards in 2007

There were no option grants in 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

There were no option exercises or options outstanding in 2007.

Option Exercises and Stock Vested in 2007

There were no option exercises or stock vested in 2007.

Pension Benefits

There were no pension benefit plans in effect in 2007.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2007.

Employment Agreements

Each of Zhao Zifeng, Simon Zhang, Guo Mingguo, Wang Xinggui, Tang Yuchun, Li Shunde and Su Yang are parties to employment agreements with durations of one year from January 1, 2008 to December 31, 2008, further to which each employee is paid a monthly salary as follows:

•	Zhao Zifeng is paid a monthly salary of RMB 11,000, which is approximately US$1,550.

•	Simon Zhang is paid a monthly salary of RMB 15,000, which is approximately US$2,150.

•	Guo Mingguo is paid a monthly salary of RMB 7,500, which is approximately US$1,100.

•	Wang Xinggui is paid a monthly salary of RMB 5,750, which is approximately US$800.

•	Tang Yuchun is paid a monthly salary of RMB 5,000, which is approximately US$700.

•	Li Shunde is paid a monthly salary of RMB 18,000, which is approximately US$2,600.

•	Su Yang is paid a monthly salary of RMB 3,500, which is approximately US$500, and commission based on sales performance.

The employment agreements provide that the parties may terminate the agreement upon mutual agreement. An employee may terminate his or her employment upon 30-days advanced written notice to the Company or immediately under certain circumstances including if the Company forces the employee to work in a hostile environment or threat or deprival of safe and healthy working conditions. The employment agreements also provide that the Company may terminate such agreement upon 30-days advanced written notice to an employee or immediately upon the payment of one month’s salary to the employee. If the employment agreement is terminated due to certain circumstances, the Company must pay pecuniary compensation to the employee. The employment agreements contain general provisions for mediation and arbitration in the case of any dispute arising out of the employment agreements that cannot first be settled by consultation and negotiation. .

Director Compensation

The Company did not and does not currently have an established policy to provide compensation to members of its Board of Directors for their services in that capacity. The Company intends to develop such a policy in the near future.

Indemnifications of Directors And Executive Officers And Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the Share and Warrant Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Podium Technology Limited

Upon closing of the Share and Warrant Exchange, Podium Technology Limited (“Podium”) became a wholly-owned subsidiary of Yinlips Technology, Inc., each of which has interlocking executive and director positions with the other.

Share and Warrant Exchange

On October 17, 2008, SRKP 17 completed the Share and Warrant Exchange with Podium and the former shareholder and warrantholders of Podium. At the closing, Podium became a wholly-owned subsidiary of SRKP 17 and 100% of the issued and outstanding securities of Podium were exchanged for securities of SRKP 17. An aggregate of 65,795 shares of common stock were issued to the shareholder and warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.10 were issued to the warrantholders. As of the close of the Share and Warrant Exchange, the formed shareholder of Podium owned approximately less than 1% of the issued and outstanding stock of SRKP 17.

The Company’s Board of Directors resigned in full and appointed Zhao Zifeng, Wong Kwok Fu, Lawrence Kwok-Yan Chan, Li Sen and Li Feng to the board of directors of our company, with Zhao Zifeng serving as Chairman. The Company’s Board of Directors also appointed Zhao Zifeng as Chief Executive Officer, Simon Zhang as Chief Financial Officer, Guo Mingguo as Vice President, Wang Xinggui as Financial Controller,Tang Yuchun as Secretary, Li Shunde as Director of Research and Development, and Su Yang as Director of Marketing.

Private Placement

The placement agent for the $5 million equity financing conducted by the Company on the close of the Share and Warrant Exchange received a commission equal to 9% of the gross proceeds from the financing, in addition to a success fee of $90,000, for an aggregate fee of $533,000. Richard Rappaport, the President of SRKP 17 and one of its controlling stockholders prior to the Share and Warrant Exchange, indirectly holds a 100% interest in the placement agent. Anthony C. Pintsopoulos, an officer, director and significant shareholder of SRKP 17 prior to the Share and Warrant Exchange, is the Chief Financial Officer of the placement agent. Kevin DePrimio and Jason Stern, each employees of the placement agent, are also shareholders of SRKP 17. Thomas J. Poletti is a shareholder of SRKP 17 and a partner of K&L Gates LLP, Yinlips’ U.S. legal counsel. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Share and Warrant Exchange.

Purchase Right and Share and Warrant Cancellation

On November 14, 2008, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right (the “SRKP 17 Share and Warrant Cancellation”). Pursuant to the SRKP 17 Share and Warrant Cancellation, an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by certain of our stockholders and warrantholders prior to the Share and Warrant Exchange were cancelled.

Real Estate Purchase Agreement with Zhao Zifeng

On August 15, 2006, Zhao Zifeng, our Chief Executive Officer, whose previous name is Zhao Taisheng, and Shenzhen Yinlips entered into Real Estate Purchase Contract (the “Real Estate Contract“), pursuant to which Mr. Zhao transferred the properties located at Room 2929, 2931, 1822, 1609, Nanguang Jiejia Building, Shennan Zhong Road, Futian District, Shenzhen to Shenzhen Yinlips (the “Property”) for a purchase price of RMB 6.078 million, which is approximately $888,000 (the “Purchase Price”). The total area of the Property is 242.56 squared meters. The corresponding land use rights were transferred together with the Property. As of the date hereof, Shenzhen Yinlips has paid the Purchase Price in full and is using the Property as its principal office.

Patent License Agreement

Our Chief Executive Officer, Zhao Zifeng, has legal ownership of the approximately three patents in China, in addition to four patent applications, that we rely on in the operation of our business. On October 4, 2008, we entered into patent license agreement with Mr. Zhao for the right to use such patents and patent applications in the operation of our business. We and Mr. Zhao also intend to file appropriate certificates with the Bureau of Intellectual Property in the PRC, which, after approved by the Bureau, would result in the legal license of the patents and patent applications by us. Mr. Zhao did not receive any additional consideration for the license of the intellectual property rights to us, other than the execution of the patent license agreement being a condition to closing of Share and Warrant Exchange, as described below.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  We expect our board to adopt such a policy in the near future.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 13, 2009 based on 12,164,378 issued and outstanding shares of common stock (assuming the Series A Conversion), by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.  Unless otherwise indicated, the address of each stockholder listed in the table is c/o Yinlips Technology, Inc., Room 2929-31, NanGuang JieJia Building, No. 3037 Shen South-mid Road, FuTian District, ShenZhen, GuangDong, People’s Republic of China.

Name and Address of Beneficial Owner	Title	Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers:
Zhao Zifeng	Chief Executive Officer and Chairman of the Board	6,500,000		53.43%

Wong Kwok Fu	Director	65,765		*

Lawrence Kwok-Yan Chan	Director	—		—

Li Sen	Director	—		—

Li Feng	Director	—		—

Simon Zhang	Chief Financial Officer	—		—

Guo Mingguo	Vice President	—		—

Wang Xinggui	Financial Controller	—		—

Tang Yuchun	Secretary	—		—

Li Shunde	Director of Research and Development	—		—

Su Yang	Director of Marketing	—		—

All Officers and Directors as a Group (total of eleven (11) persons)		6,565,795		53.98%

5% Stockholders:

Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		1,147,270	(1)	9.11%

WestPark Financial Services, LLC (2) 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067		699,747	(3)	5.63%

* Indicates less than 1%.

(1)
Includes 180,000 shares of common stock and a warrant to purchase 106,415 shares of common stock owned by Mr. Rappaport. Also includes 50,625 shares of common stock and warrants to purchase 29,929 shares of common stock owned by each the Amanda Rappaport Trust and the Kailey Rappaport Trust as well as the shares of common stock and warrants to purchase shares of common stock owned by WestPark Financial Services, LLC.Mr. Rappaport, as Trustee of the Rappaport Trusts and Chief Executive Officer and Chairman of WestPark Financial Services, LLC, may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

(2)	Mr. Rappaport serves as Chief Executive Officer and Chairman of WestPark Financial Services, LLC.

(3)	Includes 439,763 shares of common stock and a warrant to purchase 259,984 shares of common stock.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which 7,690,795 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Our Chief Executive Officer and Chairman of the Board, Zhao Zifeng, owns approximately 53.43% of the outstanding shares of our common stock, after giving effect to the Series A Conversion. Accordingly, after completion of the Share and Warrant Exchange, Private Placement and Purchase Right, Mr. Zhao will be in a position to control all of our affairs.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $0.0001 per share, from time to time in one or more series. Upon completion of the closing of the Private Placement, we have issued 4,473,583 shares of our Series A Convertible Preferred Stock. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Each share of the Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price equal to the purchase price of such shares. However, if the Company at any time prior to the first trading day on which its common stock is quoted on the NYSE Alternext US (formerly known as the American Stock Exchange), the Nasdaq Capital Market, the Nasdaq Global Market or the New York Stock Exchange (each a “Trading Market”) sells or issues any shares of common stock in one or a series of transactions at an effective price less than such conversion price where the aggregate gross proceeds to the Company are at least $1.0 million, then the aforementioned conversion price shall be reduced to such effective price. Each share of Series A Convertible Preferred Stock shall automatically convert into shares of common stock if (i) the closing price of the Company’s common stock on the Trading Market for any 10 consecutive trading day period exceeds $3.00 per share, and (ii) the shares of common stock underlying the Series A Convertible Preferred Stock are subject to an effective registration statement.

If the Company pays a stock dividend on its shares of common stock, subdivides outstanding shares of common stock into a larger number of shares, combines, through a reverse stock split, outstanding shares of its common stock into a smaller number of shares or issues, in the event of a reclassification of shares of the common stock, any shares of its capital stock, then the conversion price of the Series A Convertible Preferred Stock will be adjusted as follows: the conversion price will be multiplied by a fraction, of which (i) the numerator will be the number of shares of common stock outstanding immediately before one of the events described above and (ii) the denominator will be the number of shares of common stock outstanding immediately after such event.

Holder of the Series A Convertible Preferred Stock have the right to one vote per share of common stock issuable upon conversion of the shares underlying any shares of Preferred Stock outstanding as of the record date for purposes of determining which holders have the right to vote with respect to any matters brought to a vote before the Company’s holders of common stock.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Convertible Preferred Stock shall receive $1.10 per share of Series A Convertible Preferred Stock and are entitled to receive in preference to the holders of common stock an amount per share of $1.10 plus any accrued but unpaid dividends. If the Company’s assets are insufficient to pay the above amounts in full, then all of its assets will be ratably distributed among the holders of the Series A Convertible Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable were paid in full.

There are no additional specific dividend rights or redemption rights of holders of the Series A Convertible Preferred Stock.

If any shares of the Company’s Series A Convertible Preferred Stock are redeemed or converted, those shares will resume the status of authorized but unissued shares of preferred stock and will no longer be designated as Series A Convertible Preferred Stock.

As long as any shares of Series A Convertible Preferred Stock are outstanding, the Company cannot alter or adversely change the powers, preference or rights given to the Series A Convertible Preferred Stock holders, without the affirmative vote of those holders.

Warrants

The shareholders of SRKP 17 hold an aggregate of 665,091 warrants with an exercise price of $0.0001 and 300,000 warrants with an exercise price of $1.10.

Market Price of the Company’s Common Stock

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange). If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and safety of our products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of us; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

We intend to apply to have our common stock approved for listing on the NYSE Alternext US (formerly known as the American Stock Exchange) under the trading symbol “YTI.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, and after giving effect to the Series A Conversion, we will have outstanding an aggregate of 12,564,378 shares of common stock, assuming no exercise of the underwriter’s over-allotment option. All of these shares will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

All other outstanding shares not sold in this offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Our shareholders will not be eligible to utilize Rule 144 until October 2009, at the earliest, which is 12 months from the date we filed our Form 10 information, as required under Rule 144. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows (excluding 300,000 shares of common stock underlying previously issued warrants):

Approximate Number of Shares Eligible for Future Sale	Date
400,000	After the date of this prospectus, freely tradable shares sold in this offering.

4,838,941
After the date of this prospectus, these shares will have been registered under a separate prospectus (“Resale Prospectus”) and will be freely tradable by selling stockholders listed in the Resale Prospectus, subject to the lock-up arrangement described below.  These shares consist of all of the shares of common stock registered under the Resale Prospectus, including 135,745 shares of common stock that have or may be issued upon exercise of outstanding warrants and 4,473,583 shares of common stock that have or may be issued upon conversion of outstanding Series A Convertible Preferred Stock.  Of the 4,838,941 shares, selling stockholders holding an aggregate of 4,473,583 shares of common stock underlying the Series A Convertible Preferred Stock have agreed that they will not sell any of such securities until 90 days after our common stock begins to be listed or quoted on either the New York Stock Exchange, NYSE Alternext US (formerly known as the American Stock Exchange), NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, when one-twelfth of their shares will be released from the lock-up restrictions, and after which their shares will automatically be released from the lock-up restrictions every 30 days in eleven equal installments.

1,424,733
These shares, which are held by shareholders of SRKP 17 immediately prior to the Share and Warrant Exchange, will be freely tradable after the Securities and Exchange Commission declares effective the registration statement that we intend to file on or before July 23, 2009.  These include 529,346 shares of common stock underlying warrants held by shareholders of SRKP 17 immediately prior to the Share and Warrant Exchange.

65,795
On October 23, 2009, which is twelve months after the filing of a current report on Form 8-K reporting the closing of the share and warrant exchange transaction, these shares, which were issued in connection with the share and warrant exchange transaction, may be sold under and subject to Rule 144.  However, all of the holders of these shares have agreed with WestPark Capital not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or  otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the  prior written consent of WestPark Capital, for a period of 12 months after the date of this prospectus.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of common stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

We issued 7,096,390 shares of common stock to stockholders prior to the Share and Warrant Exchange.  Because we issued these shares while we were a shell company with no operations, these shares may not be sold until October 23, 2009, which is 12 months after the filing of a current report on Form 8-K reporting the closing of the Share and Warrant Exchange.

Lock-Up Agreements and Registration

The investors in our private placement, in which we sold 4,473,583 shares of Series A Convertible Preferred Stock, entered into a lock-up agreement pursuant to which they agreed not to sell their shares until 90 days after our common stock begins to be listed or quoted on either the New York Stock Exchange, NYSE Alternext US (formerly known as the American Stock Exchange), NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, when one-twelfth of their shares will be released from the lock-up restrictions, and after which their shares will automatically be released from the lock-up restrictions every 30 days in eleven equal installments.  We agreed to file a registration statement covering the common stock sold in the Private Placement within 60 days of the closing of the Share and Warrant Exchange pursuant to the subscription agreement with each investor.  Subject to the lock-up agreement, the shares will be freely tradable upon effectiveness of the registration statement.

We have agreed with WestPark Capital, Inc. that we will not, without the prior written consent of WestPark Capital, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or  otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock (excluding the exercise of certain warrants and/or options currently outstanding and exercisable)  for a period of 12 months after the date of this prospectus.

In addition, each of our executive officers and directors, in addition to all of the shareholders that received shares issued in the Share and Warrant Exchange holding an aggregate of 6,565,795 shares of common stock, have agreed with WestPark Capital not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or  otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the  prior written consent of WestPark Capital, for a period of 12 months after the date of this prospectus.

We have been advised by WestPark Capital that it has no present intention and there are no agreements or understandings, explicit or tacit, relating to the early release of any locked-up shares.  WestPark Capital may, however, consent to an early release from the lock-up period if, in its opinion, the market for the common stock would not be adversely impacted by sales.   The release of any lock-up would be considered on a case-by-case basis.  Factors that WestPark Capital may consider in deciding whether to release shares from the lock-up restriction include the length of time before the lock-up expires, the number of shares involved, the reason for the requested release, market conditions, the trading price of our securities, historical trading volumes of our securities and whether the person seeking the release is an officer, director or affiliate of us.

We also agreed to file a registration statement with the Securities and Exchange Commission to register 895,387 shares of common stock and 529,346 shares of common stock underlying outstanding warrants held by stockholders of our company prior to the Share and Warrant Exchange who are affiliates of WestPark Capital, Inc.  We have agreed to file the registration statement on or before July 23, 2009, which is 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement of which this prospectus is a part.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated [__________], 2009 WestPark Capital, Inc., has agreed to purchase from us the number of shares of common stock set forth below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares
WestPark Capital, Inc.	[_____]

Total	[_____]

The underwriting agreement provides that the agreement may be terminated by WestPark Capital at any time prior to delivery of and payment for the shares if, in WestPark Capital’s judgment, payment for and delivery of the shares is rendered impracticable or inadvisable by reason of events specified in the underwriting agreement, including but not limited to the state of the financial markets and our financial condition.  Subject to the foregoing, the underwriter is committed to purchase all of the common stock being offered by us if any of such shares are purchased, other than those covered by the over-allotment option described below.

The underwriter proposes to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriter may offer the common stock to some dealers at that price less a concession not in excess of $[_____] per share.  Dealers may reallow a concession not in excess of $[_____] per share to some other dealers.  After the shares of common stock are released for sale to the public, the underwriter may vary the offering price and other selling terms.

We have granted to the underwriter an option, exercisable for up to 45 days after the date of this prospectus, to purchase up to 60,000 additional shares of common stock at the public offering price set forth on the cover of this prospectus solely to cover over-allotments, if any.

We have agreed with WestPark Capital, Inc. that we will not, without the prior written consent of WestPark Capital, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or  otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock (excluding the exercise of certain warrants and/or options currently outstanding and exercisable) for a period of 12 months after the date of this prospectus.

Each of our executive officers and directors, in addition to significant stockholders holding an aggregate of 6,565,795 shares of common stock, have agreed with WestPark Capital not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or  otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the  prior written consent of WestPark Capital, for a period of 12 months after the date of this prospectus.

We have agreed to indemnify the underwriter against some liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect thereof.

We have agreed to pay WestPark Capital a $[_____] non-accountable expense allowance, based on an initial public offering price of $[_____] per share.  In addition, we have agreed to pay WestPark Capital’s road show expenses of $[____] and counsel fees (excluding blue sky fees) of $[______].

Upon the closing of this offering, we have agreed to sell to WestPark Capital warrants to purchase up to [_____] shares of our common stock.  The warrants will be exercisable commencing upon their date of issuance at a per share exercise price equal to 120% of the public offering price, subject to standard anti-dilution adjustments for stock splits and similar transactions, and will become exercisable one year after the date of this prospectus and expire five years from the date of this prospectus.  The holders of shares of common stock acquired upon exercise of the warrants have the right to include such shares in any future registration statements filed by us and to demand one registration for the shares.  The warrants and underlying shares are deemed by FINRA to be underwriting compensation in connection with this offering pursuant to NASD Conduct Rule 2710.  In addition, unless an exemption is available under Conduct Rule 2710(g)(2), these securities will be subject to lock-up restrictions under Conduct Rule 2710(g).  Conduct Rule 2710(g) provides that the warrants and underlying shares shall not be sold during this offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or underlying shares by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over- allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to some limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the NYSE Alternext US (formerly known as the American Stock Exchange) or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriter may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. ‘Covered’ short sales are sales made in an amount not greater than the underwriter’s ‘overallotment’ option to purchase additional shares in the offering. The underwriter may close out any covered short position by either exercising its overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. ‘Naked’ short sales are sales in excess of the overallotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the issuer’s stock or preventing or retarding a decline in the market price of issuer’s stock. As a result, the price of the issuer’s stock may be higher than the price that might otherwise exist in the open market.

Prior to this offering, there has been no public market of the common stock. Consequently, the initial public offering price will be determined by negotiations between us and the underwriter. Among the factors considered in these negotiations will be prevailing market conditions, the market capitalizations and the stages of development of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, our results of operations in recent periods, the present state of our development and other factors deemed relevant.

We estimate that our out of pocket expenses for this offering will be approximately $[_____].

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by K&L Gates LLP, Los Angeles, California.  Stubbs Alderton & Markiles, LLP, Sherman Oaks, California is acting as counsel for the underwriter.  Legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. K&L Gates LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

Our financial statements as of December 31, 2007 and for the year ended December 31, 2007 appearing in this prospectus and registration statement have been audited by AJ. Robbins, P.C., Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2007 and for the year ended December 31, 2007 for Podium Digital Technology appearing in this prospectus and registration statement have been audited by Kempisty & Company Certified Public Accountants PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 for Yinlips Digital Technology (Shenzhen) Co., Ltd. appearing in this prospectus and registration statement have been audited by Kempisty & Company Certified Public Accountants PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

SRKP 17, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007

SRKP 17, INC.
A Development Stage Company

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SRKP 17, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of SRKP 17, Inc. (a development stage company) as of December 31, 2007, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from January 3, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SRKP 17, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period from January 3, 2007 (inception) to December 31, 2007, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

/s/ AJ. Robbins, P.C.
Denver, Colorado
January 16, 2008

SRKP 17, INC.
A Development Stage Company
BALANCE SHEET

December 31, 2007
ASSETS
CURRENT ASSETS:
Cash	$869

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to Stockholders	$32,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.0001 par value, 10,000,000 shares authorized, none issued	—
Common stock, $.0001 par value, 100,000,000 shares authorized, 7,096,390 shares issued and outstanding	710
Additional Paid in Capital	6,790
(Deficit) accumulated during development stage	(39,131)

Total Stockholders’ Equity (Deficit)	(31,631)

$869

SEE ACCOMPANYING FOOTNOTES TO THE FINANCIAL STATEMENTS.

SRKP 17, INC.
A Development Stage Company
STATEMENTS OF OPERATIONS

	For the Period January 3, 2007 (Inception) to December 31, 2007	Cumulative From January 3, 2007 (Inception) to December 31, 2007
REVENUE	$—	$—
EXPENSES	39,131	39,131

NET (LOSS)	$(39,131)	$(39,131)

NET (LOSS) PER COMMON SHARE – BASIC	$(.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,096,390

SEE ACCOMPANYING FOOTNOTES TO THE FINANCIAL STATEMENTS.

SRKP 17, INC.
A Development Stage Company
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

				(Deficit)
				Accumulated	Total
			Additional	During	Stockholders’
	Common Stock		Paid	Development	Equity
	Shares	Amount	in Capital	Stage	(Deficit)

Balances, January 3, 2007	—	$—	$—	$—	$—

Sale of common stock on January 3, 2007 at $.0007046 per share	7,096,390	710	4,290	—	5,000
Sale of warrants on January 3, 2007 at $.0003523 per warrant	—	—	2,500	—	2,500
Net (loss)	—	—	—	(39,131)	(39,131)
Balances, December 31, 2007	7,096,390	$710	$6,790	$(39,131)	$(31,631)

SEE ACCOMPANYING FOOTNOTES TO THE FINANCIAL STATEMENTS.

SRKP 17, INC.
A Development Stage Company
STATEMENTS OF CASH FLOWS

	For the	Cumulative
	Period	from
	January 3,	January 3,
	2007	2007
	(Inception)	(Inception)
	to	to
	December 31, 2007	December 31, 2007
CASH FLOWS (TO) OPERATING ACTIVITIES:
Net (loss)	$(39,131)	$(39,131)

Net Cash (Used) by Operating Activities	(39,131)	(39,131)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Stockholders	32,500	32,500
Warrants issued for cash	2,500	2,500
Common stock issued for cash	5,000	5,000

Net Cash Provided by Financing Activities	40,000	40,000

NET CHANGE IN CASH AND ENDING BALANCE	$869	$869

SEE ACCOMPANYING FOOTNOTES TO THE FINANCIAL STATEMENTS.

SRKP 17, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
SRKP 17, Inc. (the Company), a development stage company, was incorporated under the laws of the State of Delaware on December 7, 2006. There was no activity during 2006 and no equity was issued. The common stock of the Company was sold and issued on January 3, 2007 and as such has been used as the date of inception for the Company. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

Going Concern and Plan of Operation
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has negative working capital, negative stockholders’ equity and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locating merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes
The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109.  Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $5,000 in the taxable year in which the trade or business begins.  The $5,000 must be reduced by the amount of startup costs in excess of $50,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and filing fees relating to an offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

SRKP 17, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

Concentrations of Credit Risk
The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Earnings Per Common Share
Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

At December 31, 2007, the only potential dilutive securities were 7,096,390 common stock warrants. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the operations of the Company.

NOTE 2 - STOCKHOLDERS' EQUITY

During January 2007, the Company sold for $5,000 cash 7,096,390 shares of its $.0001 par value common stock to various investors. In addition, the Company also sold to these investors for $2,500 cash warrants to purchase 7,096,390 shares of common stock at an exercise price of $.0001. These warrants expire at the earlier date of 10 years from date of purchase or 5 years from the date the Company consummates a merger or other business combination with an operating business or any other event to which the Company ceases to be a “shell company.”

SRKP 17, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by WestPark Capital.  The Company’s President is also the Chief Executive Officer of WestPark Capital. Such costs are immaterial to the financial statements. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - DUE TO STOCKHOLDERS

In May and November 2007 certain stockholders advanced the Company $22,500 and $10,000, respectively, to pay for operating expenses. These funds have been advanced interest free, are unsecured, and are due on demand.

NOTE 5 - SUBSEQUENT EVENTS

The Company is currently filing a Form 10-SB registration statement with the Securities and Exchange Commission (SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934. Once the registration statement has been declared effective, SRKP 17, Inc. will become a reporting company.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)

INDEX

PAGE

BALANCE SHEETS - SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007 (UNAUDITED)	F-13

STATEMENTS OF OPERATIONS – FOR THE NINE MONTHS ENDED	F-14
SEPTEMBER 30, 2008 & 2007 (UNAUDITED) AND CUMULATIVE JANUARY 3, 2007 (INCEPTION) TO SEPTEMBER 30, 2008 (UNAUDITED)

STATEMENTS OF CASH FLOWS – FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 & 2007	F-15
(UNAUDITED) AND CUMULATIVE FROM JANUARY 3, 2007 (INCEPTION) TO SEPTEMBER 30, 2008 (UNAUDITED)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) –	F-16
JANUARY 3, 2007 (INCEPTION) TO DECEMBER 31, 2007 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2008 (UNAUDITED)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	F-17

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)

BALANCE SHEETS

	September 30,	September 30,
	2008	2007
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$1,872	$12,088

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accrued Expenses	-	1,060
Due to Stockholders	47,500	22,500
Total Current Liabilities	47,500	23,560

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.0001 par value, 10,000,000 shares authorized, none issued
Common stock, $.0001 par value, 100,000,000 shares authorized, 7,096,930 shares issued and outstanding 777096930 7,096,390 shares issued and outstanding	710	710
Additional Paid in Capital	6,790	6,790
(Deficit) accumulated during development stage	(53,129)	(18,972)
Total Stockholders’ Equity (Deficit)	(45,629)	(11,472)
Total Liabilities & Shareholders' Equity	$1,872	$12,088

The accompanying notes are an integral part of these financial statements.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended	For the period January 3, 2007 (Inception) to	Cumulative from January 3, 2007 (Inception) to
	September 30,		September 30,	September 30,	September 30,
	2008 (Unaudited)	2007 (Unaudited)	2008 (Unaudited)	2007 (Unaudited)	2008 (Unaudited)
REVENUE	$-	$-	$-	$-	$-
EXPENSES	689	3,535	13,998	18,972	53,129
NET (LOSS)	$(689)	$(3,535)	$(13,998)	$(18,972)	$(53,129)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,096,390	7,096,390	7,096,390	7,096,390	7,096,390

The accompanying notes are an integral part of these financial statements.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For Nine Months Ended	For the period January 3, 2007 (Inception) to	Cumulative from January 3, 2007 (Inception) to
	September 30,	September 30,	September 30,
	2008 (Unaudited)	2007 (Unaudited)	2008 (Unaudited)
CASH FLOWS (TO) OPERATING ACTIVITIES:
Net (loss)	$(13,998)	$(18,972)	$(53,129)
Increase in accrued expense	-	1,060	-
Net Cash (Used) by Operating Activities	(13,998)	(17,912)	(53,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Stockholders	15,000	22,500	47,500
Warrants issued for cash	-	2,500	2,500
Common stock issued for cash	-	5,000	5,000
Net Cash Provided by Financing Activities	15,000	30,000	55,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,003	12,088	1,872
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	869	-	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,872	$12,088	$1,872

The accompanying notes are an integral part of these financial statements.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
January 3, 2007 (Inception) to December 31, 2007 and the nine months ended September 30, 2008 (UNAUDITED)

				(Deficit)
				Accumulated	Total
			Additional	During	Stockholders’
	Common Stock		Paid	Development	Equity
	Shares	Amount	in Capital	Stage	(Deficit)

Balances, January 3, 2007
Sale of common stock on January 3, 2007 at $.0007046 per share	7,096,390	$710	$4,290	$-	$5,000
Sale of warrants on January 3, 2007 at $.0003523 per warrant			2,500		2,500
Net (loss)				(39,131)	(39,131)
Balances, December 31, 2007	7,096,390	710	6,790	(39,131)	(31,631)
Net (loss)				(13,998)	(13,998)
Balances, September 30, 2008	7,096,390	$710	$6,790	$(53,129)	$(45,629)

The accompanying notes are an integral part of these financial statements.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Amounts and disclosures at and for the nine months ended September 30, 2008 are unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
Yinlips Technology, Inc. (the Company), formerly known as SRKP 17, Inc., a development stage company, was incorporated under the laws of the State of Delaware on December 7, 2006. There was no activity during 2006 and no equity was issued. The common stock of the Company was sold and issued on January 3, 2007 and as such has been used as the date of inception for the Company. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

The Company filed a Form 10-SB registration statement with the Securities and Exchange Commission (SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934. The registration statement has been declared effective as of January 25, 2008.

On October 20, 2008, the Company changed its name from SRKP 17, Inc. to Yinlips Technology, Inc. in pursue of a business acquisition.

Going Concern and Plan of Operation
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has negative working capital, negative stockholders’ equity and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locating merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles.

In the opinion of management, the financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, the results of operating , and cash flow of the Company for interim periods presented.

The results for the period ended September 30, 2008 are not necessarily indicative of the results of operation for the full year. The financial statement and related footnotes should be read in conjunction with the financial statement and footnotes thereto included in the Company’s Form 10-KSB filed with Securities and Exchange Commission for the period ended December 31, 2007.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Amounts and disclosures at and for the nine months ended September 30, 2008 are unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109.  Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $5,000 in the taxable year in which the trade or business begins.  The $5,000 must be reduced by the amount of startup costs in excess of $50,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

Deferred Offering Costs
Deferred offering costs, consisting of legal, accounting and filing fees relating to an offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

Concentrations of Credit Risk
The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Earnings per Common Share
Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

At September 30, 2008 and 2007, the only potential dilutive securities were 7,096,390 common stock warrants. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Amounts and disclosures at and for the nine months ended September 30, 2008 are unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 2 - STOCKHOLDERS' EQUITY

During January 2007, the Company sold for $5,000 for a subscription receivable, which was paid in April 2007, 7,096,390 shares of its $.0001 par value common stock to various investors. In addition, the Company also sold to these investors for $2,500 cash warrants to purchase 7,096,390 shares of common stock at an exercise price of $.0001. These warrants expire at the earlier date of 10 years from date of purchase or 5 years from the date the Company consummates a merger or other business combination with an operating business or any other event to which the Company ceases to be a “shell company.”

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by WestPark Capital.  The Company’s President is also the Chief Executive Officer of WestPark Capital. Such costs are immaterial to the financial statements. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - DUE TO STOCKHOLDERS

Since inception certain stockholders have advanced the Company $47,500 to pay for operating expenses. These funds have been advanced interest free, are unsecured, and are due on demand.

YINLIPS TECHNOLOGY, INC.
(Formerly SRKP 17, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Amounts and disclosures at and for the nine months ended September 30, 2008 are unaudited)

NOTE 5 –SUBSEQUENT EVENTS

Business Combinations
On October 17, 2008, the Company completed the acquisition of the common shares and warrants to purchase 300,000 shares of Podium Technology Limited (Podium) pursuant to a Share and Warrant Exchange Agreement. In consideration, the Company will issue an aggregate of 65,795 shares of the Company’s common stock, $0.0001 par value and warrants to purchase 300,000 shares of the Company to the shareholders of Podium. As a result of this transaction, the Podium became a wholly-owned subsidiary of the Company. Podium owns 100% of Yinlips Digital Technology (Shenzhen) Co., Ltd. (“Yinlips”), which was established in 2001, and is a Chinese hi-tech company. The Yinlips’ business includes design, manufacture, and marketing of CRTs, LCDs, and a series of portable digital devices, including portable DVDs, Palm PCs, MP3s, Mp4s, PMPs, Mp4+Games, Game cards, and digital photo frames.

Common Stock Purchase and Share and Warrant Cancellation
On November 14, 2008, the Company entered into a Common Stock Purchase Agreement with Zhao Zifeng, its Chief Executive Officer and Chairman of the Board, whereby Mr. Zhao purchased and the Company issued 6,500,000 shares of the Company’s common stock at a purchase price of $0.415 per share.

Pursuant to that certain Share and Warrant Cancellation Agreement dated as of October 17, 2008 by and between the Company and the shareholders and warrantholders of the Company prior to the share and warrant exchange transaction that closed on October 17, such shareholders to be known as the “Shareholders,” each of the Shareholders agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Agreement. Accordingly, in connection with the purchase of the Shares by Mr. Zhao pursuant to the Purchase Agreement described above, the Company cancelled an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by the Shareholders (the “Share and Warrant Cancellation”).

Upon the completion of the Share Purchase, Mr. Zhao currently owns approximately 53.4% of the Company’s issued and outstanding voting securities (which includes the shares of Series A Convertible Preferred Stock).

PODIUM  TECHNOLOGY LIMITED AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND SEPTEMBER 30, 2008

PODIUM  TECHNOLOGY LIMITED AND SUBSIDIARY

INDEX

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Podium Technology Limited (A British Virgin Island Company)

We have audited the accompanying balance sheet of Podium Technology Limited as of December 31, 2007 and the related statements of operations, changes in shareholder’s equity and comprehensive income and cash flows for the period July 3, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Podium Technology Limited at December 31, 2007 and the results of its operations and its cash flows for the period July 3, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
July 15, 2008

Podium Technology Limited and Subsidiary
  Consolidated Balance Sheets
(In US Dollars)

	September 30,	December 31,
	2008	2007
	(Unaudited)

Assets
Current Assets
Cash and cash equivalent (Note 4)	$16,888	$256
Accounts receivable, net (Note 5)	4,363,849	-
Inventories, net (Note 6)	1,971,967	-
Refundable purchase price paid (Note 7)	-	-
Deposit paid for plant renovation (Note 8)	12,757	-
Total current assets	6,365,461	256
Fixed assets (Note 9)	139,251	-
Other receivables	46,873	-
Total Assets	$6,551,585	$256

Liabilities & Shareholder’s Equity
Current Liabilities
Payables and accrued liabilities (Note 10)	$1,180,429	$-
Short term loans(Note 12)	602,968	-
Various taxes payable (Note 13)	54,267	-
Wages payable (Note 14)	523,288	-
Corporate taxes payable (Note 15)	129,749	-
Due to related parties (Note 11)	2,741,777
Total current liabilities	5,232,478	-

Commitments and contingencies (Note 18)	-	-

Shareholder’s Equity
Paid in capital (Note 16)	50,000	50,000
Share subscription receivable	-	(47,492)
Accumulated other comprehensive income	23,132	(6)
Restricted earnings (Note 17)	60,483	-
Retained earnings (unrestricted)	1,185,492	(2,246)
Total Shareholder’s Equity	1,319,107	256
Total Liabilities & Shareholder’s Equity	$6,551,585	$256

The accompanying notes are an integral part of these financial statements.

Podium Technology Limited and Subsidiary
  Consolidated Statements of Operations
 (In US Dollars)

	For Nine Months Ended September 30,	For the period Incepted July 3 and ended December 31
	2008	2007
	(Unaudited)
Revenue
Sales	$6,279,184	$-
Cost of Goods Sold	(4,842,938)	-
Gross Profit	1,436,246	-

Selling Expenses	160,562	-
Other general and administrative	151,327	2,246
Research and development	280,446	-
Depreciation of property, plant and equipment	44
Total operating expenses	592,379	2,246
Income from operations	843,867	(2,246)

Other income (expenses)		-
Interest income (expense), net	(23,359)	-
Penalty on renovation contract	(548)	-
Other income (expense), net (Note 8)	568,515
Total other income (expenses)	544,608	-

Income before income taxes	1,388,475	(2,246)
Income taxes (Note 15)	(140,253)

Net income	1,248,222	(2,246)

Other Comprehensive Income:
Foreign currency translation adjustment	23,138	$(6)
Comprehensive Income	$1,271,360	(2,252)

The accompanying notes are an integral part of these financial statements.

Podium Technology Limited and Subsidiary
  Consolidated Statements of Cash Flows
 (In US Dollars)

		For the period
	Nine months ended September 30,	Incepted July 3 and ended December 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net Income	$1,248,222	$(2,246)
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
Depreciation	7,580	-
Changes in operating assets and liabilities:
Accounts receivable, net	(286,283)	-
Deposit paid for plant renovation	622,951	-
Other receivables	(130,441)	-
Inventories, net	(779,133)	-
Accounts payable and accrued liabilities	954,249	-
Various taxes payable	(86,421)	-
Wages payable	52,028	-
Corporate tax payable	(81,917)	-
Net cash provided (used) by operating activities	(387,663)	(2,246)

Cash Flows From Investing Activities
Purchases of property and equipment	(144,042)	-
Net cash used by investing activities	(144,042)	-

Cash Flows From Financing Activities
Short term loans	602,968	-
Acquisition of subsidiary’s net assets, net of cash acquired	(133,119)	-
Share subscription payment	47,492	2,508
Net cash provided (used) by financing activities	517,341	2,508

Effect of exchange rate changes on cash	30,995	(6)
Net increase (decrease) in cash and cash equivalents	16,632	256
Cash and cash equivalents, beginning of period	256	-
Cash and cash equivalents, end of period	$16,888	$256
		-
Supplemental disclosure information:
Income taxes paid	$140,253	$-

Non-cash investing and financing activities: Acquisition of subsidiary’s net assets consideration
Due to related parties	$2,657,166	$-

The accompanying notes are an integral part of these financial statements.

Podium Technology Limited and Subsidiary
  Consolidated Statements of Changes in Shareholder’s Equity and Comprehensive Income
(In US Dollars)

				Accumulated
				Other
	Capital	Share	Retained	Comprehensive		Comprehensive
	Stock	Subscription	Earnings	Income (Loss)	Total	Income (Loss)
Balance at July 3, 2007 (Inception)	$-	$-	$-	$-	$-

Stock issuance for share subscription in October 2007	50,000	(50,000)	-	-	-
Share subscription payment	-	2,508	-	-	2,508
Net loss for period July 3, 2007 (inception) to December 31, 2007	-	-	(2,246)	-	(2,246)	$(2,246)
Foreign currency translation adjustment	-	-	-	(6)	(6)	(6)
Comprehensive income	-	-	-	-	-	$(2,252)

Balance at December 31, 2007	50,000	(47,492)	(2,246)	(6)	256

Share subscription	-	47,492			47,492
Net income for 9 months ended September 30, 2008	-	-	1,248,222	-	1,248,222	$1,248,222
Foreign currency translation adjustment	-	-	-	23,138	23,138	23,138
Comprehensive income	-	-	-	-	-	$1,271,360

Balance at September 30, 2008 (unaudited)	$50,000	$-	1,245,976	23,132	1,343,107

The accompanying notes are an integral part of these financial statements.

Podium Technology Limited and Subsidiary
 Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 1 - Organization and Nature of Business

Podium Technology Limited (“PTL” or the “Company”) was established on July 3, 2007 in the British Virgin Islands and the registered office is located at OMC Chamers, P.O. Box 3215, Road Town, Tortolar, British Virgin Islands. On October 3, 2007, PTL authorized and issued 50,000 shares at par value to Mr. Wong Kowk Fu; director of PTL. Mr. Wong currently owns 100% of the common shares of PTL, an investment holding company.

On December 27, 2007 PTL signed an Equity Transfer Agreement with Yinlips Digital Technology (Shenzhen) Co., Ltd. (“Yinlips”) , which was established in 2001, and is a Chinese hi-tech company. Yinlips’ business includes design, manufacture, and marketing of CRTs, LCDs, and a series of portable digital devices, including portable DVDs, Palm PCs, MP3s, Mp4s, PMPs, Mp4+Games, Game cards, and digital photo frames.

On January 5, 2008, PTL and Yinlips agreed that the owners of Yinlips would transfer their 100% ownership in its registered capital of RMB 1 million to PTL. This agreement was approved by the Chinese authorities on January 16, 2008. The two parties also agreed upon that the first payment (10% of the total consideration) to be made on April 2008, and the rest of the payments will be made within the next six months. On April 29, 2008, PTL made its first payment of USD $14,893 to Yinlips’ owners and a subsequent payment of USD $122,943 on June 18, 2008. On that date, PTL acquired all of the outstanding equity of Yinlips and became a wholly-owned subsidiary when the full purchase price as originally approved by the Chinese authorities was paid. On June 11, 2008, the original Equity Transfer Agreement was restated among the Company and the owners of Yinlips to increase the purchase price to its assessed market value of RMB 19,200,000. The payments for the residual purchase price will be made by the end of 2008.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of PTL have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary as of June 18, 2008. All significant inter-company transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.

Advertising

Yinlips expenses advertising costs as incurred. Advertising is included in selling expenses for financial reporting.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Foreign Currency Transactions and Translations

The reporting currency for PTL and Yinlips are in U.S. dollar. PTL operates in Hong Kong and its functional currency is Hong Kong dollar. Yinlips operates in China and its functional currency is Renminbi. The financial statements are translated into U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange in the period for revenues and expenses. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity. Net gains and losses resulting from foreign exchange transactions are included in other income.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):.

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2007	7.29395	7.59474
Period ended January 16, 2008	7.23223	7.26111
Nine months ended September 30, 2007	7.49738	7.65462
Nine months ended September 30, 2008	6.83527	6.97496
The exchange rates used for foreign currency translation were as follows (HKD$1 = USD):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2007	0.12817	0.12818
Period ended January 16, 2008	0.12821	0.12815
Period ended September 30,2008	0.12872	0.12825

Comprehensive Income

PTL and Yinlips have adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for the reporting and displaying of comprehensive income, its components and accumulated balances. Yinlips is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

Allowance for doubtful accounts receivable

The allowance for doubtful accounts is provided using a factor of 0.5‰ of the year-end or period-end total accounts receivable trade balances.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts periodically. Management’s judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, Yinlips analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms, significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends that could have a significant impact on the collectability of receivables and its operating results. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories, which are primarily comprised of raw materials, packaging materials, work-in-progress, semi-assembled goods and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average costing method. Yinlips evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis and uses specific identification method to make the reserves.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 5% salvage value of original cost, over the estimated useful lives of the assets listed below.

Expenditures for repairs and maintenance, if not to improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.
Building	20 years
Molds	5 years
Machinery &Equipment	5 years
Electronic Equipment	5 years
Computer Software	5 years
Computer Equipment	5 years
Office Equipment	5 years
Other Equipment	5 years
Automobiles	5 years
Leasehold Improvement	5 years

Income Taxes

PTL and Yinlips has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires Yinlips to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Yinlips’ financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Business Combinations

The Company adopted SFAS No. 141R, Business Combinations (SFAS No. 141R) issued by FASB on December 4, 2007. Under SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The company has disclosed such information in Note 3 of the financial statement.

Goodwill

The Company adopted SFAS No. 142, “Goodwill and Intangible Assets” (“SFAS 142”) on January 1, 2002. Under SFAS 142, goodwill is no longer amortized, but tested for impairment annually, or more frequently, if facts and circumstances warrant a review. The provisions of SFAS 142 require that a two-step test be performed to assess goodwill for impairment. First, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. The second step is performed if the carrying value exceeds the fair value. The implied fair value of the reporting unit’s goodwill must be determined and compared to the carrying value of the goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, an impairment loss equal to the difference will be recorded.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

Yinlips revenue is derived from the sale of products. Yinlips recognizes revenue from the sale of products in accordance with SAB 104. Under SAB 104, product revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sale price is fixed or determinable, and collectibility is reasonably assured. In general, Yinlips recognizes revenue upon the shipment of goods. Yinlips does grant customers a right to return products. Such returns are recorded as incurred and have been immaterial for all the periods presented.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Yinlips’ first fiscal year that begins after September 15, 2006. The adoption of this statement did not have a material impact on the PTL’s consolidated financial position or results of operations.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets” this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:
•	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
•	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
•	Permits an entity to choose 'Amortization method' or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.
•
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

•
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.

In June 2006, the Financial Accounting Standards Board (“FASB”) ratified the provisions of Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF Issue No. 06-3 requires that the presentation of taxes within revenue-producing transactions between a seller and a customer, including but not limited to sales, use, value added, and some excise taxes, should be on either a gross (included in revenue and cost) or a net (excluded from revenue) basis. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The disclosure of those taxes can be done on an aggregate basis. EITF Issue No. 06-3 is effective for fiscal years beginning after December 15, 2006, which will be the Yinlips’ fiscal 2008. The adoption of EITF Issue No. 06-3 did not have a material impact on the PTL’s consolidated financial position or results of operations.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that Yinlips has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the PTL’s consolidated financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company has adopted the standard effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS 157 is not material to the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company has not adopted the standard to measure its assets or liabilities at the fair value option.

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. PTL is currently evaluating the impact of adopting SFAS 161 on its consolidated financial statements.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 3 – Business Combinations and Acquisitions

On June 18, 2008, PTL acquired all of the outstanding equity of Yinlips and became a wholly-owned subsidiary when the full purchase price as originally approved by the Chinese authorities was paid. The results of Yinlips’ operations have been included in the consolidated financial statements since that date. On June 11, 2008, the original Equity Transfer Agreement was restated among the Company and the owners of Yinlips to increase the purchase price to its assessed market value of RMB 19,200,000. The aggregated purchase price was RMB 19,200,000 (USD $2,802,002), including RMB 1 million (USD $120,967) of registered capital which was financed with a combination of cash and debt issuance. The transaction was accounted for using the purchase method of accounting in accordance with SFAS 141R, Business Combinations.

Yinlips Digital Technology (Shenzhen) Co., Ltd. (“Yinlips”) was established in 2001, and is a Chinese hi-tech company. Yinlips’ business includes design, manufacture, and marketing of CRTs, LCDs, and a series of portable digital devices, including portable DVDs, Palm PCs, MP3s, Mp4s, PMPs, Mp4+Games, Game cards, and digital photo frames.

The fair value of assets acquired and liabilities assumed consist of the following:
	Net assets on book	Negative goodwill	Net assets acquired at fair value
Current assets	$6,384,744	$(466,920)	$5,917,824
Fixed assets	803,221	(803,221)	-
Other assets	16,434	-	16,434
Total assets acquired	7,204,399	(1,270,141)	5,934,258
Current Liabilities	(3,132,018)	-	(3,132,018)
Total liabilities assumed	(3,132,018)	-	(3,132,018)
Foreign Currency Translation	-	-	(238)
Net assets acquired	$4,072,381	$(1,270,141)	$2,802,002

The negative goodwill is allocated as follows:
Fixed assets	$803,221
Allowance for doubtful accounts	322,360
Allowance for obsolete inventories	94,303
Refundable purchase price paid	50,257
Foreign currency translation adjustment	238
Total	$1,270,379

The acquisition consideration comprised of the following:
Cash paid per original agreement	$144,836
Amount due per restated agreement	2,657,166
Total purchase price	$2,802,002

Pro Forma Financial Statements

The pro forma financial reflects the pro forma results of operations for the nine months ended September 30, 2008 and  the year ended December 31,2007, as if the Company had completed the acquisition of Yinlips’ net assets as of Jan 1, 2007. The pro forma results are not necessarily indicative of either future results of our operations or results that might have been achieved had the acquisition actually occurred since the beginning of 2007.
	For nine months ended	For year ended
	September 30, 2008	December 31, 2007
Sales	$17,829,169	$21,304,717
Cost of goods sold	13,865,754	16,883,580
Net income (loss)	$1,837,830	$2,320,545

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 4 - Cash and Cash Equivalents

Cash and Cash Equivalents consist of the following:
	September 30,	December 31,
	2008	2007
Cash on hand	$14,012	$51
Cash in bank	2,876	205
Total	$16,888	$256

Note 5 - Accounts Receivable

Accounts receivable consists of the following:
	September 30,	December 31,
	2008	2007
Accounts receivable	$4,837,823	$-
Allowance for doubtful accounts	(473,974)	-
Total	$4,363,849	$-

The provision for bad debts increased by $459,768 in the nine months ended September 30, 2008, as follows:

	September 30,	December 31,
	2008	2007
Beginning of year	$14,206	$-
Current period additions	459,768	-
End of period	$473,974	$-
*Additional increase in provision for bad debts is due to business combination & acquisition of Yinlips. (Note 3)

Note 6 - Inventories

Inventory consists of the following:
	September 30,	December 31,
	2008	2007
Raw materials	$2,167,565	$-
Finished goods	651,502	-
Less: allowance for obsolete inventories	(847,100)	-
Total	$1,971,967	$-

Management uses the specific identification method to provide an allowance for obsolete or slow-moving inventory items, including finished goods and raw materials. The allowance for obsolescence increased by $761,968 in the nine months ended September 30, 2008 as follows:
	September 30,	December 31,
	2008	2007
Beginning of year	$85,132	$-
Additions	761,968	-
End of year	$847,100	$-
*Additional increase in allowance for obsolescence is due to business combination and acquisition of Yinlips. (Note 3)

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 7 - Refundable Purchase Price Paid

The Company intends to acquire a digital technology company for which they paid RMB 5,771,000 ($791,204) as a deposit. On December 31, 2007, the Company disclosed that this business combination was expected to be completed on June 30, 2008. If the transaction is not completed on time the deposit will be fully refunded.  However, on May 10, 2008, the two parties decided to delay the deal closing date to the end of August 2008 due to change of the operation circumstances from both the Company and the acquired. On July 19, 2008, both parties renegotiated and signed a refund agreement in which the digital technology company agreed to refund RMB3,000,000 (Approximately $439,000) on September 15, 2008 and RMB 2,771,000 (Approximately $405,000) on October 5, 2008 unless the merger goes forward. By September 30, 2008, the Company had received $517,477 refund and the balance of $273,727 will be paid in October 2008.
.
Note 8 - Deposit Paid for Plant Renovation

In the third quarter of 2007, the Company signed a contract for new plant renovation and paid a deposit of RMB 5,000,000 (USD $685,500).  The contract was terminated in January 2008 because of new environmental regulations enforced by the local government which prohibits the establishment of a plant within the designated area. The Company then entered an agreement with the original contractor to pay a penalty of RMB 300,000 ($42,552) and the rest of the deposit would be refunded by the end of March 31, 2008. The Company has the intention to continue with the plant renovation for its business expansion therefore renegotiated and signed a supplemental agreement on March 25, 2008 and agreed upon a plan to resolve the paid-in deposit. On July 19, 2008, the two parties amended the supplemental agreement and decided that the contractor to refund RMB 2,500,000 (Approximately $365,000) on September 20, 2008 and RMB 2,200,000 (Approximately $322,000) on October 10, 2008 unless the renovation begins. By September 30, 2008, the Company had received $ 578,701 refund and the balance of $ 106,799 will be paid in October, 2008.

Note 9- Fixed Assets

Fixed assets consist of the following:

	September 30,	December 31,
	2008	2007
Molds	$146,128	$-
Office equipment	858	-
Accumulated Depreciation	(7,735)	-
Total Fixed Assets – Net	$139,251	$-

The depreciation expense is $7,580 for the nine month ended September 30, 2008.

	September 30,	December 31,
	2008	2007
Cost of goods sold	$7,536	$-
Operating expenses	44	-
Total	7,580	-

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 10 - Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following:
	September 30,	December 31,
	2008	2007
Accounts payable	$798,743	$-
Accrued liabilities	168,088	-
Other payables	213,598	-
Total	$1,180,429	$-

Note 11 - Due to Related Parties

Guo Mingguo, Vice President of the company, made a payment $73,150 to the suppliers.

On January 5, 2008, PTL and Yinlips agreed that the owners of Yinlips would transfer their 100% ownership in its registered capital of RMB 1 million to PTL. This agreement was approved by the Chinese authorities on January 16, 2008. The two parties also agreed upon that the first payment (10% of the total consideration) to be made on April 2008, and the rest of the payments will be made within the next six months. On April 29, 2008, the company made its first payment of USD $14,893 to Yinlips’ owners, and a subsequent payment of USD $122,943 on June 18, 2008. On June 11, 2008, PTL decided to acquire all of the outstanding equity of Yinlips pursuant to the Equity Transfer Agreement and restated among the Company and the owners of Yinlips at its assessed market value of RMB 19,200,000. The payments for the residual purchase price in the amount of USD $2,668,152 (RMB 18,200,000) will be made by the end of 2008.

Note 12 - Short Term Loans

On May 30, 2008, PTL was indebted for two bridge notes from Midsouth Investment and Trillion Investment. The principal amounts on the notes are $300,000 each and are secured by various assets and properties of the company. The term of the notes bear interest at the rate of 12 percent per annum, compounded annually with a six months term. A warrant was issued to each lender to purchase conversions shares of the Company. The warrant is exercisable for that number of conversion shares determined by dividing the Warrant Coverage Amount (50% of the principal amount of the note) by the Conversion Price prior to May 30, 2013. The fair market value of the warrant is equal to 0.01% of the principal amount of the note to which it relates.

Note 13 - Various Taxes Payable

Various taxes payable consists of the following:
	September 30,	December 31,
	2008	2007
Value-added taxes (VAT) payable:	$52,180	$-
Other misc. taxes/levies	2,087	-
Total	$54,267	$-

The other misc taxes/levies included City development levies and Educational levies. The City development levies and Educational levies are respectively 1% and 3% of last month VAT.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 14 - Wages Payable

The wages payable consists of the following:
	September 30,	December 31,
	2008	2007
Wages payable	$117,565	$-
Benefits payable	405,723	-
Total	$523,288	$-

Note 15 - Corporate Tax Payable

As a manufacturing enterprise established in Shenzhen, PRC, Yinlips was entitled to a preferential Enterprise Income Tax (”EIT”) rate.  Since 2008, the local government has increased the EIT rate from 15% to 18%.  Yinlips is currently applying for the High-Tech Enterprise title. If the application is approved by the local government, Yinlips will have a tax holiday of 2 years 100% exemption starting from the first profitable year, and followed by 3 years of 50% tax deduction, and after that, Yinlips will have to pay corporate income taxes at normal EIT rate.

The corporate income tax expense and payable are as follows:
	September 30,	December 31,
	2008	2007
Corporate income tax expense paid	$10,504	$-
Corporate income tax payable	$129,749	$-

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Yinlips’ tax filings in the PRC may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Yinlips’ tax filings which may lead to additional tax liabilities.

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:
	September 30,	December 31,
	2008	2007
U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	-34%	-34%
PRC preferential enterprise income tax rate	18%	15%
Provision for income tax	18%	15%

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 16 - Shareholders’ Equity

Issuance of Common Stock

Yinlips was authorized to issue 50,000 shares of common stock with par value of $1.00.  In October 2007, Yinlips issued 50,000 shares to Wong Kowk Fu at par value subject to a share subscription agreement.  The Subscription Receivable balances as of September 30, 2008 and December 31, 2007 are as follows:

	September 30,	December 31,
	2008	2007
Share subscription receivable	$0	$(47,492)

Warrants

On May 30, 2008, PTL was indebted for two bridge notes from Midsouth Investment and Trillion Investment. A warrant was issued to each lender to purchase conversions shares of the Company. The warrant is exercisable for that number of conversion shares determined by dividing the Warrant Coverage Amount (50% of the principal amount of the note) by the Conversion Price prior to May 30, 2013. The fair market value of the warrant is equal to 0.01% of the principal amount of the note to which it relates.

Note 17 - Statutory Reserves

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Yinlips is required to make annual appropriations to a statutory surplus reserve fund that is to allocate total 15% its profits after taxes, as determined in accordance with the PRC accounting standards applicable to Yinlips, to a statutory surplus reserve until such reserves reach 50% of the registered capital of Yinlips.  The management made appropriation of $60,843 for this surplus reserve in 2008. This amount is the 50% of the registered capital of Yinlips. Yinlips does not need to make this surplus reserve any more until increasing the registered capital.

Note 18 - Commitments and Contingencies

Operating Lease Commitments

Yinlips has entered into several tenancy agreements in respect to the plant and the office. As of March 31, 2007 the Yinlips commitment of minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows:
Years	Amounts
2008	$44,540
2009	37,893
2010	22,105
2011
Thereafter
$104,538
Total rental expenses for the nine months ended September 30, 2008 amounted to $72,217 respectively.

Podium Technology Limited and Subsidiary
Notes to Consolidated Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 18 - Commitments and Contingencies (continued)

Refundable Purchase Price Paid

The Company intends to acquire a digital technology company for which they paid RMB 5,771,000 ($791,204) as a deposit. On December 31, 2007, the Company disclosed that this business combination was expected to be completed on June 30, 2008. If the transaction is not completed on time the deposit will be fully refunded.  However, on May 10, 2008, the two parties decided to delay the deal closing date to the end of August 2008 due to change of the operation circumstances from both the Company and the acquired. On July 19, 2008, both parties renegotiated and signed a refund agreement in which the digital technology company agreed to refund RMB3,000,000 (Approximately $439,000) on September 15, 2008 and RMB 2,771,000 (Approximately $405,000) on October 5, 2008 unless the merger goes forward. By September 30, 2008, the Company had received $517,477 refund and the balance of $273,727 will be paid in October,2008  according to the agreement between the two sides.

Deposit Paid for Plant Renovation

In the third quarter of 2007, the Company signed a contract for new plant renovation and paid a deposit of RMB 5,000,000 (USD $685,500).  The contract was terminated in January 2008 because of new environmental regulations enforced by the local government which prohibits the establishment of a plant within the designated area. The Company then entered an agreement with the original contractor to pay a penalty of RMB 300,000 ($42,552) and the rest of the deposit would be refunded by the end of March 31, 2008. The Company has the intention to continue with the plant renovation for its business expansion therefore renegotiated and signed a supplemental agreement on March 25, 2008 and agreed upon a plan to resolve the paid-in deposit. On July 19, 2008, the two parties amended the supplemental agreement and decided that the contractor to refund RMB 2,500,000 (Approximately $365,000) on September 20, 2008 and RMB 2,200,000 (Approximately $322,000) on October 10, 2008 unless the renovation begins. By September 30, 2008, the Company had received $578,701 refund. The balance of $106,799 will be paid in October, 2008 according to the agreement between the two sides.

Business Combinations and Acquisitions of Yinlips

On January 5, 2008, PTL and Yinlips agreed that the owners of Yinlips would transfer their 100% ownership in its registered capital of RMB 1 million to PTL. This agreement was approved by the Chinese authorities on January 16, 2008. The two parties also agreed upon that the first payment (10% of the total consideration) to be made on April 2008, and the rest of the payments will be made within the next six months. On April 29, 2008, the company made its first payment of $14,893 to Yinlips’ owners, and a subsequent payment of $122,943 on June 18, 2008. On June 11, 2008, PTL decided to acquire all of the outstanding equity of Yinlips pursuant to the Equity Transfer Agreement and restated among the Company and the owners of Yinlips at its assessed market value of RMB 19,200,000. The payments for the residual purchase price in the amount of $2,668,152 (RMB 18,200,000) will be made by the end of 2008.

Note 19 - Current Vulnerability Due to Certain Concentrations

Yinlips’ operations are all carried out in the PRC.  Accordingly, Yinlips’ business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

Yinlips’ operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. Yinlips’ results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 20 –Subsequent Events

On October 17, 2008, the Company was acquired by SRKP 17, Inc., which is a development stage company, incorporated under the laws of the State of Delaware on December 7, 2006, pursuant to a Share and Warrant Exchange Agreement. In consideration, the SRKP 17, Inc. will issue an aggregate of 65,795 shares of the its common stock, $0.0001 par value and warrants to purchase 300,000 its shares to the shareholders of the Company. As a result of this transaction, the Company became a wholly-owned subsidiary of SRKP 17, Inc. On October 20, 2008, SRKP 17, Inc. changed its name from SRKP 17, Inc. to Yinlips Technology, Inc.

YINLIPS DIGITAL TECHNOLOGY (SHENZHEN) CO., LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2007 AND SEPTEMBER 30, 2008

YINLIPS DIGITAL TECHNOLOGY (SHENZHEN) CO., LTD.

INDEX

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Yinlips Digital Technology (Shenzhen) Co., Ltd.

We have audited the accompanying balance sheets of Yinlips Digital Technology (Shenzhen) Co., Ltd. as of December 31, 2007 and 2006 and the related statements of operations, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the two year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yinlips Digital Technology (Shenzhen) Co., Ltd. at December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the in the United States of America.

Kempisty & Company
Certified Public Accountants PC
New York, New York
March 10, 2008

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Balance Sheets
(In US Dollars)

	September 30,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

Assets
Current Assets
Cash and cash equivalents (Note 3)	$16,141	$7,316	$20,287	$21,832
Accounts receivable, net (Note 4)	4,738,661	1,731,120	2,020,275	1,479,870
Inventories, net (Note 5)	2,728,223	1,039,026	1,622,372	955,021
Refundable purchase price paid (Note 6)	273,727	769,736	791,204	-
Plant renovation deposit (Note 7)	106,799	666,900	685,500	-
Total current assets	7,863,551	4,214,098	5,139,638	2,456,723
Fixed assets, net (Note 8)	1,629,040	1,450,692	1,503,192	1,359,048
Other receivables	16,473	24,008	15,437	2,129
Total Assets	$9,509,064	$5,688,798	$6,658,267	$3,817,900

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities (Note 9)	$1,156,428	$1,504,683	$1,120,591	$1,097,725
Various taxes payable (Note 10)	54,267	61,433	81,277	55,835
Wages payable (Note 11)	523,288	305,220	368,594	184,175
Corporate taxes payable (Note 12)	129,749	91,011	195,041	184,511
Due to related parties (Note 13)	518,625	-	-	7,913
Total current liabilities	2,382,357	1,962,347	1,765,503	1,530,159

Commitments and contingencies (Note 16)	-	-	-	-

Shareholders' Equity
Paid-in capital (Note 14)	120,967	120,967	120,967	120,967
Accumulated other comprehensive income	694,586	192,488	328,092	73,234
Restricted earnings (Note 15)	70,881	70,881	70,881	70,881
Retained earnings (unrestricted)	6,240,273	3,342,115	4,372,824	2,022,659
Total Shareholders' Equity	7,126,707	3,726,451	4,892,764	2,287,741
Total Liabilities and Shareholders' Equity	$9,509,064	$5,688,798	$6,658,267	$3,817,900

The accompanying notes are an integral part of these financial statements.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Statements of Operations
 (In US Dollars)

	For Three Months Ended		For Nine Months Ended		For Years Ended
	September 30,		September 30,		December 31,
	2008	2007	2008	2007	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue
Sales	$5,509,358	$5,033,171	$17,829,169	$14,305,912	21,304,717	$14,136,570
Cost of goods sold	(4,244,747)	(4,062,013)	(13,865,754)	(11,607,047)	(16,883,580)	(11,690,644)
Gross Profit	1,264,611	971,158	3,963,415	2,698,865	4,421,137	2,445,926

Selling Expenses	144,176	112,943	469,995	325,439	490,951	372,662
General and administrative	93,578	63,693	411,118	137,536	275,893	141,942
Research and development	246,521	216,078	716,818	640,929	867,903	236,041
Depreciation of property, plant and equipment	19,291	15,046	56,726	44,503	27,469	31,768
Total operating expenses	503,566	407,760	1,654,657	1,148,407	1,662,216	782,413
Income from operations	761,045	563,398	2,308,758	1,550,458	2,758,921	1,663,513

Other income (expenses)
Interest income (expense), net	531	523	1,256	1,793	2,344	(229)
Penalty on renovation contract	(459)	-	(43,011)	-	-	-
Other income (expense), net	(36)	(89)	-	50	55	1,783
Total other income (expenses)	36	434	(41,755)	1,843	2,399	1,554

Income before income taxes	761,081	563,832	2,267,003	1,552,301	2,761,320	1,665,067
Income taxes (Note 12)	(122,929)	(84,575)	(399,554)	(232,845)	(411,155)	(249,760)

Net income	638,152	479,257	1,867,449	1,319,456	2,350,165	$1,415,307

Other Comprehensive Income:
Foreign currency translation adjustment	15,035	49,616	366,494	119,254	254,858	58,306
Comprehensive Income	$653,187	$528,873	$2,233,943	$1,438,710	$2,605,023	$1,473,613

The accompanying notes are an integral part of these financial statements.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Statements of Cash Flows
 (In US Dollars)

	For Nine Months Ended		For Years Ended
	September 30,		December 31,
	2008	2007	2007	2006
Cash Flows From Operating Activities	(Unaudited)	(Unaudited)
Net Income	$1,867,449	$1,319,456	$2,350,165	$1,415,307
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
Depreciation	147,890	111,647	152,660	87,326
Changes in operating assets and liabilities:
Accounts receivable, net	(2,718,386)	(251,250)	(540,405)	(829,557)
Refundable purchase price paid	517,477	(769,736)	(791,204)	-
Plant renovation deposit	578,701	(666,900)	(685,500)	-
Other receivables	(1,036)	(21,879)	(13,308)	(270)
Inventories, net	(1,105,851)	(84,005)	(667,351)	(482,038)
Accounts payable and accrued liabilities	35,837	406,958	22,866	420,828
Various taxes payable	(27,010)	5,598	25,442	24,219
Wages payable	154,694	121,045	184,419	103,335
Corporate tax payable	(65,292)	(93,500)	10,530	151,970
Net cash provided (used) by operating activities	(615,527)	77,434	48,314	891,120

Cash Flows From Investing Activities
Purchases of property and equipment	(172,730)	(151,230)	(209,275)	(906,717)
Net cash used by investing activities	(172,730)	(151,230)	(209,275)	(906,717)

Cash Flows From Financing Activities
Due to related parties	518,625	(7,913)	(7,913)	(2,518)
Net cash provided (used) by financing activities	518,625	(7,913)	(7,913)	(2,518)
Effect of exchange rate changes on cash	265,486	67,193	167,329	23,396
Net increase (decrease) in cash and cash equivalents	(4,146)	(14,516)	(1,545)	5,281
Cash and cash equivalents, beginning of period	20,287	21,832	21,832	16,551
Cash and cash equivalents, end of period	$16,141	$7,316	$20,287	$21,832

Supplemental disclosure information:
Interest expense paid	$-	$-	$-	$-
Income taxes paid	$269,804	$141,834	$411,155	$249,760

The accompanying notes are an integral part of these financial statements.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Statements of Changes in Shareholders’ Equity and Comprehensive Income
(In US Dollars)

	Paid in Capital	Retained Earnings	Retained Earnings Restricted	Accumulated Other Comprehensive Income	Total	Comprehensive Income
Balance at December 31, 2005	$120,967	$607,352	$70,881	$14,928	$814,128
Net income for the year	-	1,415,307	-	-	1,415,307	$1,415,307
Foreign currency translation adjustment	-	-	-	58,306	58,306	58,306
Comprehensive income	-	-	-	-	-	$1,473,613

Balance at December 31, 2006	120,967	2,022,659	70,881	73,234	2,287,741
Net income for the year	-	2,350,165	-	-	2,350,165	$2,350,165
Foreign currency translation adjustment	-	-	-	254,858	254,858	254,858
Comprehensive income	-	-	-	-	-	$2,605,023

Balance at December 31, 2007	120,967	4,372,824	70,881	328,092	4,892,764
Net income for 9 months ended September 30, 2008	-	1,867,449	-	-	1,867,449	$1,867,449
Foreign currency translation adjustment	-	-	-	366,494	366,494	366,494
Comprehensive income	-	-	-	-	-	$2,233,943

Balance at September 30, 2008	$120,967	$6,240,273	$70,881	$694,586	$7,126,707

The accompanying notes are an integral part of these financial statements.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 1 - Organization and Nature of Business

Yinlips Digital Technology (Shenzhen) Co., Ltd. (“Yinlips”, or “the Company”) was established in 2001, and is a Chinese hi-tech company. The Company’s business includes design, manufacture, and marketing of CRTs, LCDs, and a series of portable digital devices, including portable DVDs, Palm PCs, MP3s, Mp4s, PMPs, Mp4+ Games, Game cards, and digital photo frames. Yinlips also accepts ODM and OEM orders from the United States, Europe, South America, and Southeast Asia.

On December 27, 2007, the Company signed an Equity Transfer Agreement with Podium Technology Limited (“PTL”). On January 5, 2008, the two parties agreed that the owners of Yinlips would transfer their 100% ownership in its registered capital of RMB 1 million to PTL. This Agreement was approved by the Chinese authorities on January 16, 2008.

Podium Technology Limited (“PTL”) was established on July 3, 2007 in the British Virgin Islands and the registered office is located at OMC Chamers, P.O. Box 3215, Road Town, Tortolar, British Virgin Islands. PTL authorized 50,000 shares, par value $1 per share.  On October 3, 2007, PTL issued 50,000 shares at par value to Mr. Wong Kowk Fu, the director of PTL. Mr. Wong holds 100% of the shares of PTL, an investment holding company that had no subsidiary before this transaction.

On June 18, 2008, PTL completed the acquisition of Yinlips and became wholly-owned subsidiary of PTL.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

On June 18, 2008, PTL completed the acquisition of Yinlips and became wholly-owned subsidiary of PTL. The accompanying financial statements of the Company are these of Yinlips only at historical cost without adjustment for the approved value assessed on June 27, 2008.

Use of Estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.

Advertising

The Company expenses advertising costs as incurred. Advertising is included in selling expenses for financial reporting.

Foreign Currency Transactions and Translations

The Company’s reporting currency is the U.S. dollar. The company operates in China and uses Renminbi as its functional currency. The financial statement is translated into U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange in the period for revenues and expenses. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity. Net gains and losses resulting from foreign exchange transactions are included in other income.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB)

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2006	7.79750	7.96369
Year ended December 31, 2007	7.29395	7.59474
Nine months ended September 30, 2007	7.49738	7.65462
Nine months ended September 30, 2008	6.83527	6.97496

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for the reporting and displaying of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

Allowance for doubtful accounts receivable

The allowance for doubtful accounts is provided using a factor of 0.5% of the year-end or period-end total accounts receivable trade balances.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts periodically. Management’s judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, the Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms, significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends that could have a significant impact on the collectability of receivables and its operating results. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories, which are primarily comprised of raw materials, packaging materials, work-in-progress, semi-assembled goods and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average costing method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis and uses specific identification method to make the reserves.

Research and Development Costs

Research and development costs are expensed to operation as incurred. The Company has spent $716,818, $ 640,929,, $867,903, and $236,041 on research and development for the six months ended September 30, 2008 and 2007, and the years ended December 31, 2007 and 2006, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 5% salvage value of original cost, over the estimated useful lives of the assets listed below.

Expenditures for repairs and maintenance, if not to improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (continued)

Building	20 years
Molds	5 years
Machinery &Equipment	5 years
Electronic Equipment	5 years
Computer Software	5 years
Computer Equipment	5 years
Office Equipment	5 years
Other Equipment	5 years
Automobiles	5 years
Leasehold Improvement	5 years

Income Taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Goodwill

The Company adopted SFAS No. 142, “Goodwill and Intangible Assets” (“SFAS 142”) on January 1, 2002. Under SFAS 142, goodwill is no longer amortized, but tested for impairment annually, or more frequently, if facts and circumstances warrant a review. The provisions of SFAS 142 require that a two-step test be performed to assess goodwill for impairment. First, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and no further testing is performed. The second step is performed if the carrying value exceeds the fair value. The implied fair value of the reporting unit’s goodwill must be determined and compared to the carrying value of the goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, an impairment loss equal to the difference will be recorded. The Company does not have Goodwill and Intangible Assets since 2005.

Revenue Recognition

The company revenue is derived from the sale of products. The Company recognizes revenue from the sale of products in accordance with SAB 104. Under SAB 104, product revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sale price is fixed or determinable, and collectability is reasonably assured. In general, the Company recognizes revenue upon the shipment of goods. The Company does grant customers a right to return products. Such returns are recorded as incurred and have been immaterial for all the periods presented.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued)

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets” this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

•	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
•	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
•	Permits an entity to choose 'Amortization method' or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.
•
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

•
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.

The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) ratified the provisions of Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF Issue No. 06-3 requires that the presentation of taxes within revenue-producing transactions between a seller and a customer, including but not limited to sales, use, value added, and some excise taxes, should be on either a gross (included in revenue and cost) or a net (excluded from revenue) basis. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The disclosure of those taxes can be done on an aggregate basis. EITF Issue No. 06-3 is effective for fiscal years beginning after December 15, 2006, which will be the Company’s fiscal 2008. The adoption of EITF Issue No. 06-3 did not have a material impact on the Company’s consolidated results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company has adopted the standard effective January 1, 2008 for all financial assets and liabilities as required. The adoption of SFAS 157 is not material to the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company has not adopted the standard to measure its assets or liabilities at the fair value option.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 2 - Summary of Significant Accounting Policies (Continued)

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No. 141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our consolidated financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact of adopting SFAS 161 on its consolidated financial statements.

Note 3 - Cash and Cash Equivalents

Cash and Cash Equivalents consist of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Cash on hand	$13,960	$3,497	$4,256	$10,555
Cash in bank	2,181	3,819	16,031	11,277
Total	$16,141	$7,316	$20,287	$21,832

Note 4 - Accounts Receivable

	September 30,		December 31,
	2008	2007	2007	2006
Accounts receivable	$4,753,820	$1,738,866	$2,034,481	$1,487,317
Allowance for doubtful accounts	(15,159)	(7,745)	(14,206)	(7,447)
Total	$4,738,661	$1,731,120	$2,020,275	$1,479,870

Accounts receivable consists of the following:

The provision for bad debts increased by $953, $298 , $6,759 and $4,170 for the Nine month ended September 30, 2008 and 2007, and the years ended December 31, 2007 and 2006, respectively, as follows:

	September 30,		December 31,
	2008	2007	2007	2006
Beginning of year	$14,206	$7,447	$7,447	$3,277
Addition	953	298	6,759	4,170
End of year	$15,159	$7,745	$14,206	$7,447

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 5 - Inventories

Inventory consists of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Raw materials	$2,167,565	$423,394	$467,658	$446,370
WIP		508,259	504,698	-
Finished goods	651,503	190,195	735,148	585,107
Semi-assembled goods	-	-	-	3,181
Less: Allowance for obsolete inventories	(90,845)	(82,822)	(85,132)	(79,637)
Total	$2,728,223	$1,039,026	$1,622,372	$955,021

Management uses the specific identification method to provide an allowance for obsolete or slow-moving inventory items, including finished goods and raw materials. The allowance for obsolescence increased by $5,713, $3,185, $5,495 and $60,294 for the Nine month ended September 30, 2008 and 2007, and the years ended December 31, 2007 and 2006, respectively.

	September 30,		December 31,
	2008	2007	2007	2006
Beginning of year	$85,132	$79,637	$79,637	$19,343
Additions	5,713	3,185	5,495	60,294
End of year	$90,845	$82,822	$85,132	$79,637

Note 6 - Refundable Purchase Price Paid

The Company intends to acquire a digital technology company for which they paid RMB 5,771,000 ($791,204) as a deposit. On December 31, 2007, the Company disclosed that this business combination was expected to be completed on June 30, 2008. If the transaction is not completed on time the deposit will be fully refunded.  However, on May 10, 2008, the two parties decided to delay the deal closing date to the end of August 2008 due to change of the operation circumstances from both the Company and the acquired. On July 19, 2008, both parties renegotiated and signed a refund agreement in which the digital technology company agreed to refund RMB3,000,000 (Approximately $439,000) on September 15, 2008 and RMB 2,771,000 (Approximately $405,000) on October 5, 2008 unless the merger goes forward. As of September 30, 2008, the Company has received $517,477 refund and the balance of $273,727 will be paid in October 2008.

Note 7 - Deposit Paid for Plant Renovation

In the third quarter of 2007, the Company signed a contract for new plant renovation and paid a deposit of RMB 5,000,000 (USD $685,500).  The contract was terminated in January 2008 because of new environmental regulations enforced by the local government which prohibits the establishment of a plant within the designated area. The Company then entered an agreement with the original contractor to pay a penalty of RMB 300,000 ($42,552) and the rest of the deposit would be refunded by the end of March 31, 2008. The Company has the intention to continue with the plant renovation for its business expansion therefore renegotiated and signed a supplemental agreement on March 25, 2008 and agreed upon a plan to resolve the paid-in deposit. On July 19, 2008, the two parties amended the supplemental agreement and decided that the contractor to refund RMB 2,500,000 (Approximately $365,000) on September 20, 2008 and RMB 2,200,000 (Approximately $322,000) on October 10, 2008 unless the renovation begins. As of September 30, 2008, the Company has received $ 578,701 refund and the balance of $ 106,799 will be paid in October 2008.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 8 - Fixed Assets
Fixed assets consist of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Building	$888,853	$810,358	$832,958	$779,190
Molds	310,155	76,827	130,519	70,905
Machinery and Equipments	670,613	611,390	628,442	452,348
Computer software	4,170	2,934	3,016	2,822
Office equipment	52,590	44,041	47,547	41,705
Automobiles	86,844	79,174	81,383	73,583
Leasehold improvements	128,744	117,374	120,648	109,089
Total Fixed Assets – Cost	2,141,969	1,742,098	1,844,513	1,529,642
Accumulated Depreciation	(512,929)	(291,406)	(341,321)	(170,594)
Total Fixed Assets – Net	$1,629,040	$1,450,692	$1,503,192	$1,359,048

The depreciation expenses are $147,890, $111,647, $152,660 and $87,326 for the Nine month ended September 30, 2008 and 2007, and the years ended December 31, 2007 and 2006, respectively.

	September 30,		December 31,
	2008	2007	2007	2006
Cost of goods sold	$91,164	$67,144	$125,191	$55,558
Operating expenses	56,726	44,503	27,469	31,768
Total	$147,890	$111,647	$152,660	$87,326

Note 9 - Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Accounts payable	$798,743	$950,425	$978,777	$1,027,283
Accrued liabilities	144,087	80,693	100,684	68,646
Other payables	213,598	473,566	41,130	1,796
Total	$1,156,428	$1,504,683	$1,120,591	$1,097,725

Note 10 - Various Taxes Payable

Various taxes payable consists of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Value-added taxes (VAT) payable	$52,180	$57,720	$80,115	$41,230
Business taxes			-	11,542
Other miscellaneous taxes/levies	2,087	3,713	1,162	3,063
Total	$54,267	$61,433	$81,277	$55,835

The other misc taxes/levies included City development levies and Educational levies. The City development levies and Educational levies are respectively 1% and 3% of last month VAT.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 11 - Wages Payable

The wage payable consists of the following:

	September 30,		December 31,
	2008	2007	2007	2006
Wages payable	$117,565	$98,080	$106,773	$60,496
Benefits payable	405,723	207,140	261,821	123,679
Total	$523,288	$305,220	$368,594	$184,175

Note 12 - Income Tax

As a manufacturing enterprise established in Shenzhen, PRC, the Company was entitled to a preferential Enterprise Income Tax (”EIT”) rate.  Since 2008, the local government has increased the EIT rate from 15% to 18%.  The company is currently applying for the High-Tech Enterprise title. If the application is approved by the local government, the Company will have a tax holiday of 2 years 100% exemption starting from the first profitable year, and followed by 3 years of 50% tax deduction, and after that, the Company will have to pay corporate income taxes at normal EIT rate.

The provision for taxes on earnings consists of:

	September 30,		December 31,
	2008	2007	2007	2006
Current income taxes expense:
PRC Enterprises Income Tax	$399,554	$232,845	$411,155	$249,760
United States Federal Income Tax	-		-	-
Total	$399,554	$232,845	$411,155	$249,760

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:

	September 30,		December 31,
	2008	2007	2007	2006
U.S. statutory rate	34%	34%	34%	34%
Foreign income not recognized in the U.S.	-34%	-34%	-34%	-34%
PRC preferential enterprise income tax rate	18%	15%	15%	15%
Provision for income tax	18%	15%	15%	15%

The corporate income tax payables are as follows:

	September 30,		December 31,
	2008	2007	2007	2006
Corporate income tax payable	$129,749	$91,011	$195,041	$184,511

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings in the PRC may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 13 - Due to related parties

Due to related parties consist of the following:

	September 30,			December 31,
	2008	2007		2007		2006
Due to PTL	$445,475		$-		$-	$-
Due to Vice President	73,150		-		-	7,913
	$518,625	$		$		$7,913

Guo Mingguo, Vice President of the Company, paid $73,150 to the suppliers which is included in due to related party.

For the nine months ended September 30, 2008, PTL paid an auditing fee of $100,000 on behalf of Yinlips which is included in due to related party.

The Company borrowed $345,475 as working capital from its parent company PTL. The imputed interest of $14,350 on the intercompany loans is not reflected on the company’s financial statements as this would be eliminated in consolidation.

Note 14 - Paid In Capital

The owners and their corresponding ownership interests are summarized as follows:

	September 30,			December 31,
	2008		2007	2007	2006
Zhao, Zifong	$		$114,919	$114,919	$91,935
Zhang, Weichang			6,048	6,048	29,032
Podium Technology Limited		120,967
Total		$120,967	$120,967	$120,967	$120,967

On April 9, 2007, Zhang, Weichang sold 19% of the Company's ownership that currently owned by him to Zhao, Taishen at $25,213. After this transaction, the ownership changed to Zhao, Zifong (AKA Zhao, Taishen) for 95% and Zhang, Weichang for 5%. In January 2008, Zhao, Zifong (AKA Zhao, Taishen), who owned 95% of the company’s ownership, and Zhang, Weichang, who owned 5% of the company’s ownership, sold all their ownership of the Company to Podium Technology Limited with total proceeds of RMB 1 million. On June 18, 2008, Podium Technology Limited completed the acquisition of Yinlips.

Note 15 - Statutory Reserves

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company is required to make annual appropriations to a statutory surplus reserve fund that is to allocate total 15% its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserves reach 50% of the registered capital of the Company.  The management made appropriation of $70,881 for this surplus reserve in 2005. This amount is over the 50% of the registered capital of the Company. The company does not need to make this surplus reserve any more until increasing the registered capital.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 16 - Commitments and Contingencies

Operating Lease Commitments

As of the balance sheet date, the Company has entered into several tenancy agreements in respect to the plant and the office. As of March 31, 2007 the Company’s commitments for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows:

Commitments payable
2008	$44,540
2009	37,893
2010	22,105
2011
Thereafter
$104,538

Total rental expenses are $72,217,  $55,696, $101,444, and $170,688 for the Nine months ended September 30, 2008 and 2007, and year ended December 31, 2007 and 2006, respectively.

Transaction with Podium Technology Limited

The owners of the Company signed the Equity Transfer Agreement with Podium Technology Limited on December 27, 2007 and agreed to sell 100% ownership to Podium Technology Limited. Podium Technology Limited (“PTL”) was established on July 3, 2007 in British Virgin Islands and is an investment holding company. The transfer price is base on the negotiation between the two parties in the Company’s registered capital, RMB one million.  This agreement has approved by Shenzhen authorities in January, 2008. The two parties agreed that the first payment, 10% of the total consideration, will be in April 2008 and the rest of the purchase price will pay in six months. On April 29, 2008, PTL paid $14,893 to Yinlips’ owners and on June 18, 2008, paid $122,943. After these payments, PTL fully paid the necessary consideration. As of June 18, 2008, PTL completed the acquisition of Yinlips and the Company became wholly-owned subsidiary of PTL.

Refundable Purchase Price Paid

The Company intends to acquire a digital technology company for which they paid RMB 5,771,000 ($791,204) as a deposit. On December 31, 2007, the Company disclosed that this business combination was expected to be completed on June 30, 2008. If the transaction is not completed on time the deposit will be fully refunded.  However, on May 10, 2008, the two parties decided to delay the deal closing date to the end of August 2008 due to change of the operation circumstances from both the Company and the acquired. On July 19, 2008, both parties renegotiated and signed a refund agreement in which the digital technology company agreed to refund RMB3,000,000 (Approximately $439,000)  on September 15, 2008 and RMB 2,771,000 (Approximately $405,000) on October 5, 2008 unless the merger goes forward. As of September 30, 2008, the Company had received $517,477 refund and the balance of $273,727 will be paid on October 2008 according to the agreement between the two sides.

Deposit Paid for Plant Renovation

In the third quarter of 2007, the Company signed a contract for new plant renovation and paid a deposit of RMB 5,000,000 (USD $685,500).  The contract was terminated in January 2008 because of new environmental regulations enforced by the local government which prohibits the establishment of a plant within the designated area. The Company then entered an agreement with the original contractor to pay a penalty of RMB 300,000 ($42,552) and the rest of the deposit would be refunded by the end of March 31, 2008. The Company has the intention to continue with the plant renovation for its business expansion therefore renegotiated and signed a supplemental agreement on March 25, 2008 and agreed upon a plan to resolve the paid-in deposit. On July 19, 2008, the two parties amended the supplemental agreement and decided that the contractor to refund RMB 2,500,000 (Approximately $365,000) on September 20, 2008 and RMB 2,200,000 (Approximately $322,000) on October 10, 2008 unless the renovation begins. As of September 30, 2008, the Company had received $578,701 refund. The balance of $106,799 will be paid in October 2008 according to the agreement between the two sides.

Yinlips Digital Technology (Shenzhen) Co., Ltd.
Notes to Financial Statements
(Amounts and disclosures at and for the nine months ended September 30, 2008 and 2007 are unaudited)

Note 17 - Current Vulnerability Due to Certain Concentrations

The Company’s operations are all carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

400,000 Shares of Common Stock

Yinlips Technology, Inc.

PROSPECTUS

WestPark Capital, Inc.

Until __________, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

__________, 2009

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated January 13, 2009

4,838,941 SHARES

Yinlips Technology, Inc.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 4,838,941 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders.  The selling stockholders named herein may be deemed underwriters of the shares of common stock which they are offering.
________________

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  We intend to apply for listing of our common stock on NYSE Alternext US (formerly known as the American Stock Exchange).  We propose to obtain the trading symbol “YTI.”

Once, and if, our shares of common stock are quoted on the NYSE Alternext US and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the NYSE Alternext US at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 4.

________________

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
________________

The Date of This Prospectus Is: ____________________, 2009

[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	25
USE OF PROCEEDS	26
DIVIDEND POLICY	26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
ACCOUNTING FOR THE SHARE AND EXCHANGE	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
DESCRIPTION OF BUSINESS	39
MANAGEMENT	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
DESCRIPTION OF SECURITIES	61
SHARES ELIGIBLE FOR FUTURE SALE	65
SELLING STOCKHOLDERS	68A
PLAN OF DISTRIBUTION	68
LEGAL MATTERS	70
EXPERTS	70
ADDITIONAL INFORMATION	70
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-8

________________

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	4,838,941 shares (1)

Common stock outstanding	12,164,378 shares (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
________
(1)
Includes 135,745 shares of common stock that are issuable upon the exercise of outstanding warrants and 4,473,583 shares of common stock that are issuable upon the conversion of outstanding Series A Convertible Preferred Stock.

(2)
The number of shares of our common stock outstanding as of January 13, 2009 after giving effect to the Series A Conversion, excludes (i) up to 400,000 shares of our common stock (excluding an underwriter’s option to purchase an additional 60,000 shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith, and (ii) 965,091 shares of common stock that are issuable upon the exercise of outstanding warrants.

Selling stockholders holding an aggregate of 4,473,583 shares of common stock underlying Series A Convertible Preferred Stock have agreed not to sell any of these shares until 90 days after our common stock begins to be listed or quoted on either the New York Stock Exchange, NYSE Alternext US (formerly known as the American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, when one-twelfth of their shares will be released from the lock-up restrictions, and after which their shares will automatically be released from the lock-up restrictions every 30 days in eleven equal installments.

[3]

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

[26]

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;

•	the percentage owned by each stockholder prior to completion of the offering;

•	the total number of shares that are to be offered for each stockholder;

•	the total number of shares that will be owned by each stockholder upon completion of the offering; and

•	the percentage owned by each stockholder upon completion of the offering.

On October 31, 2008, we closed a private placement transaction pursuant to which we sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock at $1.10 per share, for gross proceeds of approximately $4.9 million (the “Private Placement”).  WestPark Capital, Inc., the placement agent for the Private Placement, was paid a commission equal to 9% of the gross proceeds from the financing, in addition to a $90,000 success fee for the Share and Warrant Exchange, for an aggregate fee of approximately $533,000.

On November 14, 2008, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right (the “SRKP 17 Share and Warrant Cancellation”). Pursuant to the SRKP 17 Share and Warrant Cancellation, an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by certain of our stockholders and warrantholders prior to the Share and Warrant Exchange were cancelled.

We agreed to file a registration statement covering the common stock underlying the Series A Convertible Preferred Stock sold in the Private Placement within 60 days of the closing of the Share and Warrant Exchange pursuant to the subscription agreement entered into with each investor. The investors in the Private Placement also entered into a lock-up agreement pursuant to which they agreed not to sell their shares until 90 days after our common stock is listed or quoted on either the New York Stock Exchange, NYSE Alternext US (formerly known as the American Stock Exchange), NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, at which time one-twelfth of their shares will be released from the lock-up restrictions, and after which their shares will automatically be released from the lock-up restrictions every 30 days in eleven equal installments.  The 4,473,583 shares of common stock underlying the Series A Convertible Preferred Stock are being registered under this prospectus.

Furthermore, pursuant to the terms of the Share and Warrant Exchange, we agreed to register the 1,125,000 shares of common stock and the 665,091 shares of common stock underlying the warrants held by our stockholders immediately prior to the Share and Warrant Exchange. Of the shares, 229,613 shares of common stock and 135,745 shares of common stock underlying warrants are included in the registration statement of which this prospectus is a part and 895,387 shares of common stock and 529,346 shares of common stock underlying warrants will be included in a subsequent registration statement filed by us on or before July 23, 2009, which is 10 days after the end of the six-month period that immediately follows the date on which we file the registration statement of which this prospectus is a part.

[68A]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Continuum Capital Partners, LP 50 Broad St. Suite 1711 New York, NY 10004-2337	454,545	(3)	3.73%	454,545	—	—
Micro Pipe Fund I, LLC 155 Revere Drive, Suite 10 Northbrook, IL 66062-1555	454,545	(4)	3.73%	454,545	—	—
Schwartzberg, Debbie 269 S. Beverly Drive Beverly Hills, CA 90212	302,705	(5)	2.48%	302,705	—	—
RBC Dexia Investor Services Trust ITF A/C 160754002 Trillion Growth China LP 10th Floor, Bankers Hall West Tower 888 3rd Street S.W. Calgary, AB T2P5C5	272,727	(6)	2.24%	272,727	—	—
J&N Invest LLC 152 E. 9th St. Lakewood, NJ 08701-2029	272,647	(7)	2.24%	272,647	—	—
Delaware Charter Tax ID #51- 0099493 FBO David H Clarke R/O IRA #2056-8346 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	200,000	(8)	1.64%	200,000	—	—
MKM Opportunity Master Fund, Ltd. 644 Broadway, 4th Floor New York, NY 10012-2301	181,818	(9)	*	181,818	—	—
Rosenberg, Jonathan 19 Cliff Street West Orange, NJ 07052-2136	136,364		*	136,364	—	—
Delaware Charter Tax ID #51- 0099493 FBO Linda Rosenberg IRA #3570-9445 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	113,636	(10)	*	113,636	—	—
Colman, Fredric 165 Harcross Rd. Woodside, CA 94062-2315	100,000		*	100,000	—	—

[68B]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Kagel Family Trust 1801 Century Park W., #2500 Los Angeles, CA 90067-6401	100,000	(11)	*	100,000	—	—
Kuber, Douglas 110 Green Street, Suite 600 New York, NY 10012	100,000		*	100,000	—	—
Berg, Howard 170 William St. 5th Fl. New York, NY 10012	90,909		*	90,909	—	—
Schwartzberg, Gil 269 S. Beverly Drive Beverly Hills, CA 90212	90,909		*	90,909	—	—
Berdon Ventures LLC 37 Westerleigh Road Purchase, NY 10577-2506	90,000	(12)	*	90,000	—	—
Metsch, Christine 7 Sundale Place Scarsdale, NY 10583-1234	90,000		*	90,000	—	—
Delaware Charter Tax ID #51- 0099493 FBO Paul Masters IRA #6910-2620 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	68,200	(13)	*	68,200	—	—
Frisco, Janine 200 Oceangate, Suite 1500 Long Beach, CA 90802-4302	62,653	(14)	*	62,653	—	—
Gerlach, S and L. Gerlach TTE for Stan Gerlech, Inc. FBO Linda Gerlach Jr. 16011 Miami Way Pacific Palisades, CA 90272-4232	54,545	(15)	*	54,545	—	—
The BDB Irrevocable Family Trust 3975 highland Drive, #6 Salt Lake City, UT 84124-16144	50,000	(16)	*	50,000	—	—
Darwin, C. Barnes, II 5202 Court of York Houston, TX 77069-1938	50,000		*	50,000	—	—
CEMG, Inc. Retirement Fund, FBO Richard Taraska	45,455	(17)	*	45,455	—	—

[68C]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Michael A. Fitzgerald IRA 6824 Creekside Road Clarksville, MD 21029	45,455	(18)	*	45,455	—	—
Delaware Charter Tax ID #51- 0099493 FBO S Michael Rosenberg IRA #5993-9479 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	45,455	(19)	*	45,455	—	—
Tangiers Investors, LP 1446 Front St., Suite 400 San Diego, CA 92101	45,455	(20)	*	45,455	—	—
Boyer, David P.O. Box 672171 Chugiak, AK 99567-2171	40,000		*	40,000	—	—
Nielsen, Mark 572 25th Street Hermosa Beach, CA 90254-2623	40,000		*	40,000	—	—
Pawliger, Richard Alan 5425 Powers Ferry Road Atlanta, GA 30327-4604	40,000		*	40,000	—	—
Izmirian, George Glenn 3381 Venture Dr. Huntington Beach, CA 92649-2552	36,400		*	36,400	—	—
Miriam S. Mooney Trust, F/B/O Joan Connolly 1714 Hoban Rd. NW Washington, DC 20007-2050	36,364	(21)	*	36,364	—	—
Hoefer, Richard and Donna 42239 Nottingwood Ct. Northville, MI 48168-2024	31,818		*	31,818	—	—
Collins, William and Ann 64 Uppder Loudon Rd. Loudonville, NY 12211	30,000		*	30,000	—	—
Lahr, John 3570 Outlook Avenue Cincinnati, OH 45208	30,000		*	30,000	—	—
Merkel, Charles 30 Delta Ave., P.O. Box 1388 Clarksdale, MS 38614-2702	28,636		*	28,636	—	—

[68D]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Glantz, Michael 15760 Ventura Blvd. #1520 Encino, CA 91436-3005	27,273		*	27,273	—	—
Miriam S. Mooney Trust, F/B/O Catherine Sotto 1714 Hoban Rd. NW Washington, DC 20007-2050	27,273	(22)	*	27,273	—	—
The David N. Sterling Trust 269 S. Beverly Drive Beverly Hills, CA 90212	25,225	(23)	*	25,225	—	—
The Julie Schwartzberg Trust 269 S. Beverly Drive Beverly Hills, CA 90212	25,225	(24)	*	25,225	—	—
Kendall, Peter P.O. Box 5367, 267 Circuit St. Norwell, MA 02061-2135	25,000		*	25,000	—	—
Reiff, Jerry 5707 Lyon Court Calabassas, CA 91302-3453	25,000		*	25,000	—	—
Seaton, Arlene Renee 12 West Route 304 Bardonia, NY 10954-2017	25,000		*	25,000	—	—
Stange, David 392 Bent Creek Lane Sherman, TX 75090-5233	25,000		*	25,000	—	—
John Rogers IRA 2161 Peachtree Rd. NE, #503 Atlanta, GA 30309-1372	23,000	(25)	*	23,000	—	—
Moore, Jon Thomas 5828 Colfax Ave. #16 North Hollywood, CA 91601-1028	23,000		*	23,000	—	—
Arnold, Palmer 15414 Carrillon Estates Blvd. Tampa FL 33625-3304	22,727		*	22,727	—	—
Behiels, Brent 336 Pumphill Gardens S.W. Calgary, Alberta, Canada T2V4M7	22,727		*	22,727	—	—
Hardy, John White 2920 Foothill dr. Provo, UY 84604	22,727		*	22,727	—	—

[68E]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Jelcada, L.P. 1714 Hoban Rd. NW Washington, DC 20007-2050	22,727	(26)	*	22,727	—	—
Katz, David P.O. Box 212 59 Alder Lane North Falmouth, MA 02556-2935	22,727		*	22,727	—	—
Lurie, William L. 4000 Island Blvd. #1704 Aventura, FL 33160-2537	22,727		*	22,727	—	—
MSL Investment Associates LLC 840 Shore Rd., #5D Long Beach, NY 11561	22,727	(27)	*	22,727	—	—
Schnapper, Jeffrey 275 Route 304 Bardonia, NY 10954-2017	22,727		*	22,727	—	—
Silverberg, Lawrence 130 E. 35th Street New York, NY 10016-3807	22,727		*	22,727	—	—
Smith, Robin 930 Fifth Ave., 8H New York, NY 10021-2651	22,727		*	22,727	—	—
Vago, Steve Frishman 12 Raanana, Israel 43226	22,727		*	22,727	—	—
Williams, Frederick McCullah 1409 Redwing Lane Broomfield, CO 80020-1260	22,727		*	22,727	—	—
Magalnick, Daniel 52 Coopermine Rd. Topsfield, MA 01983-2019	20,000		*	20,000	—	—
Quave, Gerald 5214 Finisterre Dr. Panama City Beach, FL 33019	20,000		*	20,000	—	—
Rosenblatt, Marvin 80 Weston St. Hartford, CT 06120-1504	20,000		*	20,000	—	—
Sinclair, David 15 Beechwood Avenue London N3 3AU, UK	19,600		*	19,600	—	—

[68F]

[RESALE PROSPECTUS ALTERNATE PAGE]
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Chazanovitz, David 31 Deerhaven Dr. Nashua, NH 03064-1122	18,182		*	18,182	—	—
Michell J. Lipcon Profit Sharing Keough Plan 9100 S. Dadeland Blvd., Suite 400 Miami, FL 33156-7812	18,182	(28)	*	18,182	—	—
Jasper, Scott Francis 2601 Hidden Valley TRL Sherman, TX 75092	13,636		*	13,636	—	—
Yablonsky, Mitchell 215 Merrymount St. Staten Island, NY 10314-4844	12,500		*	12,500	—	—
Elenio, Francis 363 Chestnut St. Ridgefield, NJ 07657-2603	11,364		*	11,364	—	—
Phoenix Capital Worldwide LP 20 West 20th St., Suite 217 New York, NY 10011	11,364	(29)	*	11,364	—	—
DePhilippis, Robert 531 Flower St. Chula Vista, CA 91910-2227	10,909		*	10,909	—	—
Robb, Harry and Ann 614 Masthope Plank Rd. Lackawaxen, PA 18435-1779	10,909		*	10,909	—	—
Berry, Alan and Susan 3301 South Ocean Drive Hollywood Beach, FL 33019	10,000		*	10,000	—	—
Borell, Martin 1560 Gulf Blvd. #1006 Clearwater, FL 33767-2901	10,000		*	10,000	—	—
Centauro, George 9556 Bridgebrook Dr. Boca Raton, FL 33496-1026	10,000		*	10,000	—	—
Centauro, Richard 22808 Horeshoe Way Boca Raton, FL 33428-5505	10,000		*	10,000	—	—
David M. Sandri Living Trust DTD 12/23/03 P.O. Box 660499 Miami, FL 33266	10,000	(30)	*	10,000	—	—

[68G]

[RESALE PROSPECTUS ALTERNATE PAGE]
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Dorfman, David 9291 Nugent Trail West Palm Beach, FL 33411-5327	10,000	*	10,000	—	—
Fishman, Mildred 5888 S. End Lake Dr. Boynton Beach, FL 33437	10,000	*	10,000	—	—
Getz, Norman W. 1000 W. Morehead St. Suite M-100 Charlotte, NC 29208-5338	10,000	*	10,000	—	—
Grossman, Michael 8506 Monument Oak Boerne, TX 78015-6514	10,000	*	10,000	—	—
Hall, Warren 17546 Tuscan Dr. Granada Hills, CA 91344-1057	10,000	*	10,000	—	—
Izes, Howard 7900 Old York Rd., #901A Elkins Park, PA 19027-2307	10,000	*	10,000	—	—
Jerkins, Ken 109 Flagler Ln. West Palm Beach, FL 33407-4405	10,000	*	10,000	—	—
Kuncher, John & Awilda Quinones-Kuncher	10,000	*	10,000	—	—
Licata, Steven and Jennifer 6242 Hammock Park Rd. West Palm Beach, FL 33411-6456	10,000	*	10,000	—	—
Lowe, Joan A. 7538 Glendevon Lane Delray Beach, FL 33446-2803	10,000	*	10,000	—	—
Matt, Jamie 1028 SE Fleming Way Stuart, FL 34997-1558	10,000	*	10,000	—	—
McCormick, Toni 5551 NE 33rd Ave. Fort Lauderdale, FL 33308-3406	10,000	*	10,000	—	—
Meng, Philip G. 5390 Pennock Point Rd. Jupiter, FL 33458-3478	10,000	*	10,000	—	—

[68H]

[RESALE PROSPECTUS ALTERNATE PAGE]
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Palmatier, Steven 191 Balf Rd. Norwich, NY 13815-3636	10,000		*	10,000	—	—
Reiffenberger, William and Jacalyn 513 20th Ave. NW Watertown, SD 57201-8307	10,000		*	10,000	—	—
Rosenblatt, Kenneth 232 Echo Dr. Vernon, CT 06066	10,000		*	10,000	—	—
Sandri, Roy 9489 NW 47 Ter Doral FL 33178	10,000		*	10,000	—	—
Stein, Rosa 2801 NE 26th Place Fort Lauderdale, FL 33306-1908	10,000		*	10,000	—	—
Weatherly, Lloyd Wesley 143 Blue Heron Circle Pagosa Spring, CO 81147	10,000		*	10,000	—	—
Whittle, Brian A. Marsh Wood House 56 Ravensden Rd. Renhold, Bedfordshire, MK41OJY	10,000		*	10,000	—	—
Delaware Charter Tax ID #51- 0099493 FBO Craig J Hornberger R/O IRA #7903-4845 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	9,091	(31)	*	9,091	—	—
Dalbey, Diane 5658 Etiwanda Ave. #3 Tarzana, CA 91356-2703	9,091		*	9,091	—	—
Fendley, Steven 1 Chisholm Trail, Suite 3200 Round Rock, TX 78681	9,091		*	9,091	—	—
Diaz, Jose 110 N. Federal Highway #1507 Fort Lauderdale, FL 33301-1116	7,273		*	7,273	—	—
Izes, Bernard and Selma 816 Nathaniel Trail Warwick, PA 18974-6150	7,000		*	7,000	—	—

[68I]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Delaware Charter Tax ID #51- 0099493 FBO James Walker IRA #1376-4051 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	7,000	(32)	*	7,000	—	—
Delaware Charter Tax ID #51- 0099493 FBO Rita Reyes IRA #1953-5677 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	6,818	(33)	*	6,818	—	—
Delaware Charter Tax ID #51- 0099493 FBO Sasson Joury IRA #5009-9287 c/o Legent Clearing 9300 Underwood, Suite 400 Omaha, NE 68114	5,375	(34)	*	5,375	—	—
Bush, Darin 15 Middlesex Dr. Fort Lauderdale, FL 33305-3907	5,000		*	5,000	—	—
Bushansky, Stephen 2575 Palisade Ave., #6L Bronx, NY 10463-6133	5,000		*	5,000	—	—
DeCotis, James and Lynita 800 NE 74th St. Boca Raton, FL 33487	5,000		*	5,000	—	—
Feldman, Bonnie Michelle 2823 NE 26th Pl. Fort Lauderdale, FL 33306-1908	5,000		*	5,000	—	—
Huber, Raymond and Joan 202 Lakeside Dr. Clintonville, WI 54929-1060	5,000		*	5,000	—	—
Stancil, Donald 8106 150th St. E. Puyallop, WA 98375-8438	5,000		*	5,000	—	—
Forrer, John 1714 Hoben Rd. NW Washington, DC 20007-2050	4,545		*	4,545	—	—

[68J]

[RESALE PROSPECTUS ALTERNATE PAGE]

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Hamburger, Julian 41 Bennett Ave. #63 New York, NY 10033-3065	2,500	*	2,500	—	—
____________

*	Indicates less than 1.0%.

(1)
Based on 12,164,378 shares of common stock outstanding as of the date of this prospectus after giving effect to the Series A Conversion.  The number of shares of our common stock outstanding excludes (i) up to 400,000 shares of our common stock to be offered by us in a firm commitment public offering concurrently herewith (excluding the underwriter’s over-allotment of 60,000 shares of common stock) and (ii) 965,091 shares of common stock that are issuable upon the exercise of outstanding warrants.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)	Gil N. Schwartzberg and Jeffrey S. Ramson, as co-managers, have voting and investment control over the shares owned by this entity. Mr. Schwartzberg is the spouse of Debbie Schwartzberg

(4)	Randall S. Goulding, as Investment Advisor, has voting and investment control over the shares owned by this entity.

(5)
Includes 158,532 shares of common stock and warrants to purchase 93,723 shares of common stock owned by Ms. Schwartzberg.  Also includes 25,225 shares of common stock and warrants to purchase 25,225 shares of common stock owned by each the Julie Schwartzberg Trust and the David N. Sterling Trust (the “Schwartzberg Trusts”).  Ms. Schwartzberg, as Trustee of the Schwartzberg Trusts may be deemed the indirect beneficial owner of these securities since she has sole voting and investment control over the securities.

(6)	Corey Mitchell, as President, has voting and investment control over the shares owned by this entity.

(7)	Jeffrey Rubin, as manager, has voting and investment control over the shares owned by this entity.

(8)	David H. Clarke has voting and investment control over the shares owned by this entity.

(9)	David Skirloff, as Portfolio Manager, has voting and investment control over the shares owned by this entity.

(10)	Linda Rosenberg has voting and investment control over the shares owned by this entity.

(11)	David L. Kagel, as trustee, has voting and investment control over the shares owned by this entity.

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(12)
Frederick Berdon, as Managing Member, has voting and investment control over the shares owned by this entity.  Based on information provided to us by this selling shareholder, it is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(13)
Paul Masters has voting and investment control over the shares owned by this entity.  Based on information provided to us by this selling shareholder, it is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(14)	Includes 39,275 shares of common stock and warrants to purchase 23,278 shares of common stock.

(15)	Stanley Wayne Gerlach, Jr. and Linda B. Gerlach, as trustees, president and secretary, have voting and investment control over the shares owned by this entity.

(16)	Duane H. Butcher, as trustee, has voting and investment control over the shares owned by this entity.

(17)	Richard Taraska, as trustee, has voting and investment control over the shares owned by this entity.

(18)	Michael Fitzgerald has voting and investment control over the shares owned by this entity.

(19)	Michael Rosenberg has voting and investment control over the shares owned by this entity.

(20)	Michael Sobeck, as managing member of the general partner, has voting and investment control over the shares owned by this entity.

(21)	John O. Forrer, as trustee, has voting and investment control over the shares owned by this entity.

(22)	John O. Forrer, as trustee, has voting and investment control over the shares owned by this entity.

(23)	Includes 15,853 shares of common stock and warrants to purchase 9,372 shares of common stock. Debbie Schwartzberg, as trustee, has voting and investment control over the shares owned by this entity.

(24)	Includes 15,853 shares of common stock and warrants to purchase 9,372 shares of common stock. Debbie Schwartzberg, as trustee, has voting and investment control over the shares owned by this entity.

(25)	John Rogers has voting and investment control over the shares owned by this entity.

(26)	John O. Forrer, as general partner, has voting and investment control over the shares owned by this entity.

(27)	Marilyn Lefkowitz, as manager, has voting and investment control over the shares owned by this entity.

(28)	Mitchell Lipcon, as trustee, has voting and investment control over the shares owned by this entity.

(29)	Jason Koniov, as general partner, has voting and investment control over the shares owned by this entity.

(30)	David M. Sandri, as trustee, has voting and investment control over the shares owned by this entity.

(31)	Craig Hornberger has voting and investment control over the shares owned by this entity.

(32)	James Walker has voting and investment control over the shares owned by this entity.

(33)	Rita Reyes has voting and investment control over the shares owned by this entity.

(34)	Sasson Joury has voting and investment control over the shares owned by this entity.

Except as described above and in this Selling Stockholders section, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years.

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PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  The maximum commission or discount to be received by any FINRA member or independent broker-dealer, however, will not be greater than eight (8) percent for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

WestPark Capital, Inc., underwriter of up to 400,000 shares of our common stock (excluding an underwriter’s option to purchase an additional 60,000 shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith, may dispose of shares on behalf of its account holders who are also selling stockholders. The maximum commission or discount to be received by WestPark Capital will not be greater than eight percent (8%) for the sale of any securities being registered hereunder.  Additionally, any securities acquired by any participating FINRA members during the 180-day period preceding the date of the filing of the prospectus with the Commission will be subject to lock-up restrictions under NASD Conduct Rule 2710(g), unless an exemption is available under Conduct Rule 2710(g)(2).  Conduct Rule 2710(g) provides that such securities shall not be sold during our public offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of sales of our public offering.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two (2) business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by K&L Gates LLP, Los Angeles, California.  Legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. K&L Gates LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

Our financial statements as of December 31, 2007 and for the year ended December 31, 2007 appearing in this prospectus and registration statement have been audited by AJ. Robbins, P.C., Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2007 and for the year ended December 31, 2007 for Podium Digital Technology appearing in this prospectus and registration statement have been audited by Kempisty & Company Certified Public Accountants PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 for Yinlips Digital Technology (Shenzhen) Co., Ltd. appearing in this prospectus and registration statement have been audited by Kempisty & Company Certified Public Accountants PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information, are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee(1)	$833
FINRA Filing Fee(1)	2,619
NYSE Alternext US Listing Fee(1)	(2)
Transfer Agent Fees	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Blue Sky/ Underwriter’s counsel fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	All amounts are estimates other than the Commission’s registration fee, FINRA filing fee and NYSE Alternext US listing fee.
(2)	To be added by amendment.

Item 14. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share and Warrant Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent sales of unregistered securities

On November 14, 2008, Zhao Zifeng, our Chief Executive Officer and Chairman of the Board, purchased 6,500,000 shares of our common stock at a per share purchase price of $0.415 (the “Purchase Right”). Each of the shareholders and warrantholders of SRKP 17 prior to the Share and Warrant Exchange agreed to cancel 0.91867 shares of common stock and warrants to purchase 0.98943 shares of common stock held by each of them for each one (1) share of common stock purchased by Mr. Zhao pursuant to the Purchase Right (the “SRKP 17 Share and Warrant Cancellation”). Pursuant to the SRKP 17 Share and Warrant Cancellation, an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by certain of our stockholders and warrantholders prior to the Share and Warrant Exchange were cancelled.

On October 31, 2008, we closed a private placement (the “Private Placement”). We received gross proceeds of approximately $4.9 million in a private placement transaction. Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 4,473,583 shares of Series A Convertible Preferred Stock at a price of $1.10 per share. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

The placement agent earned a placement fee equal to 9% of the funds placed in the Private Placement, in addition to a success fee of $90,000, for an aggregate fee of $533,000.

On October 17, 2008, pursuant to the terms of the Exchange Agreement entered into by and among SRKP 17, Inc. (“SRKP 17”), Podium Technology Limited, a British Virgin Islands corporation (“Podium”), and the sole shareholder and the warrantholders of Podium (as described in Item 2.01 above), SRKP 17 issued 65,795 shares of common stock to the shareholder of Podium in exchange for all of the issued and outstanding shares of Podium and warrants to purchase 300,000 shares of common stock at an exercise price of $1.10 per share to the warrantholders of Podium in exchange for all of the issued and outstanding warrants of Podium. The securities were offered and issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The shareholder and warrantholders of Podium qualified as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

On May 30, 2008, prior to the closing of the Share and Warrant Exchange, Podium received gross proceeds of $600,000 in a bridge financing transaction (the “Bridge Financing”), in which it issued two promissory notes in an aggregate principal amount of $600,000, bearing interest at a rate of 12% per year (the “Bridge Notes”). Pursuant to the terms of the Note and Warrant Purchase Agreement entered into with Triple Growth China LP and Midsouth Investor Fund LP, Podium also issued the lenders five-year warrants to purchase an aggregate of 300,000 shares of Podium common stock (the “Bridge Warrants”). The exercise price for the shares underlying each Bridge Warrant is $1.10. Podium used the proceeds of the Bridge Financing for general corporate purposes, including working capital. The securities were offered and issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The investors qualified as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 3, 2007, SRKP 17 issued 7,096,390 shares of common stock for an aggregate cash consideration of $5,000 and warrants to purchase 7,096,390 shares of common stock at an exercise price of $0.0001 per share for an aggregate cash consideration of $2,500. SRKP 17 sold these shares of common stock and warrants under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Upon the full exercise of the Purchase Right, the shareholders of SRKP 17 agreed to the cancellation of an aggregate of 5,971,390 shares of common stock and warrants to purchase 6,431,299 shares of common stock held by them.

Item 16. Exhibits

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement.

2.1
Restated and Amended Equity Transfer Agreement dated as of September 22, 2008 by and among Zhao Zifeng, Zhang Weiqiang and Podium Technology Limited (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

2.2
Share and Warrant Exchange Agreement, dated as of September 22, 2008, by and among the Registrant, Podium Technology Limited. Yinlips Digital Technology (Shenzhen) Co., Ltd., and all of the shareholders and warrantholders of Podium Technology Limited (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-52930) filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-52930) filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on October 15, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on October 20, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

5.1*	Opinion of K&L Gates LLP.

5.2*	Opinion of Han Kun Law Offices.

10.1
Note and Warrant Purchase Agreement dated May 30, 2008 by and among Podium Technology Limited, Trillion Growth China LP and Midsouth Investor Fund LP (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.2	Form of Promissory Note (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.3	Form of Warrant (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.4	Form of Subscription Agreement (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.5
Registration Rights Agreement dated October 17, 2008 entered into by and between the Registrant and the Shareholders (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.6
Share and Warrant Cancellation Agreement dated October 17, 2008 entered into by and between the Registrant and the Shareholders (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.7
Form of 2008 Employment Agreement entered into with executive officers indicated in Schedule A attached to the Form of Agreement (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.8
Real Estate Purchase Contract dated August 15, 2006 entered into by and between Yinlips Digital Technology (Shenzhen) Co., Ltd. and Zhao Zifeng (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.9
Patent License Agreement dated October 4, 2008 entered into by and between Yinlips Digital Technology (Shenzhen) Co., Ltd. and Zhao Zifeng (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.10
Common Stock Purchase Agreement dated November 14, 2008 by and between Yinlips Technology, Inc. and Zhao Zifeng (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2008).

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated October 21, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

23.1	Consent of AJ. Robbins, P.C., Certified Public Accountants.

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C., for Podium Technology Limited.

23.3	Consent of Kempisty & Company, Certified Public Accountants, P.C., for Yinlips Digital Technology (Shenzhen) Co., Ltd .

23.4 *	Consent of K&L Gates LLP (contained in Exhibit 5.1).

23.5 *	Consent of Han Kun Law Offices (contained in Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

*  To be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on the 13th day of January, 2009.

YINLIPS TECHNOLOGY, INC.

By:	/s/ Zhao Zifeng
Name	Zhao Zifeng
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhao Zifeng, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-1 (including post-effective amendments)  and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Zhao Zifeng	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 13, 2009
Zhao Zifeng

/s/ Simon Zhang	Chief Financial Officer (Principal Financial Officer)	January 13, 2009
Simon Zhang

/s/ Wang Xinggui	Financial Controller (Principal Accounting Officer)	January 13, 2009
Wang Xinggui

/s/ Wong Kwok-Fu	Director	January 13, 2009
Wong Kwok-Fu

/s/ Lawrence Kwok-Yan Chan	Director	January 13, 2009
Lawrence Kwok-Yan Chan

/s/ Li Sen	Director	January 13, 2009
Li Sen

/s/ Li Feng	Director	January 13, 2009
Li Feng

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement.

2.1
Restated and Amended Equity Transfer Agreement dated as of September 22, 2008 by and among Zhao Zifeng, Zhang Weiqiang and Podium Technology Limited (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

2.2
Share and Warrant Exchange Agreement, dated as of September 22, 2008, by and among the Registrant, Podium Technology Limited. Yinlips Digital Technology (Shenzhen) Co., Ltd., and all of the shareholders and warrantholders of Podium Technology Limited (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-52930) filed with the Securities and Exchange Commission on November 26, 2007).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-52930) filed with the Securities and Exchange Commission on November 26, 2007).

3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Office of Secretary of State of Delaware on October 15, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

3.4
Certificate of Ownership and Merger effecting name change filed with the Office of Secretary of State of Delaware on October 20, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

5.1*	Opinion of K&L Gates LLP.

5.2*	Opinion of Han Kun Law Offices.

10.1
Note and Warrant Purchase Agreement dated May 30, 2008 by and among Podium Technology Limited, Trillion Growth China LP and Midsouth Investor Fund LP (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.2	Form of Promissory Note (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.3	Form of Warrant (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.4	Form of Subscription Agreement (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.5
Registration Rights Agreement dated October 17, 2008 entered into by and between the Registrant and the Shareholders (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.6
Share and Warrant Cancellation Agreement dated October 17, 2008 entered into by and between the Registrant and the Shareholders (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.7
Form of 2008 Employment Agreement entered into with executive officers indicated in Schedule A attached to the Form of Agreement (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.8
Real Estate Purchase Contract dated August 15, 2006 entered into by and between Yinlips Digital Technology (Shenzhen) Co., Ltd. and Zhao Zifeng (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.9
Patent License Agreement dated October 4, 2008 entered into by and between Yinlips Digital Technology (Shenzhen) Co., Ltd. and Zhao Zifeng (translated to English) (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

10.10
Common Stock Purchase Agreement dated November 14, 2008 by and between Yinlips Technology, Inc. and Zhao Zifeng (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2008).

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated October 21, 2008 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2008).

23.1	Consent of AJ. Robbins, P.C., Certified Public Accountants.

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C., for Podium Technology Limited.

23.3	Consent of Kempisty & Company, Certified Public Accountants, P.C., for Yinlips Digital Technology (Shenzhen) Co., Ltd .

23.4 *	Consent of K&L Gates LLP (contained in Exhibit 5.1).

23.5 *	Consent of Han Kun Law Offices (contained in Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

*  To be filed by amendment.